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                                                                    EXHIBIT 4.04

                                CREDIT AGREEMENT

           THIS CREDIT AGREEMENT, dated as of March 8, 2002, is entered into by and among:

                      (1) FLEXTRONICS INTERNATIONAL LTD., a Singapore corporation ("FIL") acting, subject to Paragraph 8.15 hereof, through its Hong Kong branch, and each of the Subsidiaries of FIL designated as borrowers from time to time, as approved by all Lenders, the Issuing Bank and Guarantors hereunder (such subsidiaries to be referred to herein collectively as "Designated Borrowers");

                      (2) Each of the financial institutions from time to time listed in Schedule I hereto, as amended from time to time (such financial institutions to be referred to herein collectively as "Lenders");

                      (3) ABN AMRO BANK N.V. ("ABN AMRO"), as agent for the Lenders (in such capacity, "Agent");

                      (4) ABN AMRO and FLEET NATIONAL BANK, as co-lead arrangers (collectively, in such capacity, the "Co-Arrangers");

                      (5) DEUTSCHE BANC ALEX. BROWN INC., BANK OF AMERICA, N.A., CITICORP USA, INC. and FLEET NATIONAL BANK, as co-syndication agents (collectively, in such capacity, the "Co-Syndication Agents");

                      (6) THE BANK OF NOVA SCOTIA, as senior managing agent (in such capacity, the "Senior Managing Agent");

                      (7) BNP PARIBAS and CREDIT SUISSE FIRST BOSTON, as managing agents (collectively, in such capacity, the "Managing Agents"); and

                      (8) FLEET NATIONAL BANK, as the issuer of letters of credit under Subparagraph 2.01(b), (in such capacity, the "Issuing Bank").

                                    RECITALS

           A. FIL has requested Lenders to provide certain credit facilities to FIL and Designated Borrowers (collectively, "Borrowers").

           B. Lenders are willing to provide such credit facilities upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

           NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION I. INTERPRETATION.

           1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

                      "ABN AMRO" shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.


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                     "Affiliate" shall mean, with respect to any Person, each
           other Person that (a) directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of any class of Equity Securities of such Person or (b) that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; provided, however, that in no case shall Agent or any Lender be deemed to be an Affiliate of any Borrower or any of FIL's Subsidiaries for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

                     "Agent" shall have the meaning given to that term in clause
           (3) of the introductory paragraph hereof.

                     "Agent's Fee Letter" shall mean the letter agreement dated as of January 11, 2002 between FIL and Agent.

                     "Agent's Fees" shall have the meaning given to that term in Subparagraph 2.06(a).

                     "Agreement" shall mean this Credit Agreement.

                     "Alternative Currency" shall mean any Currency (other than United States Dollars).

                     "Alternative Currency Equivalent" shall mean, as to any amount denominated in United States Dollars as of any date of determination, the amount of the applicable Alternative Currency that could be purchased with such amount of Dollars based upon the spot selling rate at which ABN AMRO's London office offers to sell such Alternative Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later.

                     "Applicable Lending Office" shall mean, with respect to any Lender and any Borrowing, such Lender's Lending Office.

                     "Applicable Margin" shall mean, with respect to any Borrowing at any time, the per annum margin which is determined pursuant to the Pricing Grid and added to the Base Rate or LIBO Rate, as the case may be, for such Borrowing; provided, however, that each Applicable Margin determined pursuant to the Pricing Grid shall be increased by two percent (2.00%) per annum on the date an Event of Default occurs and shall continue at such increased rate unless and until such Event of Default is cured or waived in accordance with this Agreement. The Applicable Margins shall be determined as provided in the Pricing Grid (subject to the proviso in the preceding sentence) and may change as provided in the Pricing Grid.

                     "Applicable Payment Office" shall have the meaning given to that term in Subparagraph 2.13(b).

                     "Applicable Rate Page" shall mean, with respect to any currency at any time, the applicable Telerate Page on which appears the London Interbank Offered Rate for deposits in such currency at such time or, if no such page is then available, the applicable Reuters Screen Page on which such information then appears.

                     "Assignee Lender" shall have the meaning given to that term in Subparagraph 8.05(c).

                     "Assignment" shall have the meaning given to that term in Subparagraph 8.05(c).

                     "Assignment and Assumption" shall have the meaning given to that term in Subparagraph 8.05(c).

                     "Assignment Effective Date" shall have, with respect to each Assignment and Assumption, the meaning set forth therein.

                     "Assignor Lender" shall have the meaning given to that term in Subparagraph 8.05(c).


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                     "Base Rate" shall mean, on any day, the greater of (a) the
           Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

                     "Base Rate Borrowing" shall mean any Borrowing consisting of Base Rate Loans.

                     "Base Rate Loan" shall mean any Loan bearing interest based upon the Base Rate.

                     "Borrowers" shall have the meaning given to that term in Recital A.

                     "Borrowing" shall mean any Facility A Borrowing or any Facility B Borrowing.

                     "Business Day" shall mean any day on which commercial banks are not authorized or required to close in San Francisco, California, New York, New York or Chicago, Illinois, other than Saturday or Sunday, and (a) if such Business Day is related to a Borrowing in United States Dollars, dealings in Dollar deposits are carried out in the London interbank market and commercial banks are open for business in London or (b) if such Business Day is related to a Borrowing in an Alternative Currency, dealings in such currency are carried out in the London interbank market and commercial banks are open for business in London.

                     "Capital Adequacy Requirement" shall have the meaning given to that term in Subparagraph 2.12(d).

                     "Capital Leases" shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

                     "Change of Control" shall mean, with respect to FIL (i) the acquisition after the date hereof by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act")) of (A) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of fifty percent (50%) or more of the outstanding Equity Securities of FIL entitled to vote for members of the board of directors, or (B) all or substantially all of the assets of FIL; (ii) during any period of twelve (12) consecutive calendar months, individuals who are directors of FIL on the first day of such period ("Initial Directors") and any directors of FIL who are specifically approved by two-thirds of the Initial Directors and previously-approved Directors shall cease to constitute a majority of the Board of Directors of FIL before the end of such period; or (iii) any other event or condition constituting a "Change of Control" (or similar defined term) under the Subordinated Indenture shall occur or exist.

                     "Change of Law" shall have the meaning given to that term in Subparagraph 2.12(b).

                     "Closing Date" shall mean March 8, 2002.

                     "Co-Arrangers" shall have the meaning given to that term in clause (4) of the introductory paragraph hereof.

                     "Combined Total Commitment" shall mean the sum of (a) the Total Facility A Commitment and Total Facility B Commitment plus (b) the "Total Facility A Commitment" and the "Total Facility B Commitment" under the FIUI Credit Agreement.

                     "Commitment Fee Percentage" shall mean the per annum percentage which is used to calculate the Commitment Fees. The Commitment Fee Percentage shall be determined as provided in the Pricing Grid and may change as provided in the Pricing Grid.

                     "Commitment Fees" shall mean, collectively, the Facility A Commitment Fees and the Facility B Commitment Fees.


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                     "Commitments" shall mean, collectively, the Facility A
           Commitments and the Facility B Commitments.

                     "Compliance Certificate" shall have the meaning given to that term in Subparagraph 5.01(a).

                     "Contingent Obligation" shall mean, without duplication, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments or (ii) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof (subject to reduction as the underlying liability so guaranteed is reduced from time to time), and shall, with respect to item (b)(ii) of this definition be marked to market on a current basis.

                     "Contractual Obligation" of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

                     "Co-Syndication Agents" shall have the meaning given to that term in clause (5) of the introductory paragraph hereof.

                     "Credit Documents" shall mean and include this Agreement, the LC Applications, the Notes, the Security Documents, Lender Rate Contracts and the Agent's Fee Letter, the FIUI Credit Documents, all other documents, instruments and agreements delivered to Agent or any Lender pursuant to Section III; and all other documents, instruments and agreements delivered by any Borrower, any Guarantor or any of FIL's Subsidiaries to Agent, the Issuing Bank or any Lender in connection with this Agreement on or after the date of this Agreement.

                     "Credit Event" shall mean (a) the making of any initial funding of any Loan (and not the selection of a new Interest Period for such Loan or the conversion of such Loan pursuant to Subparagraph 2.03(b)(iii)) provided that such continuation or conversion does not increase the principal amount thereof) or (b) the issuance of any Letter of Credit or any amendment of any Letter of Credit which increases its stated amount or extends it expiration date.

                     "Currencies" shall mean United States Dollars, Swiss francs, United Kingdom pounds and Euros.

                     "Debt/EBITDA Ratio" shall mean, with respect to FIL for any period, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                                 (a) The total Indebtedness of FIL and its
                      Subsidiaries on the last day of such period; provided, however, that in computing the foregoing sum, there shall be excluded therefrom any Indebtedness to the extent the proceeds of which are (i) legally segregated from FIL's or such Subsidiaries' other assets and (ii) either (A) only held in the form of cash or cash equivalents or (B) used by FIL or its Subsidiaries for any such purpose as may be approved in advance from time to time by the Required Lenders;

                                       to

                                 (b) The EBITDA of FIL and its Subsidiaries for
                      such period.


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                     "Default" shall mean an Event of Default or any event or
           circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

                     "Defaulting Lender" shall mean a Lender which has failed to fund its portion of any Borrowing which it is required to fund under this Agreement and has continued in such failure for three (3) Business Days after written notice from Agent.

                     "Designated Borrower" shall have the meaning given to that term in clause (1) of the introductory paragraph hereof.

                     "Dollar Equivalent" shall mean, as to any amount denominated in an Alternative Currency as of any date of determination, the amount of Dollars that would be required to purchase the amount of such Alternative Currency based upon the spot selling rate at which ABN AMRO's London office offers to sell such Alternative Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later.

                     "Dollars" and "$" shall mean, unless otherwise indicated, the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

                     "Drawing Payment" shall have the meaning given to that term in Subparagraph 2.01(b)(iii).

                     "EBITDA" shall mean, with respect to FIL for any four quarter period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

                               (a) The net income or net loss of FIL and its
                     Subsidiaries for such period before provision for income taxes;

                                      plus

                               (b) The sum (to the extent deducted in
                     calculating net income or loss in clause (a) above) of (i) all Interest Expenses of FIL and its Subsidiaries accruing during such period, (ii) all depreciation and amortization expenses of FIL and its Subsidiaries accruing during such period and (iii) other noncash charges for such period, including accrued charges until such time that such accrued charges become cash payments;

                                      plus

                               (c) An amount, not to exceed $50,000,000 in any
                     consecutive four fiscal quarters, equal to the sum (to the extent deducted in calculating net income or loss in clause
                     (a) above) of all cash charges associated with merger-related expenses and restructuring costs paid in such period (in each case calculated in accordance with GAAP) incurred by FIL and/or its Subsidiaries in connection with any merger, acquisition, or restructuring entered into by FIL and/or any of its Subsidiaries which are otherwise permitted under this Agreement and the FIL Credit Agreement.

           For purposes of Subparagraph 5.03(a) (and not for purposes of Subparagraph 5.03(b)), if FIL or any of its Subsidiaries acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the assets of or property of any other Person, during any period in respect of which EBITDA is to be determined, such EBITDA shall be determined on a pro forma basis in accordance with GAAP and, if applicable, the rules of the Securities and Exchange Commission, as if such acquisition occurred as of the first day of the relevant period.


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                     "Eligible Assignee" shall mean (a) a commercial bank, (b) a subsidiary, affiliate or branch of a Lender, or (c) any other financial institution that makes or purchases commercial loans in the ordinary course of business, in each case having a combined capital and surplus of at least $100,000,000.

                     "Eligible Material Subsidiary" shall mean, at any time, any Material Subsidiary that is not then an Ineligible Material Subsidiary.

                     "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by any Borrower, any Material Subsidiary or any ERISA Affiliate, other than a Multiemployer Plan.

                     "Environmental Laws" shall mean all the Governmental Rules relating to the protection of human health and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

                     "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

                     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

                     "ERISA Affiliate" shall mean any Person which is treated as a single employer with any Borrower or any Material Subsidiary under
           Section 414 of the IRC.

                     "Euro" shall mean the single currency of participating member states of the European Union.

                     "Event of Default" shall have the meaning given to that term in Paragraph 6.01.

                     "Existing Secured Indebtedness" shall mean the secured Indebtedness existing on the Closing Date specified on Schedule 5.02(a).

                     "Excluded Taxes" shall mean all Taxes measured by or imposed upon the overall net income of any Lender or one of its Applicable Lending Offices and all franchise taxes imposed upon any Lender, in each case imposed (i) by the jurisdiction under the laws of which such Lender or one of its Applicable Lending Offices is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender or one of its Applicable Lending Offices other than a connection arising solely from such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any of the other Credit Documents.

                     "Existing FIL Credit Agreement" shall mean the Credit Agreement dated as of April 3, 2000, as amended, among FIL, ABN AMRO and other lending institutions, and ABN AMRO, as agent for itself and such other lending institutions.

                     "Existing FIL Credit Documents" shall mean the "Credit Documents" as defined in the Existing FIL Credit Agreement.

                     "Facility" shall mean Facility A or Facility B.


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                     "Facility A" shall mean the revolving credit facility and
           letter of credit subfacility provided to Borrowers pursuant to Subparagraph 2.01(a).

                     "Facility A Borrowing" shall mean a borrowing consisting of all the Facility A Loans of the same currency and Type (and same Interest Period if LIBOR Loans) made by Facility A Lenders on the same date pursuant to the same Notice of Borrowing. Any reference to a Facility A Borrowing shall include all of the Facility A Loans constituting such Facility A Borrowing.

                     "Facility A Commitment" shall mean, with respect to each Lender, the Dollar amount set forth under the caption "Facility A Commitment" opposite such Lender's name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.

                     "Facility A Commitment Fees" shall have the meaning given to that term in Subparagraph 2.06(b)(i).

                     "Facility A Lender" shall mean, at any time, any Lender then having a Facility A Commitment, a Facility A Loan outstanding or a participation in a Letter of Credit issued and outstanding.

                     "Facility A Loan" shall have the meaning given to that term in Subparagraph 2.01(a)(i).

                     "Facility A Maturity Date" shall mean March 8, 2005.

                     "Facility A Proportionate Share" shall mean:

                               (a) With respect to any Facility A Lender at any
                     time prior to the termination of the Facility A Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of
                     (i) such Lender's Facility A Commitment at such time to
                     (ii) the Total Facility A Commitment at such time; and

                               (b) With respect to any Facility A Lender at any
                     time after the termination of the Facility A Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum at such time of (A) the aggregate principal amount of all Facility A Loans owed to such Lender and outstanding at such time, (B) such Lender's pro rata share of the aggregate amount available for drawing under all Letters of Credit outstanding at such time and (c) such Lender's pro rata share of the aggregate amount of all Reimbursement Obligations outstanding at such time to (ii) the sum at such time of (A) the aggregate principal amount of all Facility A Loans outstanding at such time, (B) the aggregate amount available for drawing under all Letters of Credit outstanding at such time and (C) the aggregate amount of all Reimbursement Obligations outstanding at such time.

                     "Facility B" shall mean the revolving credit facility provided to Borrowers pursuant to Subparagraph 2.01(c).

                     "Facility B Borrowing" shall mean a borrowing consisting of all the Facility B Loans of the same currency and Type (and same Interest Period if LIBOR Loans) made by Facility B Lenders on the same date pursuant to the same Notice of Borrowing. Any reference to a Facility B Borrowing shall include all of the Facility B Loans constituting such Facility B Borrowing.

                     "Facility B Commitment" shall mean, with respect to each Lender, the Dollar amount set forth under the caption "Facility B Commitment" opposite such Lender's name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.

                     "Facility B Commitment Fees" shall have the meaning given to that term in Subparagraph 2.06(b)(ii).


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


                     "Facility B Lender" shall mean, at any time, any Lender then having a Facility B Commitment or a Facility B Loan outstanding.

                     "Facility B Loan" shall have the meaning given to that term in Subparagraph 2.01(c)(i).

                     "Facility B Maturity Date" shall mean March 7, 2003.

                     "Facility B Proportionate Share" shall mean:

                               (a) With respect to any Facility B Lender at any
                     time prior to the termination of the Facility B Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of
                     (i) such Lender's Facility B Commitment at such time to
                     (ii) the Total Facility B Commitment at such time; and

                               (b) With respect to any Facility B Lender at any
                     time after the termination of the Facility B Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the aggregate principal amount of such Lender's Facility B Loans outstanding at such time to (ii) the sum of the aggregate principal amount of all Facility B Loans outstanding at such time.

                     "Federal Funds Rate" shall mean, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor publication, "H.15
           (519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day, such rate is not yet published in H.15 (519), the rate for such day shall be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If on any relevant day, such rate is not yet published in either H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day shall be the arithmetic means, as determined by Agent, of the rates quoted to Agent for such day by three (3) Federal funds brokers of recognized standing selected by Agent for overnight federal funds transactions.

                     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

                     "FIL" shall have the meaning given to that term in clause
           (1) of the introductory paragraph hereof.

                     "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

                     "FIUI" shall mean Flextronics International USA, Inc., a California corporation.

                     "FIUI Credit Agreement" shall mean the Credit Agreement dated the date hereof among FIUI, each of the financial institutions from time to time party thereto and ABN AMRO, as agent, as amended or restated from time to time.

                     "FIUI Credit Documents" shall mean the FIUI Credit Agreement and all agreements, documents and instruments delivered to the agent or any Lender under the FIUI Credit Agreement.

                     "Fixed Charge Coverage Ratio" shall mean, with respect to FIL for any period, the ratio, determined on a consolidated basis in accordance with GAAP, of:


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


                               (a) The EBITDA of FIL and its Subsidiaries for
                     such period;

                                       to

                               (b) The remainder of:

                                         (i) The sum of (A) all Interest
                               Expenses of FIL and its Subsidiaries for such period, plus (B) fifty percent (50%) of the aggregate principal amount of all Loans outstanding under Facility B and all loans outstanding under "Facility B" of the FIUI Credit Agreement on the last day of such period, plus
                               (C) the current portion of the long-term
                               Indebtedness of FIL and its Subsidiaries on the last day of such period (other than the Loans outstanding under Facility B and loans outstanding under Facility B of the FIUI Credit Agreement), minus

                                         (ii) All interest income earned by FIL
                               and its Subsidiaries during such period.

                     "Foreign Plan" shall mean any employee benefit plan maintained by any Borrower or any of its Subsidiaries which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

                     "Foreign Subsidiary" shall mean any Subsidiary of FIL that is organized under the laws of a jurisdiction other than the United States or a state thereof.

                     "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied, subject to Paragraph 1.02 hereof.

                     "Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

                     "Governmental Charges" shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

                     "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

                     "Guarantor" shall mean each of the Eligible Material Subsidiaries and other Subsidiaries that has executed the Guaranty or otherwise become a party thereto.

                     "Guaranty" shall have the meaning given to that term in Subparagraph 2.15(a).

                     "Guaranty Obligation" shall mean, with respect to any Person, subject to the last sentence of this definition, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (other than endorsements of instruments for collection or deposits in the ordinary course of business) in each case to the extent constituting Indebtedness (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (subject to reduction as the underlying liability so guaranteed is reduced from time to time); provided, however, that with respect to (1) any Guaranty Obligation by FIL or any of its Subsidiaries in respect of a primary obligation of FIL or any of its Subsidiaries and (2) any Guaranty Obligation of FIL or any of its Subsidiaries in respect of the primary obligation of a lessor in connection with a synthetic lease transaction entered into by FIL or any of its Subsidiaries, such Guaranty Obligation shall, in each case, be deemed to be equal to the maximum reasonably anticipated liability in respect thereof which shall be deemed to be limited to an amount that actually becomes past due from time to time with respect to such primary obligation.

                     "Hazardous Materials" shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum and petroleum products and byproducts, radioactive materials, asbestos and polychlorinated biphenyls.

                     "Indebtedness" of any Person shall mean, without duplication, the following (each, unless otherwise noted, determined in accordance with GAAP):

                               (a) All obligations of such Person evidenced by
                     notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

                               (b) All obligations of such Person for the
                     deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price, and the capitalized amount reported for income tax purposes with respect to obligations under "synthetic" leases but excluding accounts payable for property or services or the deferred purchase price of property to the extent not past due);

                               (c) All obligations of such Person under
                     conditional sale or other title retention agreements with respect to property (other than inventory) acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);

                               (d) All obligations of such Person as lessee
                     under or with respect to Capital Leases;

                               (e) All Guaranty Obligations of such Person with
                     respect to the Indebtedness of any other Person, and all other Contingent Obligations of such Person; and

                               (f) All obligations of other Persons of the types
                     described in clauses (a) - (e) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.

                     "Ineligible Material Subsidiary" shall mean, at any time, any Material Subsidiary (a) that is then prohibited by any applicable Governmental Rule from acting as a Guarantor under the Guaranty, (b) that then would incur, or would cause FIL to incur, a significant increase in its tax liabilities or similar liabilities or obligations as a result of acting as a Guarantor under the Guaranty or (c) that is a Foreign Subsidiary as to which the representations and warranties set forth in Subparagraph 4.01(s) would not be true and correct were it to execute the Guaranty.

                     "Interest Expenses" shall mean, with respect to any Person for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all interest expenses of such Person during such period (including interest attributable to Capital Leases) plus (b) all fees in respect of outstanding letters of credit paid, accrued or scheduled for payment by such Person during such period.

                     "Interest Period" shall mean, with respect to any LIBOR Borrowing, the time period selected by the applicable Borrower pursuant to Subparagraph 2.02(a) which commences on the date of such Borrowing and ends on the last day of such time period, and thereafter, each subsequent time period selected by the applicable Borrower pursuant to Subparagraph 2.03(b)(ii) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

                     "Investment" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including any Guaranty Obligations of such Person and any indebtedness of such Person of the type described in clause (f) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person's business or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

                     "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                     "Issuing Bank" shall have the meaning given to that term in clause (8) of the introductory paragraph hereof.

                     "LC Application" shall have the meaning given to that term in Subparagraph 2.01(b)(ii).

                     "LC Issuance Fees" shall have the meaning given to that term in Subparagraph 2.06(c)(ii).

                     "LC Usage Fee Rate" shall mean with respect to any Letter of Credit as of any date of determination, the per annum rate for Letters of Credit determined pursuant to the Pricing Grid as such rate may change as provided in the Pricing Grid.

                     "LC Usage Fees" shall have the meaning given to that term in Subparagraph 2.06(c)(i).

                     "Lenders" shall have the meaning given to that term in clause (2) of the introductory paragraph hereof. Where the context so permits, "Lenders" shall include the Issuing Bank.

                     "Lender Rate Contract" shall mean any Rate Contract entered into by any Borrower or any of FIL's Subsidiaries with a Lender or its Affiliates with respect to Obligations arising under this Agreement.

                     "Lending Office" shall mean, with respect to any Lender and the Borrowing, (a) initially, such Lender's office designated as such in Part B of Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Subparagraph 8.05(c), its office designated as such in the applicable Assignment and Assumption) and (b) subsequently, such other office or offices as such Lender may designate to Agent as the office at which such Lender's Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender's Loans will thereafter be made.

                     "Letter of Credit" shall have the meaning given to that term in Subparagraph 2.01(b)(i).

                  "LIBO Rate" shall mean, with respect to any Interest Period for any LIBOR Borrowing, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/100 of one percent) of
         (a) the arithmetic mean of the rates per annum appearing on the Applicable Rate Page for the currency of such Borrowing on the second Business Day prior to the first day of such Interest Period at or about 11:00 A.M. (London time) (for delivery of such currency on the first day of such Interest Period) for a term comparable to such Interest Period, divided by (b) one minus any applicable Reserve Requirement in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Agent's discretion, (i) the rate per annum at which deposits in the applicable currency are offered to Agent in the London interbank market or (ii) the rate at which deposits in the applicable currency are offered to Agent in, or by Agent to major banks in, any offshore interbank market selected by Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 10:00 A.M. (New York time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan to be made or funded by Agent as part of such Borrowing. The LIBO Rate shall be adjusted automatically as to all LIBOR Loans outstanding as of the effective date of any change in the Reserve Requirement.

                  "LIBOR Borrowing" shall mean any Borrowing consisting of LIBOR Loans.

                  "LIBOR Loan" shall mean any Loan bearing interest based upon the LIBO Rate.

                  "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing.

                  "Loan" shall mean a Facility A Loan or a Facility B Loan.

                  "Loan Account" shall have the meaning given to that term in Subparagraph 2.09(a).

                  "Managing Agents" shall have the meaning given to that term in clause (7) of the introductory paragraph hereof.

                  "Margin Stock" shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or financial condition of any Borrower and FIL's Subsidiaries, taken as a whole; (b) the ability of any Borrower to pay or perform its Obligations in accordance with the terms of this Agreement and the other Credit Documents; (c) the ability of the Guarantors (taken as a whole) to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents; or (d) the rights and remedies of Agent or any Lender under this Agreement, the other Credit Documents or any related document, instrument or agreement.

                  "Material Subsidiary" shall mean, at any time during any fiscal year of FIL, (i) any Subsidiary of FIL that (A) had revenues during the immediately preceding fiscal year equal to or greater than five percent (5%) of the consolidated total revenues of FIL and all of its Subsidiaries during such preceding year or (B) held assets, excluding investments in Subsidiaries, on the last day of the immediately preceding fiscal year equal to or greater than ten percent (10%) of the consolidated total assets of FIL and all of its Subsidiaries on such date, in each case as set forth or reflected in the audited Financial Statements provided pursuant to Subparagraph 5.01(a)(i) hereof; (ii) with respect to any Subsidiary of FIL added or created during such year, (A) had revenues, determined on a pro forma basis as of the most recent twelve months for which financial statements are available, greater than five percent (5%) of the consolidated total revenues of FIL and all of its Subsidiaries during such preceding year or (B) held assets, excluding investments in Subsidiaries, determined on a pro forma basis on the last day of the immediately preceding month equal to or greater than ten percent (10%) of the consolidated total assets of FIL and all of its Subsidiaries (including the assets of such added or created Subsidiary or Subsidiaries) on such date; and (iii) FLX Cyprus Limited, a Cyprus corporation.

                  "maturity" shall mean, with respect to any Loan, Reimbursement Obligation, interest, fee or other amount payable by any Borrower under this Agreement or the other Credit Documents, the date such Loan, Reimbursement Obligation, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

                  "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

                  "Multiemployer Plan" shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by any Borrower, any Material Subsidiary or any ERISA Affiliate.

                  "Net Proceeds" shall mean, with respect to any issuance and sale of securities by any Person (a) the aggregate cash proceeds received by such Person from such sale less (b) the sum of (i) the actual amount of the reasonable fees and commissions payable to Persons other than such Person making the sale or any Affiliate of such Person and (ii) the reasonable legal expenses and other costs and expenses directly related to such sale that are to be paid by such Person.

                  "Net Worth" shall mean, with respect to FIL at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of FIL and its Subsidiaries, minus (b) the total liabilities of FIL and its Subsidiaries.

                  "Non-Excluded Taxes" shall mean all Taxes other than Excluded Taxes.

                  "Note" shall have the meaning given to that term in Subparagraph 2.09(b).

                  "Notice of Borrowing" shall have the meaning given to that term in Paragraph 2.02.

                  "Notice of Interest Period Selection" shall have the meaning given to that term in Subparagraph 2.03(b)(ii).

                  "Obligations" shall mean and include all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by any Borrower individually or all Borrowers jointly and severally to Agent or any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrowers or payable by Borrowers thereunder.

                  "Overnight Rate" shall mean, for any amount payable in an Alternative Currency on any day, the per annum interest rate at which overnight deposits in such Alternative Currency in an amount approximately equal to such amount would be offered for such day by ABN AMRO's London Office to major banks in the London interbank market.

                  "Participant" shall have the meaning given to that term in Subparagraph 8.05(b).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Permitted Indebtedness" shall have the meaning given to that term in Subparagraph 5.02(a).

                  "Permitted Liens" shall have the meaning given to that term in Subparagraph 5.02(b).

                  "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

                  "Pricing Grid" shall mean Schedule II.

                  "Pricing Level" shall mean either Level 1, Level 2, Level 3, Level 4 or Level 5, which shall be determined for each Facility based upon FIL's corresponding Senior Debt Rating as set forth in the Pricing Grid as such Pricing Levels may change as provided in the Pricing Grid.

                  "Prime Rate" shall mean the per annum rate publicly announced by ABN AMRO from time to time at its Chicago office as its "prime rate." The Prime Rate is determined by ABN AMRO from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by ABN AMRO at any given time for any particular class of customers or credit extensions. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate occurs.

                  "Proportionate Share" shall mean:

                           (a) With respect to any Lender and Facility A at any
                  time, such Lender's Facility A Proportionate Share at such time;

                           (b) With respect to any Lender and Facility B at any time, such Lender's Facility B Proportionate Share at such time;

                           (c) With respect to any Lender without reference to either Facility:

                                    (i)      At any time prior to the
                           termination of the Facility B Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of such Lender's Facility A Commitment and Facility B Commitment at such time to (ii) the sum of the Total Facility A Commitment and Total Facility B Commitment at such time;

                                    (ii)     With respect to any Lender at any
                           time after the termination of the Facility B
                           Commitments and prior to the termination of the Facility A Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of such Lender's Facility A Commitment and the principal amount of such Lender's Loans (if any) outstanding under Facility B at such time to (ii) the sum of the Total Facility A Commitment and the aggregate principal amount of all Loans (if any) outstanding under Facility B at such time; and

                                    (iii)    With respect to any Lender at any
                           time after the termination of both the Facility A Commitments and the Facility B Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the aggregate principal amount of all of such Lender's Loans outstanding at such time, plus such Lender's pro rata share of the aggregate amount available for drawing under all Letters of Credit outstanding at such time, plus such Lender's pro rata share of the aggregate amount of all Reimbursement Obligations outstanding at such time to (ii) the aggregate principal amount of all Lenders' Loans outstanding at such time, plus the aggregate amount available for drawing under all Letters of Credit outstanding at such time, plus the aggregate amount of all Reimbursement Obligations outstanding at such time.

                  "Rate Contracts" shall mean swap agreements (as that term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended) and any other agreements or arrangements designed to provide protection against fluctuations in interest rates, currency exchange rates or commodity prices.

                  "Register" shall have the meaning given to that term in Subparagraph 8.05(d).

                  "Reimbursement Obligation" shall have the meaning given to that term in Subparagraph 2.01(b)(iii).

                  "Reimbursement Payment" shall have the meaning given to that term in Subparagraph 2.01(b)(iii).

                  "Reportable Event" shall have the meaning given to that term in ERISA and applicable regulations thereunder.

                  "Required Facility A Lenders" shall mean, at any time, Facility A Lenders whose Proportionate Shares of Facility A equal or exceed fifty-one percent (51%) at such time, except at any time any Facility A Lender is a Defaulting Lender. (For the purposes of determining "Facility A Required Lenders" at any time any Facility A Lender is a Defaulting Lender, the "Proportionate Shares" of non-defaulting Facility A Lenders shall be determined excluding from the Total Facility A Commitment the aggregate amounts of the Defaulting Lenders' Facility A Commitments; and "Facility A Required Lenders" shall mean non-defaulting Lenders whose Proportionate Shares as so determined then equal or exceed fifty-one percent (51%).)

                  "Required Facility B Lenders" shall mean, at any time, Facility B Lenders whose Proportionate Shares of Facility B equal or exceed fifty-one percent (51%) at such time, except at any time any Facility B Lender is a Defaulting Lender. (For the purposes of determining "Facility B Required Lenders" at any time any Facility B Lender is a Defaulting Lender, the "Proportionate Shares" of non-defaulting Facility B Lenders shall be determined excluding from the Total Facility B Commitment the aggregate amounts of the Defaulting Lenders' Facility B Commitments; and "Facility B Required Lenders" shall mean non-defaulting Lenders whose Proportionate Shares as so determined then equal or exceed fifty-one percent (51%).)

                  "Required Lenders" shall mean, at any time, Lenders whose Proportionate Shares equal or exceed fifty-one percent (51%) at such time, except at any time any Lender is a Defaulting Lender. (For the purposes of determining "Required Lenders" at any time any Lender is a Defaulting Lender, the "Proportionate Shares" of non-defaulting Lenders shall be determined excluding from the Total Facility A Commitment and the Total Facility B Commitment the aggregate amounts of the Defaulting Lenders' Facility A Commitments and B Commitments; and "Required Lenders" shall mean non-defaulting Lenders whose Proportionate Shares as so determined then equal or exceed fifty-one percent (51%).)

                  "Requirement of Law" applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws, Partnership Agreement or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Reserve Requirement" shall mean (a) with respect to any day in an Interest Period for any portion of a Borrowing in Dollars, the aggregate of the reserve requirement rates, if any (expressed as a decimal), in effect on such day for funding in Dollars maintained by commercial banks in the United States, (b) with respect to any day in an Interest Period for any portion of a Borrowing in Swiss francs, the aggregate of the reserve requirement rates, if any (expressed as a decimal), in effect on such day for funding in Swiss francs maintained by commercial banks which lend in Swiss francs, or (c) with respect to any day in an Interest Period for any portion of a Borrowing in United Kingdom pounds, the aggregate of the reserve requirement rates, if any (expressed as a decimal), in effect on such day for funding in United Kingdom pounds maintained by commercial banks which lend in United Kingdom pounds, or
         (d) with respect to any day in an Interest Period for any portion of a Borrowing in Euros, the aggregate of the reserve requirement rates, if any (expressed as a decimal), in effect on such day for funding in Euros maintained by commercial banks which lend in Euros. As used herein, the term "reserve requirement" shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.

                  "Responsible Officer" shall mean, with respect to any Borrower, such Borrower's Chief Executive Officer, Chief Financial Officer, Treasurer, Vice President - Finance, Controller, Assistant Treasurer, Director of Treasury Operations, Corporate Secretary or any other officer of any Borrower designated from time to time by its Board of Directors to execute and deliver any document, instrument or agreement hereunder.

                  "S&P" shall mean Standard & Poor's Rating Services, and any successor thereto that is a nationally recognized rating agency.

                  "Security Documents" shall mean and include (i) the Guaranty and (ii) all other instruments, agreements, certificates, opinions and documents delivered to Agent, the Issuing Bank or any Lender to secure the Obligations.

                  "Senior Debt Rating" shall mean with respect to FIL as of any date of determination, the ratings applicable on such date to FIL's senior unsecured long-term debt.

                  "Senior Managing Agent" shall have the meaning given to that term in clause (6) of the introductory paragraph hereof.

                  "Significant Subsidiary" shall mean, at any time during any fiscal year of FIL, (i) any Subsidiary of FIL that (A) had revenues during the immediately preceding fiscal year equal to or greater than $10,000,000, or (B) had net worth on the last day of the immediately preceding fiscal year equal to or greater than $10,000,000.

                  "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in or about to engage in business or transactions for which such Person's property would constitute an unreasonably small capital.

                  "Subordinated Indebtedness" shall mean Indebtedness of any Borrower or Subsidiary that is subordinated to the Obligations.

                  "Subordinated Indenture" shall mean, collectively, (a) the Indenture dated as of October 15, 1997 by and between FIL and State Street Bank and Trust Company of California, N.A., as trustee, (b) the Indenture dated as of June 29, 2000 by and between FIL and Chase Manhattan Bank and Trust Company, National Association with respect to up to $1,000,000,000, (c) the Indenture dated as of June 29, 2000 by and between FIL and Chase Manhattan Bank and Trust Company, National Association with respect to up to E 300,000,000, and (d) any other document, instrument or agreement evidencing Subordinated Indebtedness.

                  "Subsidiary" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis. (All references in this Agreement and the other Credit Documents to Subsidiaries of FIL shall, unless otherwise indicated, include any of the other Borrowers and their Subsidiaries.)

                  "Surety Instruments" shall mean all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Taxes" shall mean all present and future income, stamp, documentary and other taxes and duties, and all other levies, imposts, charges, fees, deductions and withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.

                  "Total Assets" means, with respect to any date of determination, the total assets of FIL shown on FIL's consolidated balance sheet in accordance with GAAP on the last day of the fiscal quarter prior to the date of determination.

                  "Total Facility A Commitment" shall mean, at any time, the sum at such time of Facility A Lenders' Facility A Commitments. The Total Facility A Commitment on the date of this Agreement is $266,666,666.67.

                  "Total Facility B Commitment" shall mean, at any time, the sum at such time of Facility B Lenders' Facility B Commitments. The Total Facility B Commitment on the date of this Agreement is $133,333,333.33.

                  "Type" shall mean, with respect to any Loan or any Borrowing at any time, the classification of such Loan or Borrowing by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or LIBO Rate.

                  "Unused" shall mean:

                           (a) With respect to the Facility A Commitment at any time, the remainder of (i) the Total Facility A Commitment at such time minus (ii) the Dollar amount or Dollar Equivalent (as applicable) of (A) the aggregate principal amount of all Facility A Loans outstanding at such time, (B) the aggregate amount available for drawing under all Letters of Credit outstanding at such time, and (C) the aggregate amount of all Reimbursement Obligations outstanding at such time;

                           (b) With respect to the Facility B Commitment at any time, the remainder of (i) the Total Facility B Commitment at such time minus (ii) the Dollar amount or Dollar Equivalent (as applicable) of the aggregate principal amount of all Facility B Loans outstanding at such time; and

                           (c)      With respect to the Total Combined
                  Commitment at any time, the remainder of (i) the Total Combined Commitment at such time minus (ii) the sum of (A) the Unused Facility A Commitment as determined pursuant to clause
                  (a) above, (B) the Unused Facility B Commitment as determined pursuant to clause (b) above, (C) the "Unused Facility A Commitment" under the FIUI Credit Agreement as determined pursuant to clause (a) of the definition of "Unused" set forth in Paragraph 1.01 thereof and (D) the "Unused Facility B Commitment" under the FIUI Credit Agreement as determined pursuant to clause (b) of the definition of "Unused" set forth in Paragraph 1.01 thereof.

         1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP. If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, Borrowers, Lenders and Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Borrowers, Lenders and Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change. Any calculations performed under this Credit Agreement that are based on the total assets or total revenues of FIL and its Subsidiaries shall be determined based on the March 31 fiscal year end consolidated pro forma financial statements of FIL; except with respect to the definition of "Material Subsidiary" herein, which shall be calculated based on a nine (9) month pro forma basis.

         1.03. Headings. Headings in this Agreement and each of the other Credit Documents are for convenience of reference only and are not part of the substance hereof or thereof.

         1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

         1.05. Governing Law. Unless otherwise expressly provided in any Credit Document, this Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         1.06. English Language. This Agreement and the other Credit Documents are executed and shall be construed in the English language. All instruments, agreements, certificates, opinions and other documents to be furnished or communications to be given or made under this Agreement or any other Credit Document shall be in the English language.

         1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrowers, each Lender, Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any Borrower, any Lender or Agent.

         1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of Borrowers, Lenders and Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof (excluding the Agent's Fee Letter but including the commitment letter dated as of January 11, 2002 between FIL and ABN AMRO).

         1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

         1.10.    References.

                  (a) References in this Agreement to "Recitals," "Sections," "Paragraphs," "Subparagraphs," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, exhibits and schedules therein and thereto unless otherwise indicated.

                  (b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time if such amendment, modification or supplement is permitted hereby.

                  (c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental
         Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

                  (d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any permitted successors to and assigns of such Person in that capacity and
         (ii) shall exclude such Person individually or in any other capacity.

         1.11. Other Interpretive Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.


SECTION II.       CREDIT FACILITIES.

         2.01.    Loans and Letters of Credit.

                  (a)      Facility A Loans.

                           (i) Availability. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in Paragraph 2.05), each Facility A Lender severally agrees to advance to Borrowers from time to time during the period beginning on the Closing Date and ending on the Facility A Maturity Date its pro rata share of such revolving loans in Currencies as Borrowers may request under Facility A (individually, a "Facility A Loan"); provided, however, that no Lender shall have any obligation to make a requested Facility A Loan if, after giving effect to such Loan, the Dollar Equivalent of such Lender's Facility A Loans then outstanding plus such Lender's Proportionate Share of the aggregate amount available for drawing under all Letters of Credit outstanding at such time plus such Lender's Proportionate Share of the aggregate amount of all Reimbursement Obligations outstanding at such time would exceed such Lender's Facility A Commitment at such time. All Facility A Loans shall be made on a pro rata basis by Facility A Lenders in accordance with their respective Facility A Proportionate Shares, with each Facility A Borrowing to be comprised of a Facility A Loan made by each Facility A Lender equal to such Facility A Lender's Proportionate Share of such Facility A Borrowing. Except as otherwise provided herein, Borrowers may borrow, repay and reborrow Facility A Loans until the Facility A Maturity Date.

                           (ii) Scheduled Payments. Borrowers shall repay the principal amount of the Facility A Loans in full on the Facility A Maturity Date. Borrowers shall pay accrued interest on the unpaid principal amount of each Facility A Loan in arrears (A) in the case of a Base Rate Loan, on the last day of the month of each March, June, September and December, (B) in the case of a LIBOR Loan, on the last day of each Interest Period therefor (and, if any such Interest Period is equal to or longer than three (3) months, every three (3) months); and
                  (C) in the case of all Facility A Loans, upon prepayment (to the extent thereof) and at maturity.

                  (b)      Letter of Credit Subfacility.

                           (i) Availability. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in Paragraph 2.05), Issuing Bank agrees to issue on behalf of the Borrowers from time to time during the period beginning on the Closing Date and ending on the date thirty (30) days prior to the Facility A Maturity Date such standby letters of credit under Facility A as any Borrower may request under this Subparagraph 2.01(b) (individually, a "Letter of Credit"); provided, however, as follows:

                                    (A)      The aggregate amount available for
                           drawing under all Letters of Credit at any time outstanding shall not exceed the Dollar Equivalent of $50,000,000;

                                    (B)      Each Letter of Credit shall be an
                           irrevocable standby letter of credit in Dollars or an Alternative Currency;

                                    (C)      Each Letter of Credit shall expire
                           on or prior to the date one year after the date of its issuance (but in no event later than the Facility A Maturity Date); and

                                    (D)      Each Letter of Credit shall be in a
                           form reasonably acceptable to Issuing Bank.

                  Except as otherwise provided herein, Borrowers may request Letters of Credit, cause or allow Letters of Credit to expire and request additional Letters of Credit until the date thirty
                  (30) days prior to the Facility A Maturity Date.

                           (ii) LC Application. Borrowers shall request each Letter of Credit by delivering to Agent and Issuing Bank an irrevocable written application in a form reasonably acceptable to Issuing Bank, appropriately completed (an "LC Application"), which specifies, among other things:

                                    (A) The available amount of the requested
                           Letter of Credit (which amount available (1) shall be equal to the maximum amount which may over time be drawn under the Letter of Credit and (2) shall not be less than $1,000,000 (or the Dollar Equivalent thereof)), and the currency of such requested Letter of Credit;

                                    (B)      The name and address of the
                           beneficiary of the requested Letter of Credit;

                                    (C)      The expiration date of the
                           requested Letter of Credit;

                                    (D)      The documentary conditions for
                           drawing under the requested Letter of Credit;

                                    (E)      The date of issuance for the
                           requested Letter of Credit, which shall be a Business Day; and

                                    (F)      The applicable Borrower for such
                           Letter of Credit.

                  The applicable Borrower shall give each LC Application to Issuing Bank at least two (2) Business Days before the proposed date of issuance of the requested Letter of Credit. Each LC Application shall be delivered by first-class mail or facsimile to Agent and Issuing Bank at their respective offices or facsimile numbers and during the hours specified in Paragraph 8.01; provided, however, that the applicable Borrower shall promptly deliver to Issuing Bank the original of any LC Application initially delivered by facsimile. Agent shall promptly notify each Facility A Lender of the contents of each LC Application. In the event of any conflict between the terms of this Agreement and the terms of any LC Application or any agreement (other than any Letter of Credit) related thereto (including, without limitation, terms with respect to fees and covenants), the terms of this Agreement shall control.

                           (iii)    Disbursement and Reimbursement.

                                    (A)      Disbursement. Issuing Bank shall
                           notify the requesting Borrower promptly upon receipt by Issuing Bank of the presentment of any demand for payment under any Letter of Credit, together with notice of the amount of such payment and the date such payment is to be made. Subject to the terms and provisions of such Letter of Credit and applicable law, Issuing Bank shall make such payment (a "Drawing Payment") to the appropriate beneficiary. Upon payment by Issuing Bank of each Drawing Payment, the remaining available amount under such Letter of Credit (if any) shall be reduced by the amount of such payment.

                                    (B)      Time of Reimbursement. On the day
                           each Drawing Payment is to be made by Issuing Bank, Borrowers shall make or cause to be made to Issuing Bank a payment in the amount of such Drawing Payment (a "Reimbursement Payment"); provided, however, that if the requesting Borrower does not receive notice from Issuing Bank by 10:00 a.m. (California time) that a Reimbursement Payment is due, such Reimbursement Payment (together with interest thereon accruing at the Federal Funds Rate for each day from and including the date such Drawing Payment is made but excluding the date such Reimbursement Payment is made) shall instead be due on the next succeeding Business Day after the requesting Borrower receives such notice; provided, further, that Borrowers shall make such Reimbursement Payment to, or cause such Reimbursement Payment to be made to, Agent for the benefit of the Facility A Lenders if, prior to the time such Reimbursement Payment is made, Issuing Bank has notified the applicable Borrower that it has requested the Facility Lenders pursuant to Subparagraph 2.01(b)(iv) to pay to Issuing Bank their respective Proportionate Shares of the Drawing Payment made by Issuing Bank. If any such Reimbursement Payment is made to Agent, Agent shall promptly pay to each Facility A Lender which has paid its Proportionate Share of the Drawing Payment, such Facility A Lender's Proportionate Share of the Reimbursement Payment and shall promptly pay to Issuing Bank the balance of such Reimbursement Payment.

                                    (C)      Reimbursement Obligation Absolute.
                           The obligation of Borrowers to reimburse Issuing Bank or the Facility A Lenders, as the case may be, for Drawing Payments (such obligation, together with the obligation to pay interest thereon, to be referred to herein collectively as a "Reimbursement Obligation") shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under and without regard to any circumstances, including, without limitation (1) the passage of the Facility A Maturity Date, (2) any lack of validity or enforceability of any of the Credit Documents, (3) the existence of any claim, setoff, defense or other right which Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), Issuing Bank, Agent, any other Facility A Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the other Credit Documents, or in any unrelated transaction, (4) any breach of contract or dispute between Borrowers, any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), Issuing Bank, any Agent, any Facility A Lender or any other Person, (5) any demand, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (6) payment by Issuing Bank under any Letter of Credit against presentation of a demand for payment which does not comply with the terms of such Letter of Credit, (7) any non-application or misapplication by any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting) of the proceeds of any drawing under such Letter of Credit or (8) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Issuing Bank, Agent or any Facility A Lender, with or without notice to or approval by Borrowers, with respect to Borrowers' indebtedness under this Agreement; provided, however, that this Subparagraph 2.01(b)(iii)(C) shall not abrogate any right which Borrowers may have to seek to enjoin any drawing under any Letter of Credit or to recover damages from Issuing Bank pursuant to Subparagraph 2.01(c)(v).

                           (iv) Facility A Lender Participations; Facility A Loan Funding.

                                    (A)      Participation Agreement. Each
                           Facility A Lender severally, unconditionally and irrevocably agrees with Issuing Bank to participate in the extension of credit arising from the issuance of each Letter of Credit in an amount equal to such Lender's Proportionate Share of the stated amount of such Letter of Credit from time to time, and the issuance of each Letter of Credit shall be deemed a confirmation by Issuing Bank of such participation in such amount.

                                    (B)      Participation Funding. Issuing Bank
                           may request the Facility A Lenders to fund their participations in Letters of Credit by paying to Issuing Bank all or any portion of any Drawing Payment made or to be made by Issuing Bank under any Letter of Credit. Issuing Bank shall make such a request by delivering to Agent (with a copy to Borrowers), at any time after the drawing for which such payment is requested has been made upon Issuing Bank, a written request for such payment which specifies the amount of such Drawing Payment and the date on which such Drawing Payment is to be made or was made; provided, however, that Issuing Bank shall not request the Facility A Lenders to make any payment under this Subparagraph 2.01(b)(iv) in connection with any portion of a Drawing Payment for which Issuing Bank has been reimbursed from a Reimbursement Payment by Borrowers unless such Reimbursement Payment has been thereafter recovered by Borrowers or any other Person. Agent shall promptly notify each Facility A Lender of the contents of each such request and of such Facility A Lender's Proportionate Share of the applicable portion of such Drawing Payment. Promptly following receipt of such notice from Agent, each Facility A Lender shall pay to Agent, for the benefit of Issuing Bank, such Facility A Lender's Proportionate Share of the applicable portion of such Drawing Payment.

                                    (C)      Funding Through Facility A Loans.
                           If, at any time prior to the Facility A Maturity Date, any Reimbursement Obligations are outstanding, Agent may or, upon the written request of Issuing Bank (if one or more Borrower is not then the subject of a bankruptcy proceeding), shall (subject to the terms and conditions of this Subparagraph 2.01(b)(iv)), initiate a Facility A Borrowing in an amount not exceeding the aggregate amount of such outstanding Reimbursement Obligations and use the proceeds of such Facility A Borrowing to repay all or a portion of such Reimbursement Obligations. Agent shall initiate such a Facility A Borrowing by delivering to each Facility A Lender (with a copy to the applicable Borrower) a written notice which specifies the aggregate amount of outstanding Reimbursement Obligations, the amount of the Facility A Borrowing (which initially shall consist of Base Rate Loans), the date of such Facility A Borrowing and the amount of the Facility A Loan to be made by such Facility A Lender as part of such Facility A Borrowing. Each Facility A Lender shall make available to Agent funds in the amount of its Facility A Loan as provided in Subparagraph 2.10(a). After receipt of such funds, Agent shall promptly disburse such funds to Issuing Bank and the Facility A Lenders, as appropriate, in payment of the outstanding Reimbursement Obligations.

                                    (D)      Obligations Absolute. Each Facility
                           A Lender's obligations to fund its participations under this Subparagraph 2.01(b)(iv) shall be absolute, unconditional and irrevocable and shall not be affected by (1) the passage of the Facility A Maturity Date, (2) the occurrence or existence of any Default, (3) any failure to satisfy any condition set forth in Section III, (4) any event or condition which might have a Material Adverse

                           Effect, (5) the failure of any other Facility A Lender to make any payment under this Subparagraph 2.01(b)(iv), (6) any right of offset, abatement, withholding or reduction which such Lender may have against Issuing Bank, Agent, any Facility A Lender or any Borrower, (7) any event, circumstance or condition set forth in Subparagraph 2.01(b)(iii) or Subparagraph 2.01(b)(v), or (8) any other event, circumstance or condition whatsoever, whether or not similar to any of the foregoing; provided, however, that nothing in this Subparagraph 2.01(b)(iv) shall prejudice any right which any Facility A Lender may have against Issuing Bank for any action by Issuing Bank which constitutes gross negligence or willful misconduct.

                           (v) Liability of Issuing Bank, Etc. Provided that Issuing Bank has used reasonable care in examining all documents presented to it in connection with a demand on any Letter of Credit, Borrowers agree that none of Issuing Bank, Agent or any Facility A Lender (nor any of their respective directors, officers or employees) shall be liable or responsible for (A) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary or transferee thereof in connection therewith; (B) any reference which may be made to this Agreement or to any Letter of Credit in any agreements, instruments or other documents relating to obligations secured by such Letter of Credit; (C) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (D) payment by Issuing Bank against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (E) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that Issuing Bank shall be liable to Borrowers for acts or events described in clauses (A) through (E) above, to the extent, but only to the extent, of any damages suffered by Borrowers (excluding consequential damages) which Borrowers prove were caused by
                  (1) Issuing Bank's willful misconduct or gross negligence in determining whether a drawing made under any Letter of Credit complies with the terms and conditions therefor stated in such Letter of Credit or (2) Issuing Bank's willful misconduct or gross negligence in failing to pay under any Letter of Credit after a drawing by the beneficiary thereof strictly complying with the terms and conditions of such Letter of Credit. Without limiting the foregoing, Issuing Bank may accept a drawing that appears on its face to be in order, without responsibility for further investigation. The determination of whether a drawing has been made under any Letter of Credit prior to its expiration or whether a drawing made under any Letter of Credit is in proper and sufficient form shall be made by Issuing Bank in its sole discretion, which determination shall be conclusive and binding upon Borrowers to the extent permitted by law. Borrowers hereby waive any right to object to any payment made under any Letter of Credit with regard to a drawing that is in the form provided in such Letter of Credit but which varies with respect to punctuation, capitalization, spelling or similar matters of form.

                           (vi) Reports of Issuing Bank. Issuing Bank shall, on a monthly basis if requested by Agent, provide to Agent such information regarding the Letters of Credit as Agent may reasonably request, including the Letters of Credit outstanding, the stated amounts of outstanding Letters of Credit, the expiration dates of outstanding Letters of Credit, the names of the beneficiaries of outstanding Letters of Credit, the amounts of unpaid Reimbursement Obligations and the amounts and times of Drawing Payments and Reimbursement Payments. Promptly upon receipt, Agent shall provide such information to the Facility A Lenders.

                  (c)      Facility B Loans.

                           (i) Availability. Subject to the terms and conditions of this Agreement (including the amount limitations set forth in Paragraph 2.05), each Facility B Lender severally agrees to advance to Borrowers from time to time during the period beginning on the Closing Date and ending on the Facility B Maturity Date its pro rata share of such revolving loans in Currencies as Borrowers may request under Facility B (individually, a "Facility B Loan"); provided, however, that no Facility B Lender shall have any obligation to make a requested Facility B Loan if, after giving effect to such Loan, the Dollar Equivalent of such Lender's Facility B Loans then outstanding would exceed such Lender's Facility B Commitment at such time. All Facility B Loans shall be made on a pro rata basis by Facility B Lenders in accordance with their respective Facility B Proportionate Shares, with each Facility B Borrowing to be comprised of a Facility B Loan made by each Facility B Lender equal to such Facility B Lender's Proportionate Share of such Facility B Borrowing. Except as otherwise provided herein, Borrowers may borrow, repay and reborrow Facility B Loans until the Facility B Maturity Date.

                           (ii) Scheduled Payments. Borrowers shall repay the
                  principal amount of the Facility B Loans in full on the Facility B Maturity Date. Borrowers shall pay accrued interest on the unpaid principal amount of each Facility B Loan in arrears (A) in the case of a Base Rate Loan, on the last day of the month of each March, June, September and December, (B) in the case of a LIBOR Loan, on the last day of each Interest Period therefor (and, if any such Interest Period is equal to or longer than three (3) months, every three (3) months); and
                  (C) in the case of all Facility B Loans, upon prepayment (to the extent thereof) and at maturity.

         2.02. Notice of Borrowing. Borrowers shall request each Borrowing by delivering to Agent an irrevocable written notice in the form of Exhibit A, appropriately completed (a "Notice of Borrowing"), which specifies, among other things:

                  (a) Whether such Borrowing is a Borrowing under Facility A or Facility B;

                  (b) The currency and principal amount of such Borrowing, which shall be in the minimum Dollar Equivalent of $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (c) Whether such requested Borrowing is to consist of Base Rate Loans or LIBOR Loans;

                  (d) If such Borrowing is to consist of LIBOR Loans, the initial Interest Period selected by the applicable Borrower for such Borrowing in accordance with Subparagraph 2.03(b)(i);

                  (e) The date of such Borrowing, which shall be a Business Day; and

                  (f)      The applicable Borrower for such Borrowing.

Borrowers shall give each Notice of Borrowing to Agent at least four (4) Business Days before the date of the requested Borrowing in the case of a Borrowing in an Alternative Currency and at three (3) Business Days before the date of the requested Borrowing in the case of a Borrowing in Dollars consisting of LIBOR Loans and at least one (1) Business Day before the date of the requested Borrowing in the case of a Borrowing in Dollars consisting of Base Rate Loans. Each Notice of Borrowing shall be signed by a Responsible Officer of the applicable Borrower and delivered by first-class mail or facsimile to Agent at the office or facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrowers shall promptly deliver to Agent the original of any Notice of Borrowing initially delivered by facsimile. Agent shall promptly notify each Lender of the contents of each Notice of Borrowing.

         2.03.    Interest.

                  (a) Interest Rates. Borrowers shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until the maturity thereof, at one of the following rates per annum:

                           (i) During such periods as any Loan is a Base Rate Loan, at a rate per annum on such Loan equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

                           (ii) During such periods as any Loan is a LIBOR Loan, at a rate per annum on such Loan equal at all times during each Interest Period for such Loan to the LIBO Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin shall change.

         All Loans in each Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates. Only Borrowings in Dollars may be Base Rate Loans. Each LIBOR Loan Borrowing shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b)      Terms.

                           (i) LIBOR Loan Interest Periods. The initial and each subsequent Interest Period selected by a Borrower for any Borrowing consisting of LIBOR Loans shall be one (1), two (2), three (3) or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period for a Facility A Borrowing shall end after the Facility A Maturity Date; and
                  (D) no Interest Period of a Facility B Borrowing shall end after the Facility B Maturity Date.

                           (ii) Notice of Interest Period Selection. The applicable Borrower shall notify Agent by an irrevocable written notice in a form acceptable to Agent, appropriately completed (a "Notice of Interest Period Selection"), at least four (4) Business Days prior to the last day of each Interest Period for any Borrowing in an Alternative Currency and at least three (3) Business Days prior to the last day of each Interest Period for a Borrowing in Dollars consisting of LIBOR Loans of the Interest Period selected by such Borrower for the next succeeding Interest Period for such Borrowing. Each Notice of Interest Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that the applicable Borrower shall promptly deliver to Agent the original of any Notice of Interest Period Selection initially delivered by facsimile. If any Borrower fails to notify Agent of the next Interest Period for a Borrowing in accordance with this Subparagraph 2.03(b)(ii), the next Interest Period for such Borrowing shall be one (1) month and if no currency is specified then the Borrowing shall be deemed to continue in the same currency as the existing Loan. Agent shall promptly notify each Lender of the contents of each Notice of Interest Period Selection.

                           (iii) Conversion of Borrowings. Each Borrowing initially shall be of the type specified in the applicable Notice of Borrowing and, in the case of a LIBOR Loan, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower(s) may elect to convert such Borrowing to a different type or to continue such Borrowing and, in the case of a LIBOR Loan, may elect Interest Periods therefor, all as provided in this Paragraph 2.03. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding the foregoing, in no event shall any Borrower be permitted to convert a Loan in one currency into a Loan of a different currency (as opposed to repaying such Loan and thereafter obtaining a new Loan).

         2.04. Purpose. Borrowers shall use the proceeds of the initial Loan to repay on the Closing Date all indebtedness outstanding under the Existing FIL Credit Agreement, and thereafter Borrowers shall use the proceeds of the Loans and for their respective working capital and general corporate needs (including capital expenditures).

         2.05.    Amount Limitations, Commitment Reductions, Etc.

                  (a) Commitment Limitations. The Dollar amount or Dollar Equivalent (as applicable) of the aggregate principal amount of all Facility A Loans outstanding plus the aggregate Dollar amount or Dollar Equivalent (as applicable) available for drawing under all Letters of Credit outstanding at such time plus the aggregate Dollar amount or Dollar Equivalent (as applicable) of all Reimbursement Obligations outstanding at such time shall not exceed the Total Facility A Commitment at such time. The Dollar amount or Dollar Equivalent (as applicable) of the aggregate principal amount of all Facility B Loans outstanding at any time shall not exceed the Total Facility B Commitment at such time.

                  (b) Determination of Dollar Equivalent. For the purposes of applying the amount limitations set forth in Subparagraph 2.05(a) and calculating the Unused Total Facility A Commitment, Letter of Credit subfacility and the Unused Total Facility B Commitment and for all other purposes herein, the Dollar Equivalent of each Loan and Letter of Credit in an Alternative Currency shall be determined by Agent on the date of such Loan or Letter of Credit, on the last day of each month and, if an Event of Default has occurred and is continuing, at any other time determined by Agent, and the Dollar Equivalent of such Loan and Letter of Credit at any time shall be the Dollar Equivalent most recently so determined by Agent. Each such determination by Agent shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

                  (c)      Reduction or Cancellation of Commitments. Upon five
         (5) Business Days prior written notice to Agent, Borrowers may permanently reduce the Total Facility A Commitment and/or the Total Facility B Commitment by the Dollar Equivalent amount of Five Million Dollars ($5,000,000) or integral multiples in excess thereof, or cancel the Total Facility A Commitment and/or the Total Facility B Commitment in its entirety; provided, however, that:

                           (i) Borrowers may not reduce the Total Facility A Commitment prior to the Facility A Maturity Date, if, after giving effect to such reduction, the Dollar Equivalent of the aggregate principal amount of all Facility A Loans then outstanding plus the aggregate amount available for drawing under all Letters of Credit outstanding at such time plus the aggregate amount of all Reimbursement Obligations outstanding at such time would exceed the Total Facility A Commitment;

                           (ii) Borrowers may not reduce the Total Facility B Commitment prior to the Facility B Maturity Date if, after giving effect to such reduction, the Dollar Equivalent of the aggregate principal amount of all Facility B Loans then outstanding would exceed the Total Facility B Commitment;

                           (iii) Borrowers may not cancel the Total Facility A Commitment prior to the Facility A Maturity Date, if, after giving effect to such cancellation, any Facility A Loan, Reimbursement Obligation or Letter of Credit would then remain outstanding; and

                           (iv) Borrowers may not cancel the Total Facility B Commitment prior to the Facility B Maturity Date, if, after giving effect to such cancellation, any Facility B Loan would then remain outstanding.

         Unless sooner terminated pursuant to this Agreement, the Facility A Commitments shall terminate on the Facility A Maturity Date and the Facility B Commitments shall terminate on the Facility B Maturity Date.

                  (d) Effect of Commitment Reductions. From the effective date of any reduction of the Total Facility A Commitment or the Total Facility B Commitment, the Commitment Fees payable pursuant to Subparagraph 2.06(b) shall be computed on the basis of the Total Facility A Commitment and/or the Total Facility B Commitment as so reduced. Once reduced or cancelled, the Total Facility A Commitment or the Total Facility B Commitment may not be increased or reinstated without the prior written consent of all Facility A Lenders or Facility B Lenders, as applicable. Any reduction of the Total Facility A Commitment shall be applied ratably to reduce each Facility A Lender's Facility A Commitment in accordance with Subparagraph 2.11(a)(i). Any reduction of the Total Facility B Commitment shall be applied to reduce each Facility B Lender's Facility B Commitment in accordance with Subparagraph 2.11(a)(ii).

         2.06.    Fees.

                  (a) Agent's Fee. Borrowers shall pay to Agent, for its own account, agent's fees and other compensation in the amounts and at the times set forth in the Agent's Fee Letter (the "Agent's Fees").

                  (b)      Commitment Fees. Borrowers shall pay to Agent:

                           (i) For the ratable benefit of Facility A Lenders as provided in Subparagraph 2.11(a)(vi), commitment fees in Dollars (the "Facility A Commitment Fees") equal to the Commitment Fee Percentage of the daily average Unused amount of the Total Facility A Commitment for the period beginning on the date of this Agreement and ending on the Facility A Maturity Date; and

                           (ii) For the ratable benefit of Facility B Lenders as provided in Subparagraph 2.11(a)(vii), commitment fees in Dollars (the "Facility B Commitment Fees") equal to the Commitment Fee Percentage of the daily average Unused amount of the Total Facility B Commitment for the period beginning on the date of this Agreement and ending on the Facility B Maturity Date.

         Borrowers shall pay the Commitment Fees in arrears on the last day of each March, June, September and December (commencing March 31, 2002) and on the Facility A Maturity Date and the Facility B Maturity Date, as the case may be (or if the Total Facility A Commitment or Total Facility B Commitment is cancelled on a date prior to the Facility A Maturity Date or the Facility B Maturity Date, as the case may be, on such prior date).

                  (c)      Letter of Credit Fees.

                           (i) Letter of Credit Usage Fees. Borrowers shall pay to Agent, for the ratable benefit of the Facility A Lenders as provided in Subparagraph 2.11(a)(vi), nonrefundable letter of credit fees for the Letters of Credit (the "LC Usage Fees") equal to the greater of (A) the applicable LC Usage Fee Rate (as such rate changes from time to time) on the daily average available amount of each Letter of Credit for the period beginning on the date such Letter of Credit is issued and ending on the date such Letter of Credit expires and (B) five hundred dollars ($500). Borrowers shall pay the LC Usage Fees quarterly in arrears on the last day in each March, June, September and December (commencing March 31, 2002) and on the date the last Letter of Credit expires (or if a demand for payment is made on the last outstanding Letter of Credit on a date prior to the date the last Letter of Credit expires, on such prior date).

                           (ii) Letter of Credit Issuance Fees. Borrowers shall pay to Agent, for the sole benefit of Issuing Bank, nonrefundable issuance fees for the Letters of Credit (the "LC Issuance Fees") equal to the greater of (A) 1/8th of one percent (0.125%) per annum on the daily average undrawn amount of each Letter of Credit for the period beginning on the date such Letter of Credit is issued and ending on the date such Letter of Credit expires and (B) one hundred fifty dollars ($150). Borrowers shall pay the LC Issuance Fees for each Letter of Credit quarterly in arrears on the last day in each March, June, September and December (commencing March 31,
                  2002) and on the date the last Letter of Credit expires (or if a demand for payment is made on the last outstanding Letter of Credit on a date prior to the date the last Letter of Credit expires, on such prior date).

                           (iii) Other Letter of Credit Fees. In addition to the LC Usage Fees and the LC Issuance Fees, Borrowers shall pay to Agent, for the sole benefit of Issuing Bank, other standard fees of Issuing Bank for drawings under, transfers of and amendments to any Letter of Credit and other administrative actions performed by Issuing Bank in connection with any Letter of Credit, payable at such times and in such amounts as are consistent with Issuing Bank's standard fee policy at the time of such amendment or other action.

         2.07.    Prepayments.

                  (a) Terms of all Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Subparagraph 2.07(b), a mandatory prepayment required by Subparagraph 2.07(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the applicable Borrower shall pay to the Lender that made such Loan (i) all accrued interest to the date of such prepayment on the amount prepaid and (ii) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all amounts payable to such Lender pursuant to Paragraph 2.14.

                  (b) Optional Prepayments. At its option, any Borrower may prepay, in whole or in part, any Borrowing made to it, provided that:

                           (i) Such Borrower delivers to Agent prior written notice of such prepayment, which notice shall be delivered (A) not less than four (4) Business Days prior to the prepayment of any Borrowing in Alternative Currency; and
                  (B) not less than three (3) Business Days prior to the prepayment of any Borrowing consisting of LIBOR Loans; and (C) not less than one (1) Business Day prior to any prepayment of a Base Rate Borrowing; and

                           (ii) Any prepayment in part shall be in a minimum aggregate principal amount equal to the Dollar Equivalent of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (c)      Mandatory Prepayments.

                           (i) If, at any time, the aggregate principal amount of all Facility A Loans then outstanding plus the aggregate amount available for drawing under all Letters of Credit outstanding at such time plus the aggregate amount of all Reimbursement Obligations outstanding at such time exceeds any limitations set forth in Subparagraphs 2.05(a) or 2.05(c), the applicable Borrower(s) shall immediately (A) prepay Loans then outstanding and/or pay any Reimbursement Obligations then outstanding to the extent necessary to eliminate such excess, and (B) to the extent any excess still remains, provide to Agent cash collateral in the amount of such excess. Agent shall hold any such cash in a non-interest bearing account as collateral for the Obligations. Borrowers hereby grant to Agent for the benefit of the Lenders, a security interest in such funds and in such account.

                           (ii) If, at any time, the aggregate principal amount
                  of all Facility B Loans then outstanding exceeds any limitations set forth in Subparagraphs 2.05(a) or 2.05(c), the applicable Borrower(s) shall immediately prepay such Facility B Loans in such amounts as Agent shall determine are necessary to eliminate such excess.

                  (d) Application of Prepayments. All prepayments of Borrowings shall, to the extent possible, be applied to prepay the Base Rate Borrowings or LIBOR Borrowings designated by any Borrower.

         2.08.    Other Payment Terms.

                  (a)      Place and Manner.

                           (i) Borrowers shall make all payments due to each Lender or Agent hereunder by payments to Agent at Agent's New York office located at the address specified in Paragraph 8.01, with each such payment due to a Lender to be for the account of such Lender and such Lender's Lending Office.

                           (ii) Borrowers shall make all payments hereunder in the lawful Currency required by Subparagraph 2.08(c) and in same day or immediately available funds and without deduction or offset not later than 11:00 a.m. (California time, in the case of any payment to be made to Agent's New York office) and on the date due. Agent shall promptly disburse to each Lender each payment received by Agent for the account of such Lender.

                  (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

                  (c)      Currency of Payment.

                           (i) Borrowers shall pay principal of, interest on and all other amounts related to each Borrowing or Reimbursement Payment in the Currency of such Borrowing or Reimbursement Payment, as applicable. Borrowers shall pay Commitment Fees and all other amounts payable under this Agreement and the other Credit Documents in Dollars. If, for any reason, any Borrower is prohibited by any Governmental Rule from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of such Alternative Currency amount as determined by Agent.

                           (ii) If any amounts required to be paid by Borrowers under this Agreement, any other Credit Document or any order, judgment or award given or rendered in relation hereto or thereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or thereunder into another currency (the "second currency") for the purpose of (A) making or filing a claim or proof against Borrowers with any Governmental Authority, (B) obtaining an order or judgment in any court or other tribunal or (C) enforcing any order or judgment given or made in relation hereto, Borrowers shall, to the fullest extent permitted by law, indemnify and hold harmless each of the Persons to whom such amounts are payable from and against any loss suffered as a result of any discrepancy between (1) the rate of exchange used for such purpose to convert the amounts in question from the first currency into the second currency and (2) the rate or rates of exchange at which such Person may, using reasonable efforts in the ordinary course of business, purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of Borrowers distinct from their other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such obligations. The obligations of Borrowers under this Subparagraph 2.08(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

                  (d) Late Payments. If any amount required to be paid by any Borrower under this Agreement or the other Credit Documents (including, without limitation, principal or interest payable on any Loan, any Reimbursement Payments or interest thereon, any fees or other amounts) remains unpaid after such amount is due, such Borrower shall pay interest on the aggregate, outstanding balance of such amount from the date due until such amount is paid in full at a per annum rate equal to (i) in the case any amount payable in Dollars, the Base Rate plus two percent (2.00%), such rate to change from time to time as the Base Rate shall change, and (ii) in the case of any amount payable in an Alternative Currency, the Overnight Rate for such amount plus three percent (3.00%), such rate to change from time to time as the Overnight Rate shall change.

                  (e) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans and unpaid Reimbursement Obligations.

                  (f) Failure to Pay Agent. Unless Agent shall have received notice from a Borrower at least one (1) Business Day prior to the date on which any payment is due to Lenders hereunder that such Borrower will not make such payment in full, Agent shall be entitled to assume that such Borrower has made or will make such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be paid to the applicable Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent such Borrower shall not have so made such payment in full to Agent, each such Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at a per annum rate equal to (i) the Federal Funds Rate for the first three (3) days and the Base Rate thereafter for any amount in Dollars or (ii) the Overnight Rate for the first three (3) days and the Overnight Rate plus one percent (1%) thereafter for any amount in an Alternative Currency. A certificate of Agent submitted to any Lender with respect to any amount owing by such Lender under this Subparagraph 2.08(f) shall constitute prima facie evidence of such amount.

         2.09.    Loan Accounts; Notes.

                  (a) Loan Accounts. The obligation of each Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a "Loan Account"), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Subparagraph 2.09(b). Each Lender shall record in its Loan Accounts (i) the date, amount and currency of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan thereof and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan, (iv) the date, amount and currency of each principal and interest payment on each Loan and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by each Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect Borrowers' Obligations hereunder. The Loan Accounts shall constitute prima facie evidence of the matters noted therein.

                  (b) Notes. If any Lender so requests, such Lender's Loans under each Facility shall be evidenced by promissory notes in the form of Exhibit B (individually, a "Note"), which shall be (i) payable to the order of such Lender, (ii) dated the Closing Date, and (iii) otherwise appropriately completed.

         2.10.    Loan Funding.

                  (a) Lender Funding and Disbursements to Borrowers. Each Lender shall, before 11:00 a.m. (New York time) on the date of each Borrowing, make available to Agent at Agent's New York office specified in Paragraph 8.01, in immediately available funds, such Lender's applicable Proportionate Share of such Borrowing. After Agent's receipt of such funds and upon satisfaction of the applicable conditions set forth in Section III, Agent shall promptly disburse such funds to the applicable Borrower no later than 1:00 p.m. (California time) in immediately available funds. Agent shall disburse the proceeds of each Borrowing as directed by the applicable Borrower in the applicable Notice of Borrowing.

                  (b) Lender Failure to Fund. Unless Agent shall have received notice from a Lender prior to the date of a Borrowing that such Lender will not make available to Agent such Lender's applicable Proportionate Share of such Borrowing, Agent shall be entitled to assume that such Lender has made or will make such amount available to Agent on the date of such Borrowing in accordance with Subparagraph 2.08(a), and Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the applicable Borrower a corresponding amount. If any Lender does not make the amount of its applicable Proportionate Share of a Borrowing available to Agent on or prior to the date of such Borrowing, such Lender shall pay to Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to Agent at rates equal to (i) the Federal Funds Rate for the first three (3) days and the Base Rate thereafter for any amount in Dollars or (ii) the Overnight Rate plus one percent (1%) for any amount in an Alternative Currency. A certificate of Agent submitted to any Lender with respect to any amount owing by such Lender under this Subparagraph 2.08(b) shall constitute prima facie evidence of such amount. If the amount of any Lender's applicable Proportionate Share of any Borrowing is not paid to Agent by such Lender within three (3) Business Days after the date of such Borrowing, the applicable Borrower shall repay such amount to Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to such Borrower until the date such amount is repaid to Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

                  (c) Lenders' Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing, but no Lender shall be obligated in any way to make any Loan which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender.

         2.11.    Pro Rata Treatment.

                  (a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:

                           (i) Each Borrowing under Facility A, each participation in each Letter of Credit and reduction of the Total Facility A Commitment shall be made or shared among Facility A Lenders pro rata according to their respective Facility A Proportionate Shares;

                           (ii)     Each Borrowing under Facility B and
                  reduction of the Total Facility B Commitments shall be made or shared among Facility B Lenders pro rata according to their respective Facility B Proportionate Shares;

                           (iii) Each payment of principal on Loans in any Borrowing shall be shared among Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

                           (iv) Each payment of interest on Loans in any Borrowing shall be shared among Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans then owed to such Lenders so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

                           (v) Each Reimbursement Payment shall be shared among the Facility A Lenders (including Issuing Bank) which made or funded the applicable Drawing Payment pro rata according to the respective amounts of such Drawing Payment so made or funded by such Lenders;

                           (vi) Each payment of Facility A Commitment Fees and LC Usage Fees shall be shared among Facility A Lenders (except for Defaulting Lenders but including, with respect to LC Usage Fees, Issuing Bank in its capacity as a Lender) pro rata according to (A) their respective Facility A Proportionate Shares and (B) in the case of each Facility A Lender which becomes a Facility A Lender hereunder after the date hereof and before the Facility A Maturity Date, the date upon which such Facility A Lender so became a Facility A Lender;

                           (vii) Each payment of Facility B Commitment Fees shall be shared among Facility B Lenders (except for Defaulting Lenders) pro rata according to (A) their respective Facility B Proportionate Shares and (B) in the case of each Facility B Lender which becomes a Facility B Lender hereunder after the date hereof and before the Facility B Maturity Date, the date upon which such Facility B Lender so became a Facility B Lender;

                           (viii) Each payment of interest (other than interest on Loans) shall be shared among Lenders and Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and Agent and (B) the dates on which such amounts became owing to such Lenders and Agent; and

                           (ix) All other payments under this Agreement and the other Credit Documents shall be for the benefit of the Person or Persons specified.

                  (b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loan owed to it as part of any Borrowing in excess of its ratable share of payments on account of all Loans in such Borrowing obtained by all applicable Lenders entitled to such payments (or, with respect to the Facility A Lenders, Reimbursement Obligations) such Lender shall forthwith purchase from such other Lenders such participations in their Loans (or, with respect to the Facility A Lenders, Reimbursement Obligations) as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other applicable Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Subparagraph 2.11 (b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

      2.12. Change of Circumstances.

            (a) Inability to Obtain Funds, Determine Rates, Etc. If, on or before the first day of any Interest Period for any LIBOR Borrowing in any currency, Agent shall determine (which determination shall be conclusive and binding upon Borrowers absent manifest error) that (i) funds in the currency of such Borrowing are not readily available in the amounts necessary for such Borrowing in the London interbank market, (ii) the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to other circumstances affecting the London interbank market, or (iii) the rate of interest for such Borrowing does not adequately and fairly reflect the cost to Lenders of making or maintaining such Borrowing, Agent shall immediately give notice of such condition to the applicable Borrowers and the applicable Lenders. After the giving of any such notice and until Agent shall otherwise notify the applicable Borrowers that the circumstances giving rise to such condition no longer exist, such Borrowers' right to obtain, continue or convert to Borrowings in the affected currency shall be suspended. Any LIBOR Borrowings in the affected currency outstanding at the commencement of any such suspension shall be repaid at the end of the then current Interest Period for such Borrowings unless such suspension has then ended.

            (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan in any currency, such Lender shall immediately notify Agent and the applicable Borrower of such Change of Law. Upon receipt of such notice, (i) such Borrower's right to obtain, continue or convert to LIBOR Loans in the affected currency shall be suspended until such time as Agent shall notify such Borrower and the applicable Lenders that the circumstances giving rise to such suspension no longer exist, and (ii) such Borrower shall, if so requested by such Lender, immediately repay such LIBOR Loans in the affected currency if such Lender shall notify such Borrower that such Lender may not lawfully continue to fund and maintain such LIBOR Loans . Any prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans shall be deemed a prepayment thereof for purposes of Paragraph 2.14.

            (c) Increased Costs. If, after the date of this Agreement, any Change of Law:

                  (i) Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Loan, or shall change the basis of taxation of payments by any Borrower to any such Lender on such a LIBOR Loan, or in respect to such a LIBOR Loan, under this Agreement (except for changes in the rate of taxation on the overall net income of such Lender imposed by its jurisdiction of incorporation, the jurisdiction of its Applicable Lending Office, or a jurisdiction in which such Participant is doing business without regard to the transactions contemplated by this Agreement); or

                  (ii) Shall impose, modify or hold applicable any reserve
            (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBO Rate for any Loans), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan; or

                  (iii) Shall impose on any Lender any other condition related to any LIBOR Loan, any Letter of Credit or such Lender's
            Commitments;

      And the effect of any of the foregoing is to increase the cost to such Lender of making, continuing or maintaining any such LIBOR Loan, any Letter of Credit or its Commitments or to reduce any amount receivable by such Lender hereunder; then Borrowers shall from time to time, within ten
      (10) Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts; provided, however, that Borrowers shall have no obligation to make any payment to any demanding party under this Subparagraph 2.10(c) on account of any such increased costs or reduced amounts unless Borrowers receive notice of such increased costs or reduced amounts from the demanding party within twelve
      (12) months after such increased costs or reduced amounts have been incurred or realized accompanied by a certificate executed by an officer of the applicable Lender setting forth in reasonable detail the basis and calculation of the amount of such increased costs or reduced amounts, which certificate shall constitute prima facie evidence of such costs or amounts. The obligations of Borrowers under this Subparagraph 2.12(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

            (d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender's or such Person's policies with respect to capital adequacy), Borrowers shall pay to such Lender or such Person, within ten (10) Business Days after demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital; provided, however, that Borrowers shall have no obligation to make any payment to any demanding party under this Subparagraph 2.12(d) on account of any such increased costs unless Borrowers receive notice of such increased costs from the demanding party within twelve (12) months after such increased costs been incurred or realized accompanied by a certificate executed by an officer of the applicable Lender setting forth in reasonable detail the basis and calculation of the amount of such increased costs, which certificate shall constitute prima facie evidence of such costs. The obligations of Borrowers under this Subparagraph 2.12(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

            (e) Mitigation. Any Lender which becomes aware of (i) any Change of Law which will make it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or (ii) any Change of Law or other event or condition which will obligate Borrowers to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) shall notify Borrowers and Agent thereof as promptly as practical. If any Lender has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Lender shall notify Borrowers and Agent thereof as promptly as practical. Each Lender affected by any Change of Law which makes it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or to which Borrowers are obligated to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Lending Offices) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Borrowers are obligated to pay pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) if, in the reasonable opinion of such Lender, such efforts would not be disadvantageous to such Lender or contrary to such Lender's normal banking practices.

      2.13. Taxes on Payments.

            (a) Payments Free of Taxes. All payments made by Borrowers under this Agreement and the other Credit Documents shall be made free and clear of, and, except as provided herein, without deduction or withholding for or on account of, Non-Excluded Taxes. If any Non-Excluded Taxes are required to be withheld from any amounts payable to Agent or any Lender hereunder or under the other Credit Documents, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents. Whenever any Non-Excluded Taxes are payable by Borrowers, as promptly as possible thereafter, Borrowers shall send to Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrowers showing payment thereof. If Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrowers shall indemnify Agent and Lenders for any taxes (including interest or penalties) that may become payable by Agent or any Lender as a result of any such failure. The obligations of Borrowers under this Paragraph 2.13 (i) shall be subject to the mitigation provisions contained in Paragraph 8.03 and (ii) shall survive the payment and performance of the Obligations and the termination of this Agreement.

            (b) Withholding Exemption Certificates. Each Borrower may from time to time, by written notice to the Agent and each Lender, designate an office from which payments under this Agreement shall be made (an "Applicable Payment Office"). FIL's Applicable Payment Office shall be deemed to be in Hong Kong unless otherwise designated in writing by FIL. If a Borrower other than FIL does not designate an Applicable Payment Office, such Borrower's Applicable Payment Office shall be deemed to be located in the jurisdiction in which such Borrower is organized. On or prior to the Closing Date (or, with respect to any Lender which is not a party to this Agreement on the Closing Date, on or prior to the date any other Lender becomes a Lender hereunder), each Lender which is not organized under the laws of the jurisdiction of a Borrower's Applicable Payment Office shall notify the applicable Borrower whether such Lender is entitled to receive payments on its Loans under this Agreement from such Borrower's Applicable Payment Office for the account of such Lender's Lending Office without deduction or withholding of any income taxes (or with reduced deduction or withholding of any such taxes) imposed by the jurisdiction of such Borrower's Applicable Payment Office and promptly deliver to such Borrower such certificates and other evidence as such Borrower shall reasonably request to establish such fact. If, after the Closing Date, any Borrower designates an Applicable Payment Office that is different than such Borrower's then existing Applicable Payment Office, each Lender which is not organized under the laws of the jurisdiction of such new Applicable Payment Office shall, as soon as practicable and in any event within thirty (30) days of such designation (or if not practicable within such period, then as soon as practicable thereafter but in any event within a period of sixty (60) days of such designation), notify the applicable Borrower whether such Lender is entitled to receive payments on its Loans under this Agreement from such Borrower's new Applicable Payment Office for the account of such Lender's Lending Office without deduction or withholding of any income taxes (or with reduced deduction or withholding of any such taxes) imposed by the jurisdiction of such Borrower's new Applicable Payment Office and promptly deliver to such Borrower such certificates and other evidence as such Borrower shall reasonably request to establish such fact. Each such Lender further agrees
      (A) promptly to notify the applicable Borrowers and Agent of any change of circumstances (including any change in any treaty, law or regulation or any change of such Lender's Applicable Lending Office) which would prevent such Lender from receiving such payments hereunder without any deduction or withholding of such taxes (or with reduced deduction or withholding of any such taxes) and (B) if such Lender is still legally entitled to do so, then on or before the date that any certificate or other form delivered by such Lender under this Subparagraph 2.13(b) expires, to deliver to such Borrowers and Agent a new certificate or form, certifying that such Lender is entitled to receive such payments under this Agreement without deduction or withholding of such taxes (or with reduced deduction or withholding of any such taxes). If any Lender fails to provide to Agent and the applicable Borrower pursuant to this Subparagraph 2.13(b) (or, in the case of an Assignee Participant, Subparagraph 8.05(b)) any notifications, certificates or other evidence required by such provision, such Lender shall not be entitled to any indemnification under Subparagraph 2.13(a) for any Non-Excluded Taxes imposed on such Lender primarily as a result of such failure.

            (c) Mitigation. If Agent or any Lender claims any additional amounts to be payable to it pursuant to this Paragraph 2.13, such Person shall file (or, with respect to any claim made by any Lender then a party to this Agreement as a result of the designation of a new Applicable Payment Office by any Borrower, such Person shall use reasonable commercial efforts to file) any certificate or document requested in writing by the applicable Borrower reflecting a reduced rate of withholding or to change the jurisdiction of an Applicable Lending Office if the making of such a filing or such change in the jurisdiction of an Applicable Lending Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of such Person, in the case of a change in the jurisdiction of an Applicable Lending Office, such change would not be disadvantageous to such Person or contrary to such Person's normal banking practices.

            (d) Tax Returns. Nothing contained in this Paragraph 2.13 shall require Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

            (e) Lender Rate Contracts. Nothing contained in this Paragraph 2.13 shall override or supercede any term or provision of any Lender Rate Contract regarding withholding taxes relating to Rate Contracts.

      2.14. Funding Loss Indemnification. If any of the Borrowers shall (a) repay, prepay or convert any LIBOR Loan on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan after delivering the Notice of Borrowing therefor to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to pay when due any principal or interest on any LIBOR Loan, such Borrower shall, within ten (10) Business Days after demand of such Lender, reimburse such Lender for and hold such Lender harmless from all reasonable break funding costs and losses incurred by such Lender as a result of such repayment, prepayment, conversion or failure; provided, however, that Borrowers shall have no obligation to make any payment to any demanding party under this Paragraph 2.14 on account of any such costs or losses unless Borrowers receive notice of such costs or losses from the demanding party within twelve (12) months after such costs or losses have been incurred or realized. Borrowers understand that such costs and losses may include, without limitation, losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund a LIBOR Loan. Each Lender demanding payment under this Paragraph 2.14 shall deliver to Borrowers, with a copy to Agent, a certificate of an officer of such demanding party setting forth the amount of costs and losses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to Borrowers shall constitute prima facie evidence of such costs and losses. The obligations of Borrowers under this Paragraph 2.14 shall survive the payment and performance of the Obligations and the termination of this Agreement.

      2.15. Security.

            (a) Guaranties, Etc. The Obligations shall be secured by a Guaranty in the form of Exhibit C (the "Guaranty"), duly executed all Eligible Material Subsidiaries and other Subsidiaries of FIL that have executed the Guaranty or otherwise elected to become a party thereto, with such changes thereto as may be appropriate based on the law of the applicable jurisdictions. In addition, as soon as practicable and in any event within forty-five (45) days of the Closing Date, FIL shall deliver, or cause to be delivered, to Agent, (A) a Subsidiary Joinder in the form of Attachment 1 to the Guaranty, appropriately completed and duly executed by each of
      (i) FLX Cyprus Limited, (ii) Flextronics (Malaysia) Sdn Bhd and (iii) IEC Holdings Ltd., (B) favorable written opinions, addressed to Agent for the benefit of the Lenders, covering such legal matters as Agent and the Lenders may reasonably request and otherwise in form and substance satisfactory to Agent and the Lenders, from counsel for each of the above-referenced Subsidiaries and (C) such other instruments, agreements, certificates and documents as Agent may reasonably request to secure, maintain, protect and evidence the obligations of such Subsidiary under the Guaranty.

            (b) Changes in Material Subsidiaries.

                  (i) If, at any time after the date of this Agreement, any
            Subsidiary of FIL that is not a Guarantor under the Guaranty shall become an Eligible Material Subsidiary, FIL promptly shall deliver, or cause to be delivered, to Agent, within sixty (60) days of becoming aware of any such event, (A) a Subsidiary Joinder in the form of Attachment 1 to the Guaranty, appropriately completed and duly executed by such Subsidiary, and (B) such other instruments, agreements, certificates, opinions and documents as Agent may reasonably request to secure, maintain, protect and evidence the obligations of such Subsidiary under the Guaranty.

                  (ii) If, at any time after the date of this Agreement, any
            Subsidiary of FIL that is a Guarantor under the Guaranty shall cease to be, or shall not have become, an Eligible Material Subsidiary, Agent shall if requested by FIL release such Subsidiary from its obligations under the Guaranty.

            (c) Further Assurances. Borrowers shall deliver, and shall cause the Guarantors to deliver, to Agent such other guaranties, guaranty supplements and other instruments, agreements, certificates, opinions and documents as Agent and any Lender may reasonably request to implement the provisions of Subparagraph 2.15(a) and otherwise to establish, maintain, protect and evidence the rights provided to Agent, for the benefit of Agents and Lenders, pursuant to the Security Documents. Borrowers shall fully cooperate with Agent and Lenders and perform all additional acts reasonably requested by Agent or any Lender to effect the purposes of this Paragraph 2.15. Without limiting the generality of the foregoing, FIL covenants and agrees that it will ensure that the aggregate revenues of the Subsidiaries that have executed and delivered the Guaranty pursuant to this Agreement and the FIUI Credit Agreement for each year will equal or exceed 53% of the consolidated total revenues of FIL and all of its Subsidiaries as reflected for such year in FIL's annual audited Financial Statements.

      2.16. Replacement of Lenders. If any Lender shall (a) become a Defaulting Lender more than one (1) time in a period of twelve (12) consecutive months, (b) continue as a Defaulting Lender for more than three (3) Business Days at any time, (c) suspend its obligation to make or maintain LIBOR Loans in any currency pursuant to Subparagraph 2.12(b) for a reason which is not applicable to any other Lender or (d) demand any payment under Subparagraph 2.12(a), 2.12(c) or 2.12(d) for a reason which is not applicable to any other Lender, then Agent may (or upon the written request of Borrowers, shall) replace such Lender (the "affected Lender"), or cause such affected Lender to be replaced, with another lender (the "replacement Lender") satisfying the requirements of an Assignee Lender under Subparagraph 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement Lender pursuant to Subparagraph 8.05(c); provided, however, that if Borrowers seek to exercise such right, they must do so within sixty (60) days after any Borrower first knows or should have known of the occurrence of the event or events giving rise to such right, and neither Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for Borrowers; and provided, further, that no Lender shall be replaced under this Agreement unless such Lender is also replaced under the FIUI Credit Agreement. Upon receipt by any affected Lender of a written notice from Agent stating that Agent is exercising the replacement right set forth in this Paragraph 2.16, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement Lender pursuant to an Assignment and Assumption and Subparagraph 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender's Loans so sold and assigned, all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled.

SECTION III.   CONDITIONS PRECEDENT.

      3.01. Initial Conditions Precedent. The obligations of the applicable Lenders to make the Loans comprising the initial Borrowing and of Issuing Bank to issue the initial Letter of Credit are subject to receipt by Agent, on or prior to the Closing Date, of each item listed in Schedule 3.01, each in form and substance satisfactory to Agent and each Lender, and with sufficient copies for, Agent and each Lender.

      3.02. Conditions Precedent to Each Credit Event. The occurrence of each Credit Event (including the initial Borrowing and the issuance of the initial Letter of Credit) is subject to the further conditions that:

            (a) Borrowers shall have delivered to Agent (and Issuing Bank, in the case of an LC Application) the Notice of Borrowing, Notice of Interest Period Selection or LC Application, as the case may be, for such Credit Event in accordance with this Agreement; and

            (b) With respect to each Credit Event involving the making of a Loan or the issuance of a Letter of Credit, on the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

                  (i) The representations and warranties of Borrowers and their
            Subsidiaries set forth in Paragraph 4.01 and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date); and

                  (ii) No Default has occurred and is continuing or will result from such Credit Event.

The submission by any of the Borrowers to Agent of each Notice of Borrowing and each LC Application shall be deemed to be a representation and warranty by such Borrower that each of the statements set forth above in this Subparagraph 3.03(b) is true and correct as of the date of such notice.

      3.03. Covenant to Deliver. Borrowers agree (not as a condition but as a covenant) to deliver to Agent (as applicable) each item required to be delivered to Agent as a condition to the occurrence of any Credit Event if such Credit Event occurs. Borrowers expressly agree that the occurrence of any such Credit Event prior to the receipt by Agent of any such item (and Issuing Bank, in the case of an LC Application) shall not constitute a waiver by Agent or any Lender of Borrowers' obligation to deliver such item.

      3.04. Conditions Precedent to Adding Designated Borrower. The obligations of the applicable Lenders to make Loans to any Designated Borrower or issue any Letters of Credit on behalf of any Designated Borrower are subject to, on or prior to the date of such designation, the following: (a) receipt by Agent of each item listed in Schedule 3.01 with respect to such Designated Borrower, each in form and substance satisfactory to Agent and each Lender, and with sufficient copies for, Agent and each Lender, (b) execution of an amendment to this Agreement by each of the parties hereto, whereby Designated Borrower shall agree to be bound by all of the terms herein and shall designate its initial Applicable Payment Office, (c) written approval by all Lenders and Guarantors party to this Agreement and any of the Credit Documents as to the designation of the Designated Borrower, and (d) execution by Designated Borrower and FIL of a Subsidiary Joinder to the Guaranty, substantially in the form of Attachment 1 to Exhibit C hereto.

SECTION IV. REPRESENTATIONS AND WARRANTIES.

      4.01. Borrowers' Representations and Warranties. In order to induce Agent and Lenders to enter into this Agreement, Borrowers hereby represent and warrant to Agent and Lenders as follows:

            (a) Due Incorporation, Qualification, etc. Each of Borrowers and their Subsidiaries (i) is a corporation duly organized, validly existing and, in any jurisdiction in which such legal concept is applicable, in good standing under the laws of its jurisdiction of organization; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified and licensed to do business as a foreign corporation or branch in each jurisdiction where the failure to be so qualified or licensed is reasonably and substantially likely to have a Material Adverse Effect.

            (b) Authority. The execution, delivery and performance by each of the Borrowers and each Guarantor of each Credit Document executed, or to be executed, by such Person and the consummation of the transactions contemplated thereby (i) are within the power of such Person and (ii) have been duly authorized by all necessary actions on the part of such Person.

            (c) Enforceability. Each Credit Document executed, or to be executed, by each of the Borrowers and each Guarantor has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

            (d) Non-Contravention. The execution and delivery by each of Borrowers and each Guarantor of the Credit Documents executed by such Person and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to such Person; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Person; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Person.

            (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including the shareholders of any Person) is required in connection with the execution and delivery of the Credit Documents executed by each of the Borrowers and each Guarantor and the performance or consummation of the transactions contemplated thereby, except such as
      (i) have been made or obtained and are in full force and effect or (ii) are being made or obtained in a timely manner and once made or obtained will be in full force and effect.

            (f) No Violation or Default. Neither any Borrower, nor any Guarantor nor any of FIL's Subsidiaries is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person or (ii) any Contractual Obligation of such Person, where, in each case, such violation or default is reasonably or substantially likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither any Borrower, nor any Guarantor nor any of FIL's Subsidiaries (A) has violated any Environmental Laws, (B) to the knowledge of any Borrower, any Guarantor or any of FIL's Subsidiaries, has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or, to the knowledge of any Borrower, any Guarantor or any of FIL's Subsidiaries, is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably and substantially likely to have a Material Adverse Effect. No Default has occurred and is continuing.

            (g) Litigation. No actions (including derivative actions), suits, proceedings or investigations are pending or, to the knowledge of any Borrower, threatened against any Borrower, any Guarantor or any of FIL's Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) based upon the written advice of such Person's outside legal counsel, is reasonably likely to be determined adversely and if so adversely determined is reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect or
      (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by any Borrower or any Guarantor of the Credit Documents or the transactions contemplated thereby.

            (h) Title; Possession Under Leases. Each Borrower, each Guarantor and each of FIL's Subsidiaries own and have good and indefeasible title, or a valid leasehold interest in, all their respective material properties and assets as reflected in the most recent Financial Statements delivered to Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective material assets and properties acquired by such Borrower, each Guarantor and FIL's Subsidiaries since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement). Such assets and properties are subject to no Lien, except for Permitted Liens.

            (i) Financial Statements. The Financial Statements of FIL and its Subsidiaries which have been delivered to Agent, (i) are in accordance with the books and records of FIL and its Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present in all material respects the financial conditions and results of operations of FIL and its Subsidiaries as of the date thereof and for the period covered thereby. Neither FIL nor any of its Subsidiaries has any Contingent Obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed or reflected in the Financial Statements of FIL dated December 31, 2001, furnished by FIL to Agent prior to the date hereof, or in the Financial Statements delivered to Agent pursuant to (i) or (ii) of Subparagraph 5.01(a), or except as permitted under Section V of this Agreement.

            (j) Employee Benefit Plans.

                  (i) Based on the latest valuation of each Employee Benefit
            Plan that any Borrower or any ERISA Affiliate maintains or contributes to, or has any obligation under (which occurred within twelve months of the date of this representation), the aggregate benefit liabilities of such plan within the meaning of Section 4001 of ERISA did not materially exceed the aggregate value of the assets of such plan. Neither any Borrower nor any ERISA Affiliate has any material liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage is not reasonably and substantially likely to have a Material Adverse Effect.

                  (ii) Each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by any Borrower or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of any Borrower or any ERISA Affiliate is legally valid and binding and is in all material respects in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither any Borrower nor any ERISA Affiliate nor, to the knowledge or any Borrower, any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the IRC.

                  (iii) Neither any Borrower nor any ERISA Affiliate contributes to or has any material contingent obligations to any Multiemployer Plan. Neither any Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither any Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

                  (iv) All employer and employee contributions required by any applicable Governmental Rule in connection with all Foreign Plans have been made, or, if applicable, accrued, in all material respects, in accordance with the country-specific accounting practices. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient, except to the extent that is not reasonably and substantially likely to have a Material Adverse Effect, to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, which actuarial assumptions are commercially reasonable. Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities except to the extent that is not reasonably and substantially likely to have a Material Adverse Effect. Each Foreign Plan reasonably complies in all material respects with all applicable Governmental Rules.

            (k) Other Regulations. No Borrower or any Material Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Governmental Rule that limits its ability to incur Indebtedness.

            (l) Patent and Other Rights. Each Borrower and each of FIL's Subsidiaries own, license or otherwise have the full right to use, under validly existing agreements, without known conflict with any rights of others, all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except such patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto which if not validly owned or used would not be reasonably likely to have a Material Adverse Effect.

            (m) Governmental Charges. Each Borrower and each of FIL's Subsidiaries have filed or caused to be filed all material tax returns, reports and declarations which are required to be filed by them. Each Borrower and each of FIL's Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably and substantially likely to have a Material Adverse Effect if unpaid.

            (n) Margin Stock. No Borrower owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of such Borrower, and no proceeds of any Loan and no Letter of Credit will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

            (o) Subsidiaries, Etc. Schedule 4.01(o) (on the Closing Date as of December 31, 2001 and as thereafter updated on a quarterly basis by Borrowers in a written notice to Agent no later than the date financial statements are required to be delivered pursuant to Subparagraph 5.01(a)) sets forth each of FIL's Significant Subsidiaries, its jurisdiction of organization, the percentages of shares owned directly or indirectly by FIL and whether FIL owns such shares directly or, if not, the Subsidiary of FIL that owns such shares. The only Material Subsidiaries on the date of this Agreement are Flextronics International USA, Inc., Flextronics International Latin America (L) Ltd., Flextronics International Sweden AB, Flextronics International Kft. and Flextronics Hungaria Kft. 1.

            (p) Solvency, Etc. Each of the Borrowers, each Guarantor and each Material Subsidiary is Solvent and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby, will be Solvent.

            (q) Senior Debt. Borrowers have taken all actions necessary for the Obligations to constitute "Designated Senior Debt" for the purposes of and as defined in the Subordinated Indenture. Borrowers shall take all additional actions that may be necessary for the Obligations to continue at all times to constitute "Designated Senior Debt" or otherwise to be entitled to all the benefits of any senior debt under all Subordinated Indentures.

            (r) No Withholding, Etc. Except as otherwise disclosed by a Borrower to the Agent from time to time, no Borrower has actual knowledge of any requirement under any Governmental Rule to make any deduction or withholding of any nature whatsoever from any payment required to be made by any Borrowers hereunder or under any other Credit Document. Neither this Agreement nor any of the other Credit Documents is subject to any registration or stamp tax or any other similar or like taxes payable in any relevant jurisdiction.

            (s) Foreign Subsidiaries.

                  (i) No Immunities, etc. Each Foreign Subsidiary that is a
            Borrower or Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement and the other Credit Documents, and the execution, delivery and performance by each such Foreign Subsidiary of this Agreement and the other Credit Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or, if applicable in the relevant jurisdiction, from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under laws of the jurisdiction in which such Foreign Subsidiary is organized and existing in respect of its obligations under this Agreement and the other Credit Documents. Each such Foreign Subsidiary has waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court and from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary is organized and existing in respect of its obligations under this Agreement and the other Credit Documents. The waiver by each such Foreign Subsidiary described in the immediately preceding sentence is the legal, valid and binding obligation of such Foreign Subsidiary.

                  (ii) No Recordation Necessary. This Agreement and each of the other Credit Documents executed by a Foreign Subsidiary is in proper legal form under the law of the jurisdiction in which such Foreign Subsidiary is organized and existing for the enforcement hereof or thereof against such Foreign Subsidiary under the law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and such other Credit Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or any other Credit Document executed by a Foreign Subsidiary that this Agreement, any other Credit Document or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, any other Credit Document or any other document, except for any such filing, registration or recording, or execution or notarization, as has been made or is not required to be made until this Agreement, any other Credit Document or any other document is sought to be enforced and for any charge or tax as has been timely paid.

                  (iii) Exchange Controls. The execution, delivery and
            performance by each Borrower of this Agreement and each of the other Credit Documents executed by a Foreign Subsidiary is, under applicable foreign exchange control regulations of the jurisdiction in which each such Borrower or Foreign Subsidiary is organized and existing, not subject to any notification or authorization except
            (A) such as have been made or obtained or (B) such as cannot be made or obtained until a later date (provided any notification or authorization described in immediately preceding clause (A) shall be made or obtained as soon as is reasonably practicable).

            (t) No Material Adverse Effect. No event has occurred and no condition exists which is reasonably and substantially likely to have a Material Adverse Effect.

            (u) Accuracy of Information Furnished. The Credit Documents and the other certificates, statements and information (excluding projections) furnished to Agent or any Lender by or on behalf of Borrowers, the Guarantors and FIL's Subsidiaries in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All projections have been based upon reasonable assumptions and represent, as of their respective dates of presentations, Borrowers' best estimates of the future performance of Borrowers, the Guarantors and FIL's Subsidiaries.

      4.02. Reaffirmation. Each Borrower shall be deemed to have reaffirmed, for the benefit of the Lenders and Agent, each representation and warranty contained in Paragraph 4.01 on and as of the date of each Credit Event involving the making of a Loan or the issuance of a Letter of Credit (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

SECTION V. COVENANTS.

      5.01. Affirmative Covenants. Until the termination of this Agreement and the satisfaction in full by Borrowers of all Obligations, Borrowers will comply, and will cause compliance, with the following affirmative covenants, unless Required Lenders shall otherwise consent in writing:

            (a) Financial Statements, Reports, etc. Each Borrower shall furnish to Agent the following, each in such form and such detail as Agent or the Required Lenders shall reasonably request:

                  (i) As soon as available and in no event later than fifty-five
            (55) days after the last day of each fiscal quarter of FIL, a copy of the Financial Statements of FIL and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the chief financial officer, treasurer or controller of FIL to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                  (ii) As soon as available and in no event later than one
            hundred (100) days after the close of each fiscal year of FIL, (A) copies of the audited Financial Statements of FIL and its Subsidiaries (prepared on a consolidated and consolidating basis) for such year, audited by independent certified public accountants of recognized national standing reasonably acceptable to Agent, (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to Agent) and (C) if available from such accountants, certificates of such accountants to Agent stating that in making the examination necessary for their opinion they have reviewed this Agreement and have obtained no knowledge of any Default which has occurred and is continuing, or if, in the opinion of such accountants, a Default has occurred and is continuing, a statement as to the nature thereof;

                  (iii) Contemporaneously with the quarterly and year-end
            Financial Statements required by the foregoing clauses (i) and (ii), a compliance certificate of the chief financial officer, treasurer or controller of each Borrower (a "Compliance Certificate") which
            (A) states that no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action Borrowers propose to take with respect thereto; and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Paragraph 5.03 for FIL;

                  (iv) As soon as possible and in no event later than five (5)
            Business Days after any officer of such Borrower knows of the occurrence or existence of (A) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan; (B) any actual or threatened litigation, suits, claims or disputes against any Borrower or any of FIL's Subsidiaries involving potential monetary damages payable by any Borrower or FIL's Subsidiaries of $10,000,000 or more (alone or in the aggregate); (C) any other event or condition which is reasonably and substantially likely to have a Material Adverse Effect; or (D) any Default; the statement of the chief financial officer, treasurer or controller of such Borrower setting forth details of such event, condition or Default and the action which such Borrower proposes to take with respect thereto;

                  (v) As soon as available and in no event later than five (5)
            Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by any of the Borrowers or any of FIL's Subsidiaries with the United States Securities and Exchange Commission (including, without limitation, all 10-Q, 10-K and 8-K reports); and (B) all reports, proxy statements and financial statements sent or made available by any of the Borrowers or any of FIL's Subsidiaries to its security holders;

                  (vi) As soon as possible and in no event later than (A)
            fifty-five (55) days after the last day of each fiscal quarter (or one hundred (100) days in the case of the last fiscal quarter of each fiscal year), written notice of any new Significant Subsidiary acquired or established directly or indirectly by FIL during such quarter or any other change in the information set forth in Schedule 4.01(o) during such quarter; and (B) ten (10) days after the date that any entity becomes a Material Subsidiary, written notice setting forth each Subsidiary of FIL that has become a Material Subsidiary and indicating for each such new Material Subsidiary whether such Material Subsidiary is an Eligible Material Subsidiary or Ineligible Material Subsidiary;

                  (vii) As soon as available and in no event later than five (5)
            Business Days after any Borrower changes its legal name or the address of its chief executive office, written notice setting forth such Borrower's new legal name and/or new address; and

                  (viii) Such other instruments, agreements, certificates,
            opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of such Borrower or FIL's Subsidiaries, and compliance by such Borrower with the terms of this Agreement and the other Credit Documents as Agent on behalf of itself or one or more Lenders may from time to time reasonably request.

      In lieu of furnishing to Agent hard copies of the quarterly Financial Statements described in clause (i) above and the annual Financial Statements and auditor's report described in clauses (ii)(A) and (ii)(B) above and the other documents referred to in clause (v) above, FIL may make such documents available to Lenders at its website located at www.flextronics.com and through the United States Securities and Exchange Commission's EDGAR system ("EDGAR") or by transmitting such documents electronically to Lenders. The Agent shall provide to any Lender hard copies of such documents upon request if such Lender does not have access to FIL's website or EDGAR.

            (b) Books and Records. Each Borrower and FIL's Subsidiaries shall at all times keep proper books of record and account which shall be complete and correct in all material respects in accordance with GAAP.

            (c) Inspections. Each Borrower and FIL's Subsidiaries shall permit Agent and each Lender, or any agent or representative thereof, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of such Borrower and FIL's Subsidiaries, to examine the books and records of such Borrower and FIL's Subsidiaries and make copies thereof and to discuss the affairs, finances and business of such Borrower and FIL's Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as Agent or any Lender may reasonably request (which visits and inspections shall be at the expense of Agent or such Lender unless a Default has occurred and is continuing).

            (d) Insurance. Each Borrower and FIL's Subsidiaries shall (i) carry and maintain insurance of the types and in the amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including fire, public liability, property damage and worker's compensation, (ii) carry and maintain each policy for such insurance with financially sound insurers and (iii) deliver to Agent from time to time, as Agent may request, schedules setting forth all insurance then in effect.

            (e) Taxes, Governmental Charges and Other Indebtedness. Each Borrower and FIL's Subsidiaries shall promptly pay and discharge when due
      (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all indebtedness which, if unpaid, could become a Lien upon the property of such Borrower or FIL's Subsidiaries and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness, which in each case, if unpaid, is reasonably and substantially likely to have a Material Adverse Effect, except such taxes, Governmental Charges or Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves are maintained in accordance with GAAP.

            (f) Use of Proceeds. Each Borrower shall use the proceeds of the Loans only for the respective purposes set forth in Section II. No Borrower shall use any part of the proceeds of any Loan or any Letter of Credit, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve such Borrower, any Lender or Agent in a violation of Regulations T, U or X issued by the Federal Reserve Board.

            (g) General Business Operations. Each of the Borrowers and FIL's Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person and (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except, in each case, where any failure is not reasonably and substantially likely to have a Material Adverse Effect.

            (h) Pari Passu Ranking. Each Borrower shall take, or cause to be taken, all actions necessary to ensure that the Obligations of such Borrower are and continue to rank at least pari passu in right of payment with all other unsecured and unsubordinated Indebtedness of such Borrower.

      5.02. Negative Covenants. Until the termination of this Agreement and the satisfaction in full by Borrowers of all Obligations, Borrowers will comply, and will cause compliance, with the following negative covenants, unless Required Lenders shall otherwise consent in writing:

            (a) Indebtedness. None of the Borrowers or any of FIL's Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except for the following ("Permitted Indebtedness"):

                  (i) Indebtedness that is not secured by a Lien in any asset or property of any of the Borrowers or any of FIL's Subsidiaries;

                  (ii) (A) Indebtedness under Capital Leases or under purchase money loans incurred by Borrower or any of FIL's Subsidiaries to finance the acquisition, construction, development or improvement by such Person of real property, fixtures, or equipment or other tangible assets provided that in each case (1) such Indebtedness is incurred by such Person at the time of, or not later than one hundred twenty (120) days after, the acquisition by such Person of the property so financed and (2) such Indebtedness does not exceed the purchase price of the property (or the cost of constructing, developing or improving the same) so financed, and (B) Indebtedness under initial or successive refinancings of any such Capital Leases or purchase money loans provided that the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced;

                  (iii) Existing Secured Indebtedness, together with initial or successive refinancings thereof, provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced (except to the extent necessary to pay fees, expenses, underwriting discounts and prepayment penalties in connection therewith) and (B) the other terms and provisions of any such refinancing with respect to maturity, redemption, prepayment, default and subordination are no less favorable in any material respect to Lenders than the Indebtedness being refinanced;

                  (iv) Indebtedness of any Borrower or Guarantor to any other
            Borrower or any Eligible Material Subsidiary or Indebtedness of any Eligible Material Subsidiary to any Borrower or any other Eligible Material Subsidiary or any Guarantor, in each case to the extent otherwise permitted pursuant to Subparagraph 5.02(e) and Subparagraph 5.02(i); and

                  (v) Other Indebtedness that is secured by a Lien on any assets or property of any of the Borrowers or any of FIL's Subsidiaries, provided that the aggregate principal amount of all secured Indebtedness (other than Existing Secured Indebtedness or Indebtedness secured by cash or cash equivalents to the extent such cash or cash equivalents are proceeds of such Indebtedness), outstanding during any fiscal quarter of FIL does not exceed ten percent (10%) of the consolidated assets of FIL and its Subsidiaries on the last day of the immediately preceding fiscal quarter.

            (b) Liens. None of the Borrowers or any of FIL's Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of their assets or property of any character, whether now owned or hereafter acquired, except for the following Liens ("Permitted Liens"):

                  (i) Liens that secure only Indebtedness which constitutes
            Permitted Indebtedness under clause (ii) (but only to the extent such Liens are on the assets so financed, the proceeds thereof and any improvements thereon), (iii), (iv) or (v) of Subparagraph 5.02(a);

                  (ii) Liens in favor of any of the Borrowers, any Eligible
            Material Subsidiary or any Guarantor on all or part of the assets of Subsidiaries of any Borrower, any Eligible Material Subsidiary or any Guarantor securing Indebtedness owing by Subsidiaries of any of the Borrowers, Eligible Material Subsidiary or any Guarantor, as the case may be, to any of the Borrowers or to such other Eligible Material Subsidiary or Guarantor;

                  (iii) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue (taking into account applicable grace periods), or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles so long as such Liens are not being foreclosed;

                  (iv) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations and good faith deposits in connection with tenders, contracts or leases to which any Borrower or any Subsidiary is a party or deposits or pledges to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds or other similar obligations;

                  (v) Liens of carriers, landlords, warehousemen, mechanics and materialmen, and other like Liens on properties which would not have a Material Adverse Effect and are in respect of obligations not overdue (taking into account applicable grace periods), or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles so long as such Liens are not being foreclosed;

                  (vi) encumbrances on real property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's or lessee's Liens under leases to which a Borrower or any of FIL's Subsidiaries is a party (including "synthetic" leases), and other minor Liens or encumbrances none of which interferes materially with the use of the property, in each case which do not individually or in the aggregate have a Material Adverse Effect;

                  (vii) Liens in favor of the Agent for the benefit of the
            Lenders and the Agent under the Credit Documents;

                  (viii) Liens in favor of the agent for the benefit of the
            lenders and the agent under the FIUI Credit Documents;

                  (ix) Liens arising out of cash management, netting or set off arrangements made between banks or financial institutions and FIL or any of its Subsidiaries in the ordinary course of business, or over any asset held with a clearing house, or other Liens comprising rights of set-off arising by operation of law or by agreement;

                  (x) Liens securing Indebtedness or other obligations on cash or cash equivalents to the extent such cash or cash equivalents represent proceeds from such Indebtedness or other obligations;

                  (xi) rights of third parties in equipment or inventory
            consigned to or by, or otherwise owned by such third party and which is being stored on property owned or leased by, a Borrower or any of FIL's Subsidiaries;

                  (xii) Liens created pursuant to attachment, garnishee orders or other process in connection with pre-judgment court proceedings; and

                  (xiii) precautionary Liens over assets securitized in
            connection with any securitized transaction permitted under Subparagraph 5.02 (c).

            (c) Asset Dispositions. None of the Borrowers or any of FIL's Subsidiaries shall sell, lease, transfer or otherwise dispose of any of their assets or property, whether now owned or hereafter acquired, except for (i) assets or property sold, leased, transferred or otherwise disposed of in the ordinary course of business for fair market value; (ii) sales of accounts receivable in securitization or financing transactions, provided that the aggregate principal amount of any accounts receivable sold in any fiscal quarter of FIL shall not exceed thirty percent (30%) of the aggregate principal amount of accounts receivable originated by FIL and its Subsidiaries during such fiscal quarter; (iii) sales or transfers of duplicative or excess assets existing as a result of transactions otherwise permitted pursuant to Subparagraph 5.02(d), provided that the aggregate principal amount of any such duplicative assets sold or transferred in any fiscal year does not exceed five percent (5%) of all fixed assets of FIL and its Subsidiaries net of depreciation held by FIL and its Subsidiaries as of the end of the immediately preceding fiscal quarter; (iv) sales or transfers of damaged, obsolete or worn out assets and scrap, in each case in the ordinary course of business, (v) sales or transfers of assets or property to any Borrower or any Subsidiary from any other Borrower or Subsidiary; (vi) assets sold and leasedback by FIL or its Subsidiaries in the ordinary course of business; and (vii) dispositions of Investments permitted under Subparagraph 5.02(e) for a purchase price that is not less than fair market value of the Investments being sold.

            (d) Mergers, Acquisitions, Etc. None of the Borrowers or any of FIL's Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into them, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

                  (i) Borrowers and FIL's Subsidiaries may merge with each
            other, provided that (A) in any such merger involving any Borrower, such Borrower is the surviving corporation and (B) no Default has occurred and is continuing on the date of, or will result after giving effect to, any such merger; and

                  (ii) Borrowers and FIL's Subsidiaries may acquire any Person as a new Subsidiary or of all or substantially all of the assets of any Person, provided that:

                        (A) No Default has occurred and is continuing on the
                  date of, or will result after giving effect to, any such acquisition;

                        (B) Such Person is not primarily engaged in any business
                  substantially different from (1) the present business of the acquiring Borrower or Subsidiary or (2) any business reasonably related thereto; and

                        (C) Borrowers or FIL's Subsidiaries possess the power to
                  direct or cause the direction of the management and policies of such Person.

            (e) Investments. None of the Borrowers or any of FIL's Subsidiaries shall make any Investment except for the following:

                  (i) Investments permitted by the investment policy of FIL set forth in Schedule 5.02(e) or, if any changes to the investment policy of FIL are hereafter duly approved by the Board of Directors of FIL, in any subsequent investment policy which is the most recent investment policy delivered by FIL to Agent with a certificate of FIL's chief financial officer to the effect that such investment policy has been duly approved by FIL's Board of Directors and is then in effect;

                  (ii) Investments listed in Schedule 5.02(e) existing or
            committed on the Closing Date;

                  (iii) Investments received by Borrowers and FIL's Subsidiaries in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (iv) Investments by Borrowers, the Material Subsidiaries and
            the Guarantors directly or indirectly in each other;

                  (v) Investments consisting of loans to employees and officers for travel, housing, relocation and other similar expenses incurred in the ordinary course of business;

                  (vi) Investments of Borrowers and FIL's Subsidiaries in
            interest rate protection, currency swap and foreign exchange arrangements, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;

                  (vii) Deposit accounts;

                  (viii) Investments permitted by Subparagraph 5.02(d); and

                  (ix) Other Investments, provided that:

                        (A) No Default has occurred and is continuing on the
                  date of, or will result after giving effect to, any such Investment; and

                        (B) The aggregate consideration paid by Borrowers and
                  FIL's Subsidiaries for all such Investments in any fiscal year (without duplication) does not exceed the sum of (1) ten percent (10%) of the total assets of FIL and its Subsidiaries at the end of the immediately preceding fiscal quarter, plus
                  (2) seventy-five percent (75%) of the Net Proceeds received from the issuance by FIL of any Equity Securities of the type described in clause (a) of the definition of "Equity Securities" during calendar year 2001 or thereafter.

            (f) Dividends, Redemptions, Etc. None of the Borrowers or any of FIL's Subsidiaries shall pay any dividends or make any distributions on its Equity Securities; purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities; return any capital to any holder of its Equity

      Securities as such; make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or set apart any sum for any such purpose; except as follows:

                  (i) Any of the Borrowers or any of FIL's Subsidiaries may pay
            dividends on its capital stock payable solely in such Person's own capital stock, provided that, in the case of any such dividend payable by an Ineligible Material Subsidiary, such dividend is delivered and pledged to Agent to the extent required by Subparagraph 2.15(b);

                  (ii) Any Subsidiary of FIL may pay dividends to or repurchase its capital stock from such Subsidiary's parent; and

                  (iii) FIL may pay dividends on its capital stock payable in cash or repurchase its capital stock for cash, provided that, in each case, no Default has occurred and is continuing on the date of, or will result after giving effect to, any such payment or repurchase.

            (g) Change in Business. None of the Borrowers or any of FIL's Subsidiaries shall engage to any material extent, either directly or indirectly, in any business substantially different from (i) their present business or (ii) any business reasonably related thereto.

            (h) Employee Benefit Plans.

                  (i) None of the Borrowers or any ERISA Affiliate shall (A)
            adopt or institute any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA,
            (B) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan, (C) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the IRC involving any Employee Benefit Plan or Multiemployer Plan which would subject any Borrower or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify,
            (D) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the IRC or section 302 of ERISA), (E) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan,
            (F) fail to comply with the requirements of section 4980B of the IRC or Part 6 of Title I(B) of ERISA, or (G) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the IRC, where singly or cumulatively, the above would be reasonably and substantially likely to have a Material Adverse Effect.

                  (ii) None of the Borrowers or any of FIL's Subsidiaries shall
            (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan, (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above would be reasonably and substantially likely to have a Material Adverse Effect.

            (i) Transactions With Affiliates. None of the Borrowers or any of FIL's Subsidiaries shall enter into any Contractual Obligation with any Affiliate (other than one of the Borrowers or one of its Subsidiaries) or engage in any other transaction with any such Affiliate except (A) upon terms at least as favorable to such Borrower or such Subsidiary as an arms-length transaction with unaffiliated Persons, except as disclosed or reflected in the Financial Statements of FIL dated December 31, 2001, furnished by FIL to Agent prior to the date hereof, or in the Financial Statements delivered to Agent pursuant to clause (i) or (ii) of Subparagraph 5.01(a), or (B) in connection with transactions made pursuant to Subparagraphs 5.02(d) or 5.02(e).

            (j) Accounting Changes. None of the Borrowers or any of FIL's Subsidiaries shall change (i) their fiscal year (currently April 1 through March 31) or (ii) their accounting practices except as required by GAAP.

            (k) Burdensome Contractual Obligations. None of the Borrowers or any of FIL's Subsidiaries will enter into any Contractual Obligation (excluding this Agreement and the other Credit Documents) that restricts the ability of any wholly-owned Subsidiary of FIL or any other Subsidiary of FIL that had revenues during the immediately preceding fiscal year equal to or greater than $25,000,000 or net worth on the last day of the immediately preceding fiscal year equal to or greater than $25,000,000, to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of their assets to any of the Borrowers or to any Subsidiary of such Subsidiary; provided, however, that the foregoing shall not apply to (i) restrictions or conditions imposed by any Governmental Rule or (ii) customary restrictions and conditions contained in (A) licenses, leases and franchise agreements or (B) relating to the sale of a Subsidiary pending such sale so long as such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is otherwise permitted hereunder.

            (l) Senior Debt. None of the Borrowers or any of FIL's Subsidiaries will designate or permit to exist any other Indebtedness as "Designated Senior Debt" for the purposes of and as defined in of the Subordinated Indenture, other than the Obligations arising under this Agreement and the other Credit Documents and obligations arising under facilities providing at least Fifty Million Dollars ($50,000,000) in the aggregate of loans or other debt or synthetic lease financing.

      5.03. Financial Covenants. Until the termination of this Agreement and the satisfaction in full by Borrowers of all Obligations, Borrowers will comply, and will cause compliance, with the following financial covenants, unless Required Lenders shall otherwise consent in writing:

            (a) Debt/EBITDA Ratio. FIL shall not permit its Debt/EBITDA Ratio to be greater than 3.25 to 1.00 for any consecutive four-quarter period ending on the last day of any fiscal quarter.

            (b) Fixed Charge Coverage Ratio. FIL shall not permit its Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 for any consecutive four-quarter period ending on the last day of any fiscal quarter.

            (c) Net Worth. FIL shall not permit its Net Worth on the last day of any fiscal quarter (such date to be referred to herein as a "determination date") to be less than the sum on such determination date of the following:

                  (i) $2,982,000,000;

                                      plus

                  (ii) Fifty percent (50%) of FIL's consolidated quarterly net income (ignoring any quarterly losses) for each fiscal quarter ending after December 31, 2001 through and including the fiscal quarter ending on the determination date;

                                      plus

                  (iii) Fifty percent (50%) of the Net Proceeds of all Equity
            Securities issued by FIL and its Subsidiaries (to Persons other than FIL or its Subsidiaries) during any period after the Closing Date and ending on the determination date.

SECTION VI. DEFAULT.

      6.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

            (a) Non-Payment. Any Borrower shall (i) fail to pay when due any principal of any Loan or any Reimbursement Payment, or (ii) except at final maturity when no grace period shall apply, fail to pay within five (5) Business Days after the same becomes due any interest, fee or other payment required under the terms of this Agreement or any of the other Credit Documents; or

            (b) Specific Defaults. Any Borrower or any of FIL's Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Paragraph 5.02 or Paragraph 5.03; or

            (c) Other Defaults. Any Borrower or any of FIL's Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the other Credit Documents and such failure shall continue for thirty (30) Business Days after the earlier of (i) any Borrower's written acknowledgement of such failure and
      (ii) Agent's or any Lender's written notice to Borrowers of such failure; provided, however, that in the event that such failure cannot reasonably be cured within such thirty (30) day period, and such failure relates to the observance or performance of any of the covenants, obligations, conditions or agreements contained in Subparagraph 4.01(f) hereof with respect to Hazardous Materials or any Environmental Laws or any judgment, consent decree, settlement or compromise in respect of any claim based thereon, it shall not constitute an Event of Default hereunder so long as Borrowers shall have commenced to cure such failure within such thirty
      (30) day period and shall thereafter diligently pursue such cure to completion, provided further that such failure shall in all events be cured within one hundred and eighty days (180) days after Agent's or such Lender's written notice thereof; or

            (d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of any Borrower to Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to Agent or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made (or deemed made) or furnished and either (i) Agent or any Lender has delivered to Borrowers written notice thereof and such representation, warranty, certificate, information or other statement cannot be remedied or (ii) such representation, warranty, certificate, information or other statement continues to be false, incorrect, incomplete or misleading in any material respect thirty (30) days after the earlier of (A) any Borrower's written acknowledgement that such representation, warranty, certificate, information or other statement was false, incorrect, incomplete or misleading in any material respect and (B) Agent's or any Lender's written notice to Borrowers that such representation, warranty, certificate, information or other statement was false, incorrect, incomplete or misleading in any material respect; or

            (e) Cross-Default. (i) Any Borrower, any Guarantor or any Material Subsidiary shall fail to make any payment on account of any Indebtedness of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $40,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of any Borrower, any Guarantor and any Material Subsidiary (other than the Obligations) in an aggregate amount exceeding $40,000,000 to become due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise); or (ii) any Borrower, any Guarantor or any Material Subsidiary shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of any Borrower, any Guarantor and any Material Subsidiary (other than the Obligations) in an aggregate amount exceeding $40,000,000 to become due (and/or to be secured by cash collateral other than cash collateral obligations not arising from an event of default under any agreement or instrument relating to Indebtedness incurred in connection with a synthetic lease transaction or letters of credit); or

            (f) Insolvency, Voluntary Proceedings. Any Borrower or any Significant Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) become insolvent (as such term may be defined or interpreted under any applicable statute), (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or FIL, any Designated Borrower or any Material Subsidiary shall be dissolved or liquidated in full or in part; or

            (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Borrower or any Significant Subsidiary or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Borrower or any Significant Subsidiary or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

            (h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring Borrowers and/or FIL's Subsidiaries to pay an aggregate amount of $25,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Borrowers and otherwise satisfying the requirements set forth in Subparagraph 5.01(d) to which the insurer does not dispute coverage) shall be rendered against Borrowers and/or FIL's Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of sixty (60) consecutive days;
      (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any of FIL's Subsidiaries and the same shall not be released, stayed, vacated or otherwise dismissed within sixty (60) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably and substantially likely to have a Material Adverse Effect are rendered, issued or levied; or

            (i) Credit Documents. Any Credit Document or any material term thereof shall cease to be, or be asserted by any Borrower or any Guarantor not to be, a legal, valid and binding obligation of any Borrower or any Guarantor enforceable in accordance with its terms; or

            (j) Employee Benefit Plans. Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

            (k) Change of Control.  Any Change of Control shall occur; or

            (l) Material Adverse Effect. Any event(s) or condition(s) which is
      (are) reasonably and substantially likely to have a Material Adverse Effect shall occur or exist.

      6.02. Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Subparagraph 6.01(f) or 6.01(g)), Agent may, with the consent of the Required Lenders, or shall, upon instructions from the Required Lenders, by written notice to Borrowers, (a) terminate the Commitments and the obligations of Lenders to make Loans and to participate in Letters of Credit and of Issuing Bank to issue Letters of Credit, and/or (b) declare all outstanding Obligations payable by Borrowers to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding and (c) direct Borrowers to deliver to Agent funds in an amount equal to the aggregate stated amount of all Letters of Credit. Upon the occurrence or existence of any Event of Default described in Subparagraph 6.01(f) or 6.01(g), immediately and without notice, (1) the Commitments and the obligations of Lenders to make Loans and to participate in Letters of Credit, and of the Issuing Bank to issue Letters of Credit shall automatically terminate and (2) all outstanding Obligations payable by Borrowers hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both.

      6.03. Lender Rate Contract Remedies. Notwithstanding any other provision of this Section VI, each Lender or its Affiliate which has entered into a Lender Rate Contract shall have the right, with prior notice to Agent, but without the approval or consent of Agent or any other Lender, (a) to declare an event of default, termination event or other similar event thereunder which will result in the early termination of such Lender Rate Contract, (b) to determine net termination amounts in accordance with the terms of such Lender Rate Contract and to set-off amounts between Lender Rate Contracts of such Lender, and (c) to prosecute any legal action against any Borrower or any of FIL's Subsidiaries to enforce net amounts owing to such Lender or its Affiliate under such Lender Rate Contracts.

SECTION VII. THE AGENT AND RELATIONS AMONG LENDERS.

      7.01. Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender or have any fiduciary duty to any Lender. Notwithstanding anything to the contrary contained herein Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rule. Neither Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Borrower or any Guarantor contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Borrower or any Guarantor to perform their respective obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders.

      7.02. Reliance by Agent. Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders.

      7.03. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless Agent has received a written notice from a Lender or any Borrower, referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". If Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to Lenders. Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of Lenders.

      7.04. Indemnification. Without limiting the Obligations of Borrowers hereunder, each Lender agrees to indemnify Agent, ratably in accordance with their Proportionate Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Agent's gross negligence or willful misconduct. Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Paragraph 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

      7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of Borrowers and FIL's Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither Agent nor any of its affiliates nor any of their respective directors, officers, employees, agents or advisors shall
(a) be required to keep any Lender informed as to the performance or observance by any Borrower or any Guarantor of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Borrower or any of FIL's Subsidiaries;
(b) have any duty or responsibility to provide any Lender with any credit or other information concerning any Borrower or any of FIL's Subsidiaries which may come into the possession of Agent, except for notices, reports and other documents and information expressly required to be furnished to Lenders by Agent hereunder; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Borrower or any officer, employee or agent of any Borrower in this Agreement or in any of the other Credit Documents,
(ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, or (iii) any failure by any Borrower or any Guarantor to perform its obligations under this Agreement or any other Credit Document.

      7.06. Resignation or Removal of Agent. Agent may resign at any time by giving thirty (30) days prior written notice thereof to Borrowers and Lenders, and Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, which Agent, if not a Lender, shall be reasonably acceptable to Borrowers; provided, however, that Borrowers shall have no right to approve a successor Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, at which point (and not earlier) the retiring Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      7.07. Agent in its Individual Capacity. Agent, Issuing Bank and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of banking or other business with Borrowers and any of FIL's Subsidiaries and affiliates as though Agent was not Agent hereunder and Issuing Bank was not Issuing Bank hereunder . With respect to Loans, if any, made by Agent in its capacity as a Lender and Letters of Credit, if any, issued by Issuing Bank in its capacity as Issuing Bank, Agent and Issuing Bank shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not Agent or Issuing Bank, respectively, and the terms "Lender" and "Lenders" shall include Agent in its capacity as a Lender and Issuing Bank in its capacity as a Lender, respectively.

      7.08. Co-Arrangers, Co-Syndication Agents, Senior Managing Agent and Managing Agents. The Co-Arrangers, the Co-Syndication Agents, the Senior Managing Agent and the Managing Agents do not assume any responsibility or obligation under this Agreement or any of the other Credit Documents or any duties as agents for the Lenders. The title "Co-Arrangers", "Co-Syndication Agents", "Senior Managing Agent" and "Managing Agents" implies no fiduciary responsibility on the part of any Co-Arranger, Co-Syndication Agent, Senior


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
Managing Agent and Managing Agents to any Person, and the use of such title does not impose on any Co-Arranger, Co-Syndication Agent, Senior Managing Agent and Managing Agents any duties or obligations under this Agreement or any of the other Credit Documents.

SECTION VIII. MISCELLANEOUS.

      8.01. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon any Borrower, any Lender, Issuing Bank or Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to any Borrower, Agent or Issuing Bank, at its respective facsimile number or address set forth below or, if to any Lender, at the address or facsimile number specified for such Lender in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective
(a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when delivered by hand, upon delivery; (c) when faxed, upon confirmation of receipt; or (d) by any other means, upon receipt; provided, however, that any notice delivered to Agent or Issuing Bank under Section II shall not be effective until received by Agent or Issuing Bank.

      Agent:            ABN AMRO Bank N.V.
                        Syndications Group
                        55 East 52nd Street, 7th Floor
                        New York, NY 10055
                        U.S.A.
                        Attn:  John Darmanin
                        Tel. No: (212) 409-7390
                        Fax. No: (212) 409-7497

                        With a copy in each case to:

                        ABN AMRO Bank N.V.
                        1 California Street, 2nd Floor
                        San Francisco, CA  94111
                        Attn:  Peter Hsu
                        Tel: (415) 983-2964
                        Fax: (415) 983-2960

                        ABN AMRO Bank N.V.
                        Agency Services
                        208 South LaSalle Street, Suite 1500
                        Chicago, IL  60604-1003
                        Attn:  Joycelyn G. Gay
                        Tel. No: (312) 992-5094
                        Fax. No: (312) 601-3610


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
      Issuing Bank:     Fleet National Bank
                        100 Federal Street, 9th Floor
                        Boston, MA 02110
                        Attn:  Angela Moore
                               MA DE 10009H
                        Telephone:  (617) 434-5059
                        Fax No: (617) 434-1709


      FIL:              Flextronics International Ltd.
                        11 Ubi Road 1 #07-01/02
                        Meiban Industrial Building
                        Singapore 408723
                        Attn:  Chairman
                        Telephone:  + (65) 844-3366
                        Fax No:  + (65) 842-1103

      with copies to:

                        Flextronics International Ltd.
                        2090 Fortune Drive
                        San Jose, CA  95131
                        Attn:  Treasurer
                        Tel. No: (408) 576-7233
                        Fax. No: (408) 526-9215


Each Notice of Borrowing, Notice of Interest Period Selection and LC Application shall be given by the applicable Borrower to Agent, and in the case of an LC Application, to Issuing Bank, to the office of such Person located at the address referred to above during such office's normal business hours; provided, however, that any such notice received by any such Person after 11:00 a.m. (California time) on any Business Day shall be deemed received by such Person on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Borrowers to Agent, Issuing Bank or any Lender to be made by telephone or facsimile, Agent, Issuing Bank or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by Agent or a Lender is such a person.

      8.02. Expenses. Borrowers jointly and severally agree to pay on demand, whether or not any Loan is made or Letter of Credit is issued hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent in connection with the syndication of the Loans, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent and Lenders in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Agent's or Lenders' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving any Borrower or any of FIL's Subsidiaries). As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Agent's and Lenders' in-house legal counsel and staff. The obligations of Borrowers under this Paragraph 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

      8.03. Indemnification. To the fullest extent permitted by law, Borrowers jointly and severally agree to protect, indemnify, defend and hold harmless Agent, Lenders and their Affiliates and their respective directors, officers, employees, agents and advisors ("Indemnitees") from and against any and all liabilities, losses, damages or expenses of any kind or nature (including, with respect to Taxes, only those Taxes that constitute Non-Excluded Taxes) and from any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees,


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
or any of them, arising out of or relating to the Credit Documents or any transaction contemplated thereby, including without limitation any use by any Borrower of any proceeds of the Loans or any Letter of Credit, except to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee. Each request for any indemnity payment by an Indemnitee under this Paragraph 8.03 must be accompanied by a reasonably detailed written explanation identifying the liability, loss, damage or expense regarding which the indemnification is being requested and explaining the basis for such indemnification claim. In addition, if any Lender determines reasonably, in good faith, and in its sole discretion that it has received a refund of, credit or benefit of a deduction resulting from, any Non-Excluded Taxes to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Paragraph 8.03 or Paragraph 2.13, it shall pay the amount of such refund, credit or benefit of such deduction to Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers with respect to the Non-Excluded Taxes giving rise to such refund, credit or deduction), net of all incurred out-of-pocket expenses of such Lender and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund, credit or benefit of such deduction); provided, however, that Borrowers shall, upon the written request of such Lender, agree to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required by force of law to repay such refund, credit or benefit of such deduction to such Governmental Authority. The obligations of Borrowers under this Paragraph 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.

      8.04. Waivers; Amendments. (a) Any term, covenant, agreement or condition of this Agreement or any other Credit Document which relates solely to Facility A may be amended or waived, and any consent under this Agreement or any other Credit Document which relates solely to Facility A may be given, if such amendment, waiver or consent is in writing and is signed by Borrowers and the Required Facility A Lenders (or Agent on behalf of the Required Facility A Lenders with the written approval of the Required Facility A Lenders); (b) any term, covenant, agreement or condition of this Agreement or any other Credit Document which relates solely to Facility B may be amended or waived, and any consent under this Agreement or any other Credit Document which relates solely to Facility B may be given, if such amendment, waiver or consent is in writing and is signed by Borrowers and the Required Facility B Lenders (or Agent on behalf of the Required Facility B Lenders with the written approval of the Required Facility B Lenders); and (c) any term, covenant, agreement or condition of this Agreement or any other Credit Document which does not relate solely to Facility A or Facility B may be amended or waived, and any consent under this Agreement or any other Credit Document which does not relate solely to Facility A or Facility B may be given, if such amendment, waiver or consent is in writing and is signed by Borrowers and the Required Lenders (or Agent on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however that:

            (i) Any amendment, waiver or consent which would (A) increase the Total Facility A Commitment, (B) postpone, delay or extend the Facility A Maturity Date, (C) reduce the principal of or interest on the Facility A Loans or any Letter of Credit, the Facility A Commitment Fees or any other fees or amounts payable for the account of all Facility A Lenders hereunder or postpone, delay or extend the scheduled date for payment of any such principal, interest, fees or amounts with respect to Facility A need not be approved by any Facility B Lender but must be in writing and signed or approved in writing by all Facility A Lenders;

            (ii) Any amendment, waiver or consent which would (A) increase the Total Facility B Commitment, (B) postpone, delay or extend the Facility B Maturity Date, (C) reduce the principal of or interest on the Facility B Loans, the Facility B Commitment Fees or any other fees or amounts payable for the account of all Facility B Lenders hereunder or postpone, delay or extend the scheduled date for payment of any such principal, interest, fees or amounts with respect to Facility B need not be approved by any Facility A Lender but must be in writing and signed or approved in writing by all Facility B Lenders;

            (iii) Any amendment, waiver or consent which would (A) reduce the principal of or interest on the Loans or any fees or other amounts payable for the account of all Lenders hereunder or extend the scheduled date for payment of any such principal, interest, fees or amounts, (B) reduce any fees or other amounts payable for the account of all Lenders hereunder or postpone, delay or extend the scheduled date for payment of any such fees or amounts, (C) amend this Paragraph 8.04, (D) amend the definition of


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
      Currencies or Required Lenders, or (E) release any Guarantor (except for releases as provided in Paragraph 2.15), must be in writing and signed or approved in writing by all Lenders;

            (iv) Any amendment, waiver or consent which would (A) increase or decrease the Facility A Commitment of any Facility A Lender (except for a pro rata decrease in the Facility A Commitments of all Facility A Lenders) or (B) increase or decrease the Facility B Commitment of any Facility B Lender (except for a pro rata decrease in the Facility B Commitments of all Facility B Lenders) must be in writing and signed by such Lender;

            (v) Any amendment, waiver or consent which affects the rights or obligations of the Issuing Bank must be signed by the Issuing Bank; and

            (vi) Any amendment, waiver or consent which affects the rights or obligations of Agent must be in writing and signed by Agent.

No failure or delay by Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

      8.05. Successors and Assigns.

            (a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, all future holders of the Notes and their respective successors and permitted assigns, except that any Borrower may not assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of Agent and each Lender.

            (b) Participations. Any Lender may at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents. In the event of any such sale by a Lender of participating interests, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Subparagraph 8.04(a), Subparagraph 8.04(b), Subparagraph 8.04(c) or Subparagraph 8.04(d) to the extent applicable but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. Borrowers also agree that any Lender which has transferred any participating interest in its Commitments or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Paragraph 2.12, Paragraph 2.13, and Paragraph 2.14, as if such Lender had not made such transfer.

            (c) Assignments. Any Lender may, at any time, sell and assign to any other Lender or any Eligible Assignee (individually, an "Assignee Lender") all or a portion of its rights and obligations under this Agreement and the other Credit Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment and assumption in the form of Exhibit D (an "Assignment and Assumption"), executed by each Assignee Lender and such assignor Lender (an "Assignor Lender") and delivered to Agent for its acceptance and recording in the Register; provided, however, that:

                  (i) Without the written consent of Agent, Issuing Bank and, if no Default has occurred and is continuing, FIL (which consent of Agent, Issuing Bank and FIL shall not be unreasonably withheld), no Lender may make any Assignment of its Commitment or Loans to any

            Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof;

                  (ii) Without the written consent of Agent, Issuing Bank and, if no Default has occurred and is continuing, FIL (which consent of Agent, Issuing Bank and FIL shall not be unreasonably withheld), no Facility A Lender may make any Assignment of its Facility A Commitment and Facility A Loans to any Assignee Lender if, after giving effect to such Assignment, the Facility A Commitment (or, after the termination of the Facility A Commitments, the Facility A Loans) of such Lender or such Assignee Lender would be less than Two Million Five Hundred Thousand Dollars ($2,500,000), except that a Facility A Lender may make an Assignment which reduces its Facility A Commitment (or, after the termination of the Facility A Commitments, its Facility A Loans) to zero without the written consent of FIL and Agent;

                  (iii) Without the written consent of Agent and, if no Default has occurred and is continuing, FIL (which consent of Agent and FIL shall not be unreasonably withheld), no Facility B Lender may make any Assignment of its Facility B Commitment and Facility B Loans to any Assignee Lender if, after giving effect to such Assignment, the Facility B Commitment (or, after the termination of the Facility B Commitments, the Facility B Loans) of such Lender or such Assignee Lender would be less than Two Million Five Hundred Thousand Dollars ($2,500,000), except that a Facility B Lender may make an Assignment which reduces its Facility B Commitment (or, after the termination of the Facility B Commitments, its Facility B Loans) to zero without the written consent of FIL and Agent;

                  (iv) Without the written consent of Agent, Issuing Bank and, if no Default has occurred and is continuing, FIL (which consent of Agent and FIL shall not be unreasonably withheld), no Facility A Lender may make any Assignment of its Facility A Commitment and Facility A Loans which does not assign and delegate an equal pro rata interest in such Facility A Lender's Facility A Commitment, Facility A Loans and all other rights, duties and obligations of such Facility A Lender under this Agreement and the other Credit Documents relating to Facility A;

                  (v) Without the written consent of Agent and, if no Default has occurred and is continuing, FIL (which consent of Agent and FIL shall not be unreasonably withheld), no Facility B Lender may make any Assignment of its Facility B Commitment and Facility B Loans which does not assign and delegate to such Assignee Lender an equal pro rata interest in such Facility B Lender's Facility B Commitment, Facility B Loans and all other rights, duties and obligations of such Facility B Lender under this Agreement and the other Credit Documents relating to Facility B;

                  (vi) Without the written consent of Agent and, if no Default has occurred and is continuing, FIL, no Lender may make any Assignment of its Facility A Commitment and Facility A Loans under this Agreement to any Assignee Lender unless such Lender concurrently assigns and delegates to such Assignee Lender an equal pro rata interest in its "Facility A Commitment" and "Facility A Loans" under the FIUI Credit Agreement; and

                  (vii) Without the written consent of Agent and, if no Default has occurred and is continuing, FIL, no Lender may make any Assignment of its Facility B Commitment and Facility B Loans under this Agreement to any Assignee Lender unless such Lender concurrently assigns and delegates an equal pro rata interest in its "Facility B Commitment" and "Facility B Loans" under the FIUI Credit Agreement.

      Upon such execution, delivery, acceptance and recording of each Assignment and Assumption, from and after the Assignment Effective Date determined pursuant to such Assignment and Assumption, (A) each Assignee Lender thereunder shall be a Lender hereunder with Commitments or Loans as set forth on Attachment 1 to such Assignment and Assumption (under the caption "Commitments or Loans After Assignment") and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with Commitments or Loans as set forth on Attachment 1 to such Assignment and Assumption (under the caption "Commitments or Loans After Assignment"), or, if the Commitments or Loans of the Assignor Lender have been reduced to zero, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment and Assumption shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Commitments or Loans to zero, and the resulting adjustment of Commitments or Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment and Assumption, Borrowers, at their own expense, shall, if requested by Assignee Lenders, execute and deliver to Agent, in exchange for the surrendered Notes, if any, of the Assignor Lender thereunder, new Notes to the order of each Assignee Lender thereunder and, if the Assignor Lender is continuing as a Lender hereunder, new Notes to the order of the Assignor Lender. The Notes surrendered by the Assignor Lender shall be returned by Agent to Borrowers marked "replaced". Each Assignee Lender which becomes a Lender and was not previously such a Lender hereunder shall, prior to becoming such a Lender, deliver such certificates and other evidence as is required by Subparagraph 2.13(b).

            (d) Register. Agent shall maintain at its address referred to in Paragraph 8.01 a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of Lenders and the Commitments or Loans of each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Commitments or Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Registration. Upon its receipt of an Assignment and Assumption executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Subparagraph 8.05(c), by Borrowers, Agent and Issuing Bank) together with payment to Agent by Assignor Lender of a registration and processing fee of $3,000, Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lenders and Borrowers. Agent may, from time to time at its election, prepare and deliver to Lenders and Borrowers a revised Schedule I reflecting the names, addresses and respective Commitments or Loans of all Lenders then parties hereto.

            (f) Confidentiality. Subject to Paragraph 8.12, Agent and Lenders may disclose the Credit Documents and any financial or other information relating to Borrowers or any Subsidiary to each other or to any potential Participant or Assignee Lender.

            (g) Pledges to Federal Reserve Banks. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents.

      8.06. Setoff; Security Interest.

            (a) Setoff. In addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, with prior notice to Agent but without prior notice to or consent of Borrowers, any such notice and consent being expressly waived by Borrowers to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations of any Borrower any amount owing from such Lender to such Borrower. The aforesaid right of set-off may be exercised by such Lender against a Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Borrower or against anyone else claiming through or against such Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            (b) Security Interest. As security for the Obligations, each Borrower hereby grants to Agent and each Lender, for the benefit of all Lenders, a continuing security interest in any and all deposit accounts or moneys of such Borrower now or hereafter maintained with such Lender. Each Lender shall have all of the rights of a secured party with respect to such security interest.

      8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

      8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

      8.09. Jury Trial. EACH OF BORROWERS, LENDERS AND AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT.

      8.10. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

      8.11. Borrowers' Liabilities. All Borrowers are jointly and severally liable for the payment and performance of all other Obligations under this Agreement and the other Credit Documents, and Borrowers also are liable for the payment and performance of all Obligations under this Agreement and the other Credit Documents as provided in the Guaranty.

      8.12. Confidentiality. Neither any Lender nor Agent shall disclose to any Person any information with respect to Borrowers, any Guarantor or any of FIL's Subsidiaries which is furnished pursuant to this Agreement or under the other Credit Documents, except that any Lender or Agent may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to any other Lender or Agent; (c) which is otherwise available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender or Agent; (e) if required in response to any summons or subpoena; (f) in connection with any enforcement by Lenders and Agent of their rights under this Agreement or the other Credit Documents or any litigation among the parties relating to the Credit Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to such Lender or Agent; (h) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant, provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by this Paragraph 8.12; or (i) otherwise with the prior consent of the applicable Borrower; provided, however, that (i) any Lender or Agent served with any summons or subpoena demanding the disclosure of any such information shall use reasonable efforts to notify Borrowers promptly of such summons or subpoena if not prohibited by any Requirement of Law and, if requested by Borrowers and not disadvantageous to such Lender or Agent, to cooperate with Borrowers in obtaining a protective order restricting such disclosure, and (ii) any disclosure made in violation of this Agreement shall not affect the obligations of Borrowers or any Guarantor under this Agreement and the other Credit Documents.

      8.13. Consent to Jurisdiction. Each Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of the State of California and the courts of the United States of America located in the Northern District of California and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts. Final judgment against any Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Subparagraph 8.13 shall affect the right of Agent or any Lender to commence legal proceedings or otherwise sue any Borrower in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any Borrower in any manner authorized by the laws of any such jurisdiction. Each Borrower agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit. Without limiting the foregoing, each Borrower hereby appoints, in the case of any such action or proceeding brought in the courts of or in the State of California, CT Corporation, with offices on the date hereof at 818 West Seventh Street, Los Angeles, California 90017, to receive for it and on its behalf, service of process in the State of California with respect thereto, provided each Borrower may appoint any other person, reasonably acceptable to Agent, with offices in the State of California to replace such agent for service of process upon delivery to Agent of a reasonably acceptable agreement of such new agent agreeing so to act. Each Borrower irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of California to any court of the United States of America; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of such Borrower or to post a bond or to take similar action.

      8.14. Usury. In no event shall any provision of this Agreement or any other Credit Document ever obligate any Borrower to pay or allow any Lender to collect interest on any Loan or any other Obligation of a Borrower hereunder at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "highest lawful rate"), or obligate any Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Loans or any other Obligations, would be held to constitute the payment by a Borrower of interest at a rate greater than the highest lawful rate. This provision shall control over any provision to the contrary. Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the Obligations of a Borrower shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Agreement, any funds are applied to the payment of any part of the principal amount of the Obligations of a Borrower prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the Obligations of such Borrower remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the Obligations of such Borrower, then the Lenders shall refund to such Borrower all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this Agreement or any other Credit Document, no Borrower shall be required to pay any unearned interest on any Obligations or any portion thereof, or be required to pay interest thereon at a rate in excess of the highest lawful rate construed by courts having competent jurisdiction thereof.

      8.15. Hong Kong Branch; Full Recourse Obligations. All Loans to FIL shall be made to FIL at its Hong Kong branch located at Room 908 Dominion Center, 43-59 Queens Road East, Wanchai, Hong Kong and all payments of principal and interest by FIL will be made through its Hong Kong branch, provided, however, that notwithstanding the foregoing, FIL acknowledges that the Obligations hereunder are full recourse to Flextronics International Ltd., a Singapore corporation, and are in no manner limited to any extent to any branch thereof and shall in no manner impair the Agent's or any Lender's ability to collect any Obligation from FIL.

                         [The first signature page follows.]

      IN WITNESS WHEREOF, Borrowers, Agent, Co-Arrangers, Co-Syndication Agents, Senior Managing Agent, Managing Agents and Lenders have caused this Agreement to be executed as of the day and year first above written.


BORROWER:                           FLEXTRONICS INTERNATIONAL LTD.


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


AGENT:                              ABN AMRO BANK N.V.,
                                    As Agent



                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________

CO-ARRANGERS:                       ABN AMRO BANK N.V.,
                                    As a Co-Arranger


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    FLEET NATIONAL BANK,
                                    As a Co-Arranger


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________

CO-SYNDICATION AGENTS:              DEUTSCHE BANC ALEX. BROWN INC.,
                                    As a Co-Syndication Agent


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    BANK OF AMERICA, N.A.,
                                    As a Co-Syndication Agent


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    CITICORP USA, INC.,
                                    As a Co-Syndication Agent


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    FLEET NATIONAL BANK,
                                    As a Co-Syndication Agent


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________

SENIOR MANAGING AGENT:              THE BANK OF NOVA SCOTIA,
                                    As Senior Managing Agent


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


MANAGING AGENTS:                    BNP PARIBAS,
                                    As a Managing Agent


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    CREDIT SUISSE FIRST BOSTON,
                                    As a Managing Agent


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________

ISSUING BANK:                       FLEET NATIONAL BANK,
                                    As Issuing Bank


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________

LENDERS:                            ABN AMRO BANK N.V.,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    AIB INTERNATIONAL FINANCE,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    BANKERS TRUST COMPANY,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    BANK OF AMERICA, N.A.,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________

                                    BEAR STEARNS CORPORATE LENDING INC.,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    BNP PARIBAS,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    CITICORP USA, INC.,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    COMERICA BANK,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________

                                    CREDIT SUISSE FIRST BOSTON,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    DANSKE BANK A/S,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    FLEET NATIONAL BANK,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    FUJI BANK LIMITED (MIZUHO FINANCIAL GROUP),
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    LEHMAN COMMERCIAL PAPER INC.,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    SKANDINAVISKA ENSKILDA BANKEN AB (PUBL),
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________

                                    THE BANK OF NOVA SCOTIA,
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    UNION BANK OF CALIFORNIA, N.A.
                                    As a Lender


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                    By: _______________________________________
                                          Name: _______________________________
                                          Title:_______________________________

                                   SCHEDULE I

                              LENDER'S COMMITMENTS

                                                   FACILITY A               FACILITY B
LENDER                                             COMMITMENT                COMMITMENT                  TOTAL
------                                             ----------                ----------                  -----

ABN AMRO Bank N.V.                             $   30,416,666.67         $   15,208,333.33         $   45,625,000.00

AIB International Finance                      $    5,000,000.00         $    2,500,000.00         $    7,500,000.00

Bankers Trust Company                          $   28,000,000.00         $   14,000,000.00         $   42,000,000.00

Bank of America, N.A.                          $   28,000,000.00         $   14,000,000.00         $   42,000,000.00

Bear Stearns Corporate Lending Inc.            $    8,333,333.33         $    4,166,666.67         $   12,500,000.00

BNP Paribas                                    $   13,500,000.00         $    6,750,000.00         $   20,250,000.00

Citicorp USA, Inc.                             $   28,000,000.00         $   14,000,000.00         $   42,000,000.00

Comerica Bank                                  $    3,333,333.33         $    1,666,666.67         $    5,000,000.00

Credit Suisse First Boston                     $   16,666,666.67         $    8,333,333.33         $   25,000,000.00

Danske Bank A/S                                $    8,333,333.33         $    4,166,666.67         $   12,500,000.00

Fleet National Bank                            $   30,416,666.67         $   15,208,333.33         $   45,625,000.00

Fuji Bank, Limited (Mizuho                     $    8,333,333.33         $    4,166,666.67         $   12,500,000.00
Financial Group)

Goldman Sachs Credit Partners L.P.             $    8,333,333.33         $    4,166,666.67         $   12,500,000.00

Lehman Commercial Paper Inc.                   $    8,333,333.33         $    4,166,666.67         $   12,500,000.00

Skandinaviska Enskilda Banken AB (publ)        $    8,333,333.33         $    4,166,666.67         $   12,500,000.00
                                                                         -----------------         -----------------

The Bank of Nova Scotia                        $    25,000,000.00        $    12,500,000.00        $    37,500,000.00

Union Bank of California, N.A.                 $     8,333,333.33        $     4,166,666.67        $    12,500,000.00
                                               ------------------        ------------------        ------------------

TOTAL                                          $   266,666,666.67        $   133,333,333.33        $   400,000,000

                      PART B - ADDRESSES FOR NOTICES, ETC.

ABN AMRO BANK N.V.

Domestic Lending Office:

      ABN AMRO Bank N.V.
      208 South LaSalle Street Suite 1500
      Chicago, IL  60604

Eurodollar Lending Office:

      ABN AMRO Bank N.V.
      208 South LaSalle Street Suite 1500
      Chicago, IL  60604

Address for Notices:

      ABN AMRO Bank N.V.
      1 California Street, 2nd Floor
      San Francisco, CA 94111
      Attn: Peter Hsu
      Tel. No: (415) 983-2964
      Fax No: (415) 983-2960

      ABN AMRO Bank N.V.
      Agency Services
      208 South LaSalle Street, Suite 1500
      Chicago, IL  60604-1003
      Attn:  Joycelyn G. Gay
      Tel. No: (312) 992-5094
      Fax. No: (312) 601-3610

      With a copy of all documentation to:

      ABN AMRO Bank N.V.
      208 South LaSalle Street, Suite 1500
      Chicago, IL  60604-1003
      Attn:  Nick Blea
      Tel. No: (312) 992-5176
      Fax. No: (312) 992-5111

Wiring Instructions:

      ABN AMRO Bank N.V.
      New York, New York
      ABA:  026009580
      F/O ABN AMRO Bank , N.V., Chicago Branch CPU
      Account No.:  650001178941
      Reference:  Agency Services 00433489 Flextronics Intl. Limited

AIB INTERNATIONAL FINANCE

Domestic and Eurodollar Lending Office:

      AIB International Finance
      International Corporate Banking
      AIB Bankcentre
      Ballsbridge, Dublin 4

Address for Notices of Borrowing and Notices of Interest Period Selection:

      AIB International Finance
      Business Support, AIB Bankcentre
      Ballsbridge, Dublin 4
      Attn:  Ian Finnegan
      Tel. No.:  (353) 1-6412297
      Fax No.:  (353) 1-6603529

Address for all other notices: (Credit Matters)

      AIB International Finance
      AIB International Centre
      IFSC, Dublin 1
      Attn:  Eimear Creaven/Patrick Lynam
      Tel. No.:  (353) 1-6412279
      Fax No.:  (353) 1-6603529


Wiring Instructions:

      Chase Manhattan Bank, New York
      ABA No.:  021000021
      Swift:  CHASUS33
      Account No.:  001-1-907599
      Account Name:  AIB Dublin
      Reference:  Flextronics International Ltd.
      Attn:  Ian Finnegan

BANKERS TRUST COMPANY

Domestic and Eurodollar Lending Office:

      Bankers Trust Company
      31 W. 52nd Street
      New York, NY  10019

Address for Notices of Borrowing and Notices of Interest Period Selection:

      Bankers Trust Company
      90 Hudson Street, 5th Floor
      Jersey City, NJ  07302
      Attn:  Bilal Aman
      Tel. No.:  (201) 593-2173
      Fax No.:  (201) 593-2310

Address for all other notices: (Credit Matters)

      Bankers Trust Company
      31 W. 52nd Street
      New York, NY  10019
      Attn:  Alex Bici
      Tel. No.:  (646) 324-2199
      Fax No.:  (646) 324-7456


Wiring Instructions:

      Bankers Trust Company
      New York, NY
      RT/ABA No.:  021001033
      For further credit to:  Deutsche Bank, AG New York
      Account No.:  99401268
      Reference:  Flextronics International Ltd.
      Attn:  Bilal Aman

BANK OF AMERICA, N.A.

Domestic and Eurodollar Lending Office:

      Bank of America, N.A.
      1850 Gateway Blvd.
      Concord, CA  94520

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term Loan Conversion:

      Bank of America, N.A.
      Mail Code CA4-706-05-11
      1850 Gateway Blvd.
      Concord, CA  94520
      Attn:  Michelle L. Widmer
      Tel. No.:  (925) 675-8204
      Fax No.:  (888) 969-9280

Address for all other notices: (Credit Matters)

      Bank of America, N.A.
      Portfolio Management - Technology 3697
      555 California Street, 12th Floor
      Mail Code CA5-705-12-08
      San Francisco, CA  94104
      Attn:  James P. Johnson, Managing Director
      Tel. No.:  (415) 622-6177
      Fax No.:  (415) 622-4057


Wiring Instructions:

      Bank of America, N.A., Dallas Texas
      ABA No.:  111000012
      For further credit to Account No.:  3750836479
      Reference:  Flextronics International Ltd.
      Attn:  SBW004 Credit Services - Michelle L. Widmer

BEAR STEARNS CORPORATE LENDING INC

Domestic and Eurodollar Lending Office:

      Bear Stearns & Co. Inc.
      245 Park Avenue, 4th Floor
      New York, NY  10167

Address for Notices of Borrowing and Notices of Interest Period Selection:

      Bear Stearns & Co. Inc.
      245 Park Avenue, 4th Floor
      New York, NY  10167
      Attn:  Ms. Gloria Dombrowski
      Tel. No.:  (212) 272-6043
      Fax No.:  (212) 272-4844

Address for all other notices: (Credit Matters)

      Bear Stearns & Co. Inc.
      245 Park Avenue, 4th Floor
      New York, NY  10167
      Attn:  Victor F. Bulzacchelli
      Tel. No.:  (212) 272-3042
      Fax No.:  (212) 272-9184

Copy of documents to:

      Bear Stearns & Co. Inc.
      245 Park Avenue, 4th Floor
      New York, NY  10167
      Attn:  Kevin Cullen
      Tel. No.:  (212) 272-5742
      Fax No.:  (212) 272-9184

Wiring Instructions:

      Citibank, N.A.
      ABA No.:  0210-00089
      Account No.:  0925-3186
      Favor of:  Bear Stearns Securities, Corp.
      Further Credit to Account No.:  096-00220-28
      Reference:  Flextronics International Ltd.
      Attn:  Steve Resnick

BNP PARIBAS

Domestic and Eurodollar Lending Office:

      BNP Paribas
      180 Montgomery Street
      San Francisco, CA 94104

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term Loan Conversion:

      BNP Paribas
      180 Montgomery Street
      San Francisco, CA 94104
      Attn:  Don Hart, Vice President - Treasury
      Tel. No.:  (415) 956-2511
      Fax No.:  (415) 989-9041
      Swift:  BNPAUS6S

Address for all other notices:

      BNP Paribas, Los Angeles Branch
      725 South Figueroa Street, Suite 2090
      Los Angeles, CA 90017
      Attn: Robert Mimaki, Vice President - Corporate Banking High Technology Group
      Tel. No.:  (213) 688-6419
      Fax No.:  (213) 488-9602

With a copy to:

      BNP Paribas
      180 Montgomery Street
      San Francisco, CA 94104
      Attn:  Nancy Mak, Vice President - Loan Operations
      Tel. No.:  (415) 956-0707
      Fax No.:  (415) 956-4230
      Telex:  278900 BNPS UR


Wiring Instructions:

      The Federal Reserve Bank of New York
      ABA No.:  026007689 BNP Paribas
      /BNF/ BNP PARIBAS SAN FRANCISCO
      /ACA/ 14334000176
      For further credit to BNP Paribas Los Angeles
      /RFB/ Principal Payment (or Commitment Fee, Interest Payment, etc.) /OBI/ By order: Flextronics International Ltd.
      Attn:  Jenny Seow

CITICORP USA, INC.

Domestic and Eurodollar Lending Office:

      Citicorp USA, Inc.
      One Sansome Street, 25th Floor
      San Francisco, CA  94104

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term Loan Conversion:

      Citicorp USA, Inc.
      2 Penn's Way, Suite 200
      New Castle, Delaware  19720
      Attn:  Karen Riley
      Tel. No.:  (302) 894-6084
      Fax No.:  (302) 894-6120

Address for all other notices (Credit Matters):

      Citicorp USA, Inc.
      One Sansome Street, 25th Floor
      San Francisco, CA  94104
      Attn:  Avram Spiegel
      Tel. No.:  (415) 627-6358
      Fax No.:  (415) 632-0307


Wiring Instructions:

      Citibank N.A.
      New York, New York
      ABA No.:  021-000-089
      For further credit to:  Technology
      Account No.:  40580062
      Reference:  Flextronics International Ltd.
      Attn:  Karen Riley

COMERICA BANK

Domestic and Eurodollar Lending Office:

      Comerica Bank
      One Detroit Center
      Detroit, Michigan

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term Loan Conversion:

      Comerica Bank
      International Finance Department
      333 W. Santa Clara Street
      San Jose, CA  95113
      Attn:  Christina Hwang
      Tel. No.:  (408) 556-5221
      Fax No.:  (408) 556-5232

Address for all other notices:

      Comerica Bank
      International Finance Department
      333 W. Santa Clara Street
      San Jose, CA  95113
      Attn:  Devin Scattini
      Tel. No.:  (408) 556-5120
      Fax No.:  (408) 556-5232


Wiring Instructions:

      Comerica Bank
      One Detroit Center
      500 Woodward Avenue
      Detroit, Michigan
      RT/ABA No.:  072000096
      Account number: 02-21585-90010
      Reference:  Flextronics International Limited
      Attn:  Ms. Nicole Maguire

CREDIT SUISSE FIRST BOSTON

Domestic and Eurodollar Lending Office:

      Credit Suisse First Boston, Cayman Islands Branch
      Eleven Madison Avenue
      New York, NY  10010

Address for Notices of Borrowing and Notices of Interest Period Selection:

      Credit Suisse First Boston
      Eleven Madison Avenue
      New York, NY  10010
      Attn:  Ed Markowski / Nirmala Durgana
      Tel. No.:  (212) 538-3380 / 3525
      Fax No.:  (212) 538-3477 / 561-8926

Address for all other notices: (Credit Matters)

      Credit Suisse First Boston
      Eleven Madison Avenue
      New York, NY  10010
      Attn:  Robert Hetu / Mark Heron
      Tel. No.:  (212) 325-4542 / 9933
      Fax No.:  (212) 325-8309 / 8319


Wiring Instructions:

      The Bank of New York, New York, NY
      ABA No.:  021000018
      Account No.:  890-0329-262
      Account Name:  CSFB NY Loan Clearing
      Reference:  Flextronics International Ltd.

DANSKE BANK A/S

Domestic and Eurodollar Lending Office:

      Danske Bank A/S, Cayman Islands Branch
      299 Park Avenue, 14th Floor
      New York, NY  10171-1499

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term Loan Conversion:

      Danske Bank A/S
      299 Park Avenue, 14th Floor
      New York, NY  10171-1499
      Attn:  Loan Administration
      Tel. No.:  (212) 984-8462
      Fax No.:  (212) 984-9570

Address for all business/credit matters:

      Danske Bank A/S
      299 Park Avenue, 14th Floor
      New York, NY  10171-1499
      Attn: Michael K. Crawford - Vice President
      Tel. No.:  (212) 984-8455
      Fax No.:  (212) 984-9567

Address for documentation matters:

      Danske Bank A/S
      299 Park Avenue, 14th Floor
      New York, NY  10171-1499
      Attn: George B. Wendell - Vice President
      Tel. No.:  (212) 984-8431
      Fax No.:  (212) 984-9566

Wiring Instructions:

      Danske Bank A/S
      New York, NY  10171
      ABA No.:  026003719 (Danske Bank, New York Branch)
      For:  Loan Administration
      Reference:  Flextronics International Ltd.

FLEET NATIONAL BANK

Domestic and Eurodollar Lending Office:

      Fleet National Bank
      100 Federal Street
      Boston, MA  02110

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term Loan Conversion:

      Fleet National Bank
      100 Federal Street, 9th Floor
      Boston, MA  02110
      Attn:  Angela Moore, Loan Administrator
      Tel. No.:  (617) 434-5059
      Fax No.:  (617) 434-1709

Address for all other notices:

      Fleet National Bank
      435 Tasso Street, Suite 250
      Palo Alto, CA  94301
      Attn:  Lee A. Merkle-Raymond or Gregory Roux
      Tel. No.:  (650) 470-4130/4180
      Fax No.:  (650) 853-1425


Wiring Instructions:

      Fleet National Bank
      Boston, MA
      ABA No.:  011-000-138
      For further credit to:  Credit Services
      Account No.:  1510351-66156
      Reference:  Flextronics International Ltd.

FUJI BANK, LIMITED (MIZUHO FINANCIAL GROUP)

Domestic and Eurodollar Lending Office:

      The Fuji Bank, Limited
      350 South Grand Avenue, Suite 1500
      Los Angeles, CA  90071

Address for Notices of Borrowing and Notices of Interest Period Selection:

      The Fuji Bank, Limited
      95 Christopher Columbus Drive, 16th Floor
      Jersey City, NJ  07302
      Attn:  Teri Smith
      Tel. No.:  (201) 432-1980
      Fax No.:  (201) 432-6805

Address for all other notices: (Credit Matters)

      The Fuji Bank, Limited
      350 South Grand Avenue, Suite 1500
      Los Angeles, CA  90071
      Attn:  Mano Mylvaganam, Vice President
      Tel. No.:  (213) 253-4130
      Fax No.:  (213) 253-4175


Wiring Instructions:

      The Fuji Bank, Limited, New York, NY
      ABA No.:  026009700
      For further credit to:  Loan Admin Dept - LA
      Account No.:  5204-001-515066
      Reference:  Flextronics International Ltd.
      Attn:  Teri Smith

GOLDMAN SACHS CREDIT PARTNERS, L.P.

Domestic and Eurodollar Lending Office:

      Goldman Sachs Credit Partners L.P.
      8 Broad Street - 6th Floor
      New York, NY  10004

Address for Notices of Borrowing and Notices of Interest Period Selection:

      Goldman Sachs Credit Partners L.P.
      8 Broad Street - 6th Floor
      New York, NY  10004
      Attn:  Sandra Stulberger / Erin Smith or Asa Klasson
      Tel. No.:  (212) 902-5977 / 357-9345 or 902-4694
      Fax No.:  (212) 357-4597 / 357-4597

Address for all other notices: (Credit Matters)

      c/o Goldman Sachs & Co.
      8 Broad Street - 6th Floor
      New York, NY  10004
      Attn:  Barbara Aaron / Sally Wenden
      Tel. No.:  (212) 357-3111 / 9735
      Fax No.:  (212) 428-1243


Wiring Instructions:

      Citibank, N.A.
      ABA No.:  021000089
      Account No.:  40717188
      Account Name:  Goldman Sachs Credit Partners
      Reference:  Flextronics International Ltd.
      Attn:  Bank Loan Operations - Sandra Stulberger

LEHMAN COMMERCIAL PAPER INC.

Domestic and Eurodollar Lending Office:

      (Through March 25, 2002)
      Lehman Commercial Paper Inc.
      101 Hudson Street
      Jersey City, NJ  07302

      (Thereafter)
      Lehman Commercial Paper Inc.
      745 7th Street, 16th Floor
      New York, NY  10019

Address for Notices of Borrowing and Notices of Interest Period Selection:

      (Through March 25, 2002)
      Lehman Commercial Paper Inc.
      101 Hudson Street
      Jersey City, NJ  07302
      Attn:  Nancy Wong
      Tel. No.:  (201) 524-2248
      Fax No.:  (201) 524-4298

      (Thereafter)
      Lehman Commercial Paper Inc.
      745 7th Street, 16th Floor
      New York, NY  10019
      Attn:  TBA
      Tel. No.:  TBA
      Fax No.:  TBA

Address for all other notices: (Credit Matters)

      (Through March, 2002)
      c/o Simpson Thacher & Bartlett
      425 Lexington Avenue
      New York, NY  10017
      Attn:  Andrew Keith, Lehman Loan Portfolio Group Room #2533
      Tel. No.:  (212) 455-7569
      Fax No.:  (646) 758-4656

      (Thereafter)
      Lehman Commercial Paper Inc.
      745 7th Street, 23rd Floor
      New York, NY  10019
      Attn:  TBA
      Tel. No.:  TBA
      Fax No.:  TBA

Wiring Instructions:

      Citibank, N.A., New York, NY
      ABA No.:  021000089
      Account No.:  30434133
      Account Name:  LCPI Bank Loans
      Reference:  Flextronics International Ltd.

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

Domestic and Eurodollar Lending Office:

      Skandinaviska Enskilda Banken AB (publ)
      Kungstradgardsgatan 8
      106 40 Stockholm, Sweden

Address for Notices of Borrowing and Notices of Interest Period Selection:

      Skandinaviska Enskilda Banken AB (publ)
      Karlavagen 108
      106 40 Stockholm, Sweden
      Attn:  Christine Pearson / Peter Bergengren
      Tel. No.:  46 8 7638642 / 46 8 7638586
      Fax No.:  46 8 6110384

Address for all other notices: (Credit Matters)

      Skandinaviska Enskilda Banken AB (publ)
      2 Cannon Street
      London EC4M 6XX, United Kingdom
      Attn:  Johan Sonander, Debt Capital Markets
      Tel. No.:  44 20 7246 4177
      Fax No.:  44 20 7236 4178

      With a copy to:

      Skandinaviska Enskilda Banken AB (publ)
      Ostergatan 39
      205 20 Malmo, Sweden
      Attn:  Max Lundberg, SEB Client Relationship Management
      Tel. No.:  (46) 40-6676088
      Fax No.:  (46) 40-305-480


Wiring Instructions:

      Bank of New York, New York, NY
      ABA No.:  021000018
      Account No.:  890 0443871
      Swift Code:  IRVTUS3N
      Reference:  Flextronics International Ltd.

THE BANK OF NOVA SCOTIA

Domestic and Eurodollar Lending Office:

      The Bank of Nova Scotia
      Atlanta Agency
      600 Peachtree Street, N.E., Suite 2700
      Atlanta, GA  30308

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term Loan Conversion:

      The Bank of Nova Scotia
      Atlanta Agency
      600 Peachtree Street, N.E., Suite 2700
      Atlanta, GA  30308
      Attn:  Lily Hsie
      Tel. No.:  (404) 877-1523
      Fax No.:  (404) 888-8998

Address for all other notices:

      The Bank of Nova Scotia
      San Francisco Agency
      580 California Street, Suite 2100
      San Francisco, CA  94104
      Attn:  Christopher Osborn
      Tel. No.:  (415) 986-1100
      Fax No.:  (415) 397-0791


Wiring Instructions:

      The Federal Reserve Bank of New York
      New York, New York
      ABA No.:  026-002-532
      Account Name: The Bank of Nova Scotia, 1 Liberty Plaza, New York, New York 10006
      For further account of: BNS San Francisco Agency Loan Servicing Account Account No.: 0610135
      Reference:  Flextronics International Ltd.

UNION BANK OF CALIFORNIA, N.A.

Domestic and Eurodollar Lending Office:

      Union Bank of California, N.A.
      99 Almaden Boulevard, Suite 200
      San Jose, CA  95113

Address for Notices of Borrowing and Notices of Interest Period Selection:

      Union Bank of California, N.A.
      601 Potrero Grande Drive
      Monterey Park, CA  91754
      Attn:  Shirley Davis, Commercial Loan Service Officer
      Tel. No.:  (323) 7202870
      Fax No.:  (323) 724-6198

Address for all other notices: (Credit Matters)

      Union Bank of California, N.A.
      99 Almaden Boulevard, Suite 200
      San Jose, CA  95113
      Attn:  Sarabelle Hitchner, Vice President
      Tel. No.:  (408) 279-7208
      Fax No.:  (408) 280-7163


Wiring Instructions:

      Union Bank of California, N.A.
      ABA No.:  122000496
      Account No.:  Wire Clearing Account 77070196431
      Reference:  Flextronics International Ltd.
      Attn:  Commercial Loan Operations

                                   SCHEDULE II

                                  PRICING GRID

                                   FACILITY A

                                                    APPLICABLE
                                                      MARGIN        APPLICABLE
                                                        FOR           MARGIN
                                                    LIBOR RATE         FOR
                                                    BORROWINGS      LIBOR RATE
                                                      AND LC        BORROWINGS
                                                     USAGE FEE        AND LC
                                                       WHEN         USAGE FEE
                                                     COMBINED          WHEN
                                    APPLICABLE         TOTAL         COMBINED
      FIL'S                           MARGIN        COMMITMENT        TOTAL
     SENIOR                             FOR          USAGE IS       COMMITMENT     COMMITMENT
      DEBT              PRICING      BASE RATE    [LESS THAN OR        USAGE           FEE
     RATING              LEVEL      BORROWINGS     EQUAL TO] 33%     IS > 33%      PERCENTAGE
----------------------------------------------------------------------------------------------
[GREATER THAN OR
EQUAL TO] BBB / Baa2       1            0%            0.875%          1.000%         0.175%

        BBB- / Baa3        2            0%            1.125%          1.250%         0.225%

         BB+ / Ba1         3            0%            1.250%          1.500%         0.250%

          BB / Ba2         4            0%            1.500%          1.750%         0.400%

[LESS THAN OR
EQUAL TO] BB- / Ba3        5            0%            1.750%          2.250%         0.500%


                                   FACILITY B

                                                    APPLICABLE
                                                      MARGIN        APPLICABLE
                                                        FOR           MARGIN
                                                    LIBOR RATE         FOR
                                                    BORROWINGS      LIBOR RATE
                                                       WHEN         BORROWINGS
                                                     COMBINED          WHEN
                                    APPLICABLE         TOTAL         COMBINED
      FIL'S                           MARGIN        COMMITMENT        TOTAL
     SENIOR                             FOR          USAGE IS       COMMITMENT     COMMITMENT
      DEBT              PRICING      BASE RATE     [LESS THAN OR      USAGE           FEE
     RATING              LEVEL      BORROWINGS     EQUAL TO] 33%     IS > 33%      PERCENTAGE
---------------------------------------------------------------------------------------------
[GREATER THAN OR
EQUAL TO] BBB / Baa2       1            0%            0.875%          1.000%         0.125%

        BBB- / Baa3        2            0%            1.125%          1.250%         0.175%

         BB+ / Ba1         3            0%            1.250%          1.500%         0.200%

          BB / Ba2         4            0%            1.500%          1.750%         0.250%

[LESS THAN OR
EQUAL TO] BB- / Ba3        5            0%            1.750%          2.250%         0.375%

                                   EXPLANATION

The Applicable Margin with respect to the LIBOR Rate Loans, the LC Usage Fee (as applicable) and the Commitment Fee Percentage will be determined based on FIL's Senior Debt Rating assigned by S&P and Moody's as follows:

1. In the event FIL does not have a Senior Debt Rating from either S&P or Moody's, then such rating agency will be deemed for purposes hereof to have established a Senior Debt Rating for FIL below BB- and Ba3, respectively.

2. If the Senior Debt Rating established or deemed to have been established by S&P and Moody's are split within different categories above, then the lower rating shall apply (with Pricing Level 3 being lower than Pricing Level 2).

3. Any change in FIL's Senior Debt Rating shall be effective on the date such change is first announced by the rating agency making such change.

In addition, the Applicable Margin with respect to LIBOR Rate Loans and the LC Usage Fee (as applicable) will change based upon the Total Combined Commitment usage. For example, if the Unused Total Combined Commitment is $450,000,000 (meaning that the Total Combined Commitment usage is $300,000,000 or 40%), the two columns above applicable only when Total Combined Commitment usage is greater than 33% shall apply.

                                  SCHEDULE 3.01

                          INITIAL CONDITIONS PRECEDENT

A.   PRINCIPAL CREDIT DOCUMENTS.

          (1) The Credit Agreement, duly executed by Borrower, each Lender, Agent, each Co-Arranger, each Co-Syndication Agent, the Senior Managing Agent and each Managing Agent;

          (2) Such Notes as Lenders shall request, each duly executed by the applicable Borrower; and

          (3)  The Guaranty, duly executed by each of the following
     Subsidiaries: (a) Flextronics International USA, Inc., (b) Flextronics International Latin America (L), Ltd., (c) Multilayer Technology, Inc., (d) Flextronics USA, Inc., (e) Flextronics Enclosures, Inc., (f) Flextronics Manufacturing Mexico, SA de CV, (g) Flextronics Distribution, Inc., (h) Flextronics International Singapore Pte Ltd., (i) Flextronics International Marketing (L) Ltd., (j) Flextronics Holding USA, Inc., (k) Flextronics Holdings UK Limited and (l) Flextronics Technology (Shah Alam) Sdn Bdh, each with such changes thereto as may be appropriate based on the law of the applicable jurisdictions.

B.   BORROWER AND MATERIAL SUBSIDIARY CORPORATE DOCUMENTS.

          (1) The Certificate of Incorporation (or comparable certificate) of FIL, any Designated Borrower, each Eligible Material Subsidiary and any Subsidiary of FIL executing the Guaranty, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its jurisdiction of incorporation (or, if any such Subsidiary is organized under the laws of any jurisdiction outside the United States, such other evidence as Agent may request to establish that such Person is duly organized and existing under the laws of such jurisdiction), together with an English translation thereof (if appropriate);

          (2) To the extent such jurisdiction has the legal concept of a corporation being in good standing and a Governmental Authority in such jurisdiction issues any evidence of such good standing, a Certificate of Good Standing (or comparable certificate) for FIL, any Designated Borrower, each Eligible Material Subsidiary and any Subsidiary of FIL executing the Guaranty, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its jurisdiction of incorporation (or, if any such Person is organized under the laws of any jurisdiction outside the United States, such other evidence as Agent may request to establish that such Person is duly qualified to do business and in good standing under the laws of such jurisdiction), together with an English translation thereof (if appropriate);

          (3) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of FIL, any Designated Borrower, each Eligible Material Subsidiary and any Subsidiary of FIL executing the Guaranty, dated the Closing Date, certifying (a) that attached thereto is a true and correct copy of the Bylaws of such Subsidiary as in effect on the Closing Date (or, if any such Subsidiary is organized under the laws of any jurisdiction outside the United States, any comparable document provided for in the respective corporate laws of that jurisdiction); (b) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of such Subsidiary (or other comparable enabling action) and continuing in effect, which (i) authorize the execution, delivery and performance by such Person of the Credit Documents to be executed by such Person and the consummation of the transactions contemplated thereby and
     (ii) designate the officers, directors and attorneys authorized so to execute, deliver and perform on behalf of such Person; and (c) that there are no proceedings for the dissolution or liquidation of such Person, together with a certified English translation thereof (if appropriate); and

          (4) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of FIL, any Designated Borrower, each Eligible Material Subsidiary and any Subsidiary of FIL executing the Guaranty, dated the Closing Date, certifying the incumbency, signatures and authority of the officers,


                                     3.01-1
     directors and attorneys of such Person authorized to execute, deliver and perform the Credit Documents to be executed by such Person, together with a certified English translation thereof (if appropriate).

C.   FINANCIAL STATEMENTS, FINANCIAL CONDITION, ETC.

          (1) A copy of the audited consolidated and consolidating Financial Statements of FIL and its Subsidiaries for the fiscal year ended March 31, 2001, audited by Arthur Andersen LLP, together with a copy of the unqualified opinion delivered by such accountants in connection with such Financial Statements;

          (2) A copy of the unaudited Financial Statements of FIL and its Subsidiaries for the fiscal quarter ended December 31, 2001 and for the fiscal year to such date (prepared on a consolidated and consolidating basis), certified by the chief financial officer, treasurer, controller or principal accounting officer of FIL to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

          (3) A copy of the 10-K report filed by FIL with the Securities and Exchange Commission for the fiscal year ended March 31, 2001;

          (4) A copy of the 10-Q report filed by FIL with the Securities and Exchange Commission for the quarter ended December 31, 2001;

          (5) The consolidated plan and forecast of FIL and its Subsidiaries for the fiscal year to end March 31, 2003 (reflecting among other events the anticipated Borrowings under this Agreement), including quarterly cash flow projections and quarterly projections of FIL's compliance with each of the covenants set forth in Paragraph 5.03 of this Agreement; and

          (6) Such other financial, business and other information regarding Borrowers or any of FIL's Subsidiaries as Agent or any Lender may reasonably request, including information as to possible contingent liabilities, tax matters, environmental matters and obligations for employee benefits and compensation.

D. OPINIONS. Favorable written opinions from each of the following counsel for Borrowers, Guarantors and FIL's Subsidiaries, each dated the Closing Date, addressed to Agent for the benefit of Agent and Lenders, covering such legal matters as Agent may reasonably request and otherwise in form and substance satisfactory to Agent:

          (1)  Fenwick & West, counsel for FIL and its Subsidiaries;

          (2) Paul, Chong & Nathan, Malaysian counsel for FIL and Flextronics Technology (Shah Alam) Sdn Bdh;

          (3) Mayer, Brown, Rowe & Maw, English counsel for FIL and its Subsidiaries;

          (4)  Foo, Teo & Associates, Labuan counsel for FIL and its
     Subsidiaries;

          (5) Cuesta Campos Y Asociados, S.C., Mexican counsel for FIL and its Subsidiaries; and

          (6)  Allen & Gledhill, Singapore counsel for FIL and its Subsidiaries.

E.   OTHER ITEMS.

          (1) A duly completed and timely delivered Notice of Borrowing for the applicable Borrowing;



                                     3.01-2

          (2) An organization chart for FIL and its Subsidiaries, setting forth the relationship among such Persons;

          (3) Copy of Subordinated Indenture, certified to be true and complete by the Treasurer of FIL;

          (4) Evidence that the Obligations of Borrowers under this Agreement and the other Credit Documents constitute "Designated Senior Debt" under the Subordinated Indenture;

          (5) Evidence that (a) the amounts owing to the lenders and agent under the Existing FIL Credit Agreement on the Closing Date have been repaid in full and/or converted into Loans under this Agreement and (b) the commitments of the lenders and agent under the Existing FIL Credit Agreement are terminated and of no further force and effect;

          (6) A certificate of the Chief Financial Officer of FIL, addressed to Agent and dated the Closing Date, certifying that:

               (a)  The representations and warranties set forth in Paragraph
          4.01 and in the other Credit Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date); and

               (b)  No Default has occurred and is continuing as of such date;

          (7) All fees and expenses payable to Agent and Lenders on or prior to the Closing Date (including all fees payable to Agent pursuant to the Agent's Fee Letter);

          (8) All fees and expenses of Agent's counsels through the Closing Date; and

          (9) Such other evidence as Agent or any Lender may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Credit Documents.










                                     3.01-3

                                SCHEDULE 4.01(o)

                                  SUBSIDIARIES

                          [TO BE PROVIDED BY BORROWERS]







                                    4.01(o)-1

                                SCHEDULE 5.02(a)
                          EXISTING SECURED INDEBTEDNESS

                          [TO BE PROVIDED BY BORROWERS]










                                    5.02(a)-1

                                SCHEDULE 5.02(e)

                              EXISTING INVESTMENTS

                          [TO BE PROVIDED BY BORROWERS]









                                    5.02(e)-1

                                    EXHIBIT A

                               NOTICE OF BORROWING

                                     [Date]

ABN AMRO Bank N.V.
  as Agent
[__________]
Attn: [_________]

      1. Reference is made to that certain Credit Agreement, dated as of March 8, 2002 (the "Credit Agreement"), among Flextronics International Ltd. ("FIL"), each of the Subsidiaries of FIL designated as borrower from time to time, as approved by all of Lenders and Guarantors (collectively, "Designated Borrowers"), the financial institutions listed in Schedule I to the Credit Agreement (the "Lenders") and ABN AMRO Bank N.V., as agent for the Lenders (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

      2. Pursuant to Paragraph 2.02 of the Credit Agreement, the undersigned Borrower hereby irrevocably requests a Borrowing to be made upon the following terms:

            (a)   The requested Borrowing is to be under Facility [__];

            (b) The currency and principal amount of such Borrowing are to be __________;

            (c)   Such Borrowing is to consist of [Base Rate] [LIBOR] Loans;

            (d) If such Borrowing is to consist of LIBOR Loans, the initial Interest Period for such Borrowing is to be __________ month[s];

            (e)   The date of such Borrowing is to be __________, ____; and

            (f)   The Applicable Payment Office is located at __________________
      ___________.

      3. The undersigned Borrower hereby certifies to Lenders and Agent that, on the date of this Notice of Borrowing and after giving effect to the requested
Borrowing:

            (a) The representations and warranties of Borrowers and FIL's Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date); and

            (b)   No Default has occurred and is continuing.

      4.    Please disburse the proceeds of the requested Borrowing to__________
________________________________________________________________________________
_____________________________________.

         IN WITNESS WHEREOF, the undersigned Borrower has executed this Notice of Borrowing on the date set forth above.

                                     [________________________________]


                                     By:_______________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                    EXHIBIT B

                                  FORM OF NOTE



______________, ________                                       February __, 2002



         FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby promises to pay to the order of ____________________, a ____________________ ("Lender"), the
aggregate outstanding principal balance of all Loans made by Lender to Borrower pursuant to the Credit Agreement referred to below (as amended from time to time, the "Credit Agreement"), on or before the Facility [A][B] Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

         Borrower shall make all payments hereunder, for the account of Lender's Applicable Lending Offices, to Agent as indicated in the Credit Agreement, in the lawful currencies required by the Credit Agreement and in same day or immediately available funds.

         Borrower hereby authorizes Lender to record on the schedule(s) annexed to this note the date, currency and amount of each Loan, the Facility pursuant to which made, and the date and amount of each payment or prepayment of principal made by Borrower and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that the failure of Lender to make any such notation shall not affect Borrower's obligations hereunder.

         This note is one of the Notes referred to in the Credit Agreement, dated as of March 8, 2002, among Borrower and the other borrowers from time to time parties thereto, Lender and the other lenders from time to time parties thereto (collectively, the "Lenders") and ABN AMRO, as agent for the Lenders. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

         The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Paragraph 8.05 thereof.

         Borrower shall pay all reasonable fees and expenses, including reasonable attorneys' fees, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. Borrower hereby waives notice of presentment, demand, protest or notice of any other kind. This note shall be governed by and construed in accordance with the laws of the State of California.

                                              [_____________]


                                              By:____________________________
                                                 Name: ______________________
                                                 Title: _____________________

                         LOANS AND PAYMENTS OF PRINCIPAL

                       Loans                              Payments
          -------------------------------   ------------------------------------
                                                          Amount of
                     Amount of                         Principal Paid
  Date    Currency     Loan      Facility   Currency     or Prepaid     Facility

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT C

                                FORM OF GUARANTY

         THIS GUARANTY, dated as of March 8, 2002, is executed by each of the undersigned (each such entity and each entity which hereafter executes and delivers a Subsidiary Joinder in substantially the form of Attachment 1 hereto to be referred to herein as a "Guarantor"), in favor of ABN AMRO BANK N.V., acting as agent (in such capacity, and each successor thereto in such capacity, "Agent") for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, "Lenders").


                                    RECITALS

         A. Pursuant to a Credit Agreement dated as of March 8, 2002 (as amended from time to time, the "Credit Agreement"), among Flextronics International Ltd. ("FIL"), each of the Subsidiaries of FIL designated as borrower from time to time as approved by all Lenders and Guarantors (collectively, "Designated Borrowers"), Lenders and Agent, Lenders have agreed to extend certain credit facilities to FIL and Designated Borrowers (together, "Borrowers") upon the terms and subject to the conditions set forth therein. Each Guarantor (other than FIL) is a Subsidiary of FIL and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

         B. Lenders' obligations to extend the credit facilities to Borrowers under the Credit Agreement are subject, among other conditions, to receipt by Agent of (1) this Guaranty, duly executed by each existing Eligible Material Subsidiary, and (2) Subsidiary Joinders, duly executed by each future Eligible Material Subsidiary.



                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby agrees with Agent, for the ratable benefit of the Lenders and Agent, as follows:

         1. DEFINITIONS AND INTERPRETATION.

                  (a) Definitions. When used in this Guaranty, the following terms shall have the following respective meanings:

                           "Agent" shall have the meaning given to that term in
                  the introductory paragraph hereof.

                           "Aggregate Guaranty Payments" shall mean, with
                  respect to any Guarantor at any time, the aggregate net amount of all payments made by such Guarantor under this Guaranty (including, without limitation, under Paragraph 5 hereof) at or prior to such time.

                           "Borrowers" shall have the meaning given to that term
                  in the Recital A hereof.

                           "Credit Agreement" shall have the meaning given to
                  that term in the Recital A hereof.

                           "Debtor Relief Proceeding" shall mean any suit,
                  action, case or other proceeding commenced by, against or for any Borrower or its property seeking the dissolution, liquidation, reorganization, rearrangement or other relief of such Borrower or its debts under any applicable bankruptcy, insolvency or debtor relief law or other similar Governmental Rule now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official for such Borrower or any substantial part of its property or any general assignment by any Borrower for the benefit of its creditors, whether or not any such suit, action, case or other proceeding is voluntary or involuntary.

                           "Disallowed Post-Commencement Interest and Expenses"
                  shall mean interest computed at the rate provided in the Credit Agreement and claims for reimbursement, costs, expenses or indemnities under the terms of any of the Credit Documents accruing or claimed at any time after the commencement of any Debtor Relief Proceeding, if the claim for such interest, reimbursement, costs, expenses or indemnities is not allowable, allowed or enforceable against Borrowers in such Debtor Relief Proceeding.

                           "Fair Share" shall mean, with respect to any
                  Guarantor at any time, an amount equal to (i) a fraction, the numerator which is the Maximum Guaranty Amount of such Guarantor and the denominator of which is the aggregate Maximum Guaranty Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid by all Funding Guarantors under this Guaranty at or prior to such time.

                           "FMM Process Agent" shall have the meaning given to
                  that term in Subparagraph 6(l)(iii) hereof.

                           "Fair Share Shortfall" shall mean, with respect to
                  any Guarantor at any time, the amount, if any, by which the Fair Share of such Guarantor at such time exceeds the Aggregate Guaranty Payments of such Guarantor at such time.

                           "FIL" shall have the meaning given to that term in
                  the Recital A hereof.

                           "Funding Guarantor" shall have the meaning given to
                  that term in Paragraph 5 hereof.

                           "Guaranteed Obligations" shall mean and include, with
                  respect to any Guarantor, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by any Borrower (other than such Guarantor in its capacity as a Borrower if such Guarantor is a Borrower) to Agent or any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money) individual or joint and several, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Credit Documents, including all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to any Borrower or payable by any Borrower thereunder.

                           "Guarantor" shall have the meaning given to that term
                  in the introductory paragraph hereof.

                           "Lenders" shall have the meaning given to that term
                  in the introductory paragraph hereof.

                           "Maximum Guaranty Amount" shall mean, with respect to
                  any Guarantor at any time, (i) the full amount of the Guaranteed Obligations at such time or (ii) if any court of competent jurisdiction determines in any action to enforce this Guaranty that enforcement against such Guarantor for the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of any comparable law of any state or other jurisdiction, then the maximum amount lawful and not subject to such avoidance.

                           "Mexican Guarantor" shall mean Flextronics
                  Manufacturing Mex, S.A. de C.V. and its successors or assigns.

                           "Subordinated Obligations" shall have the meaning
                  given to that term in Paragraph 4 hereof.

                           "Subsidiary Joinder" shall mean an instrument
                  substantially in the form of Attachment 1 hereto.

         Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement.

                  (b) Other Interpretive Provisions. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Guaranty, apply to this Guaranty and are hereby incorporated by reference. Each Guarantor acknowledges receipt of copies of the Credit Agreement and the other Credit Documents.

         2. GUARANTY.

                  (a) Payment Guaranty. Each Guarantor unconditionally guarantees and promises to pay and perform as and when due, whether at stated maturity, upon acceleration or otherwise, any and all of the Guaranteed Obligations. If any Debtor Relief Proceeding relating to any Borrower is commenced, each Guarantor further unconditionally guarantees and promises to pay and perform, upon the demand of Agent, any and all of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses) in accordance with the terms of the Credit Documents, whether or not such obligations are then due and payable by any Guarantor and whether or not such obligations are modified, reduced or discharged in such Debtor Relief Proceeding. This Guaranty is a guaranty of payment and not of collection.

                  (b) Continuing Guaranty. This Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all obligations of Lenders to extend credit to all Borrowers have terminated and all of the Guaranteed Obligations have been fully paid. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from Agent or any Lender, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

                  (c) Joint, Several and Independent Obligations. The liability of each Guarantor hereunder is joint and several and is independent of the Guaranteed Obligations. A separate action or actions may be brought and prosecuted against each Guarantor for the full amount of the Guaranteed Obligations irrespective of whether action is brought against any Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations or whether any Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations is joined in any such action or actions.

                  (d) Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty, any court of competent jurisdiction determines that enforcement against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of any comparable law of any state or other jurisdiction, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to such avoidance.

                  (e) Termination. Notwithstanding any termination of this Guaranty in accordance with Paragraph 3 hereof, this Guaranty shall continue to be in full force and effect and applicable to any Guaranteed Obligations arising thereafter which arise because prior payments of Guaranteed Obligations are rescinded or otherwise required to be surrendered by Agent or any Lender after receipt.

         3. AUTHORIZATIONS, WAIVERS, ETC.

                  (a) Authorizations. Each Guarantor authorizes Agent and Lenders, in their discretion, without notice to such Guarantor, irrespective of any change in the financial condition of any Borrower, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations since the date hereof, and without affecting or impairing in any way the liability of such Guarantor hereunder, from time to time to:

                           (i) Create new Guaranteed Obligations and renew,
                  compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise amend or modify the Credit Documents or change the terms of the Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest thereon;

                           (ii) Take and hold security for the payment or
                  performance of the Guaranteed Obligations and exchange, enforce, waive or release any such security; apply such security and direct the order or manner of sale thereof; and purchase such security at public or private sale;

                           (iii) Otherwise exercise any right or remedy they may
                  have against any Borrower, such Guarantor, any other Guarantor, any other guarantor of the Guaranteed Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

                           (iv) Settle, compromise with, release or substitute
                  any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and

                           (v) Assign the Guaranteed Obligations, this Guaranty
                  or the other Credit Documents in whole or in part to the extent provided in the Credit Agreement and the other Credit Documents.

                  (b) Waivers. Each Guarantor hereby waives:

                           (i) Any right to require Agent or any Lender to (A)
                  proceed against any Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, (B) proceed against or exhaust any security received from any Borrower, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or otherwise marshal the assets of any Borrower, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or (C) pursue any other remedy in Agent's or any Lender's power whatsoever;

                           (ii) Any defense arising by reason of the application
                  by any Borrower of the proceeds of any borrowing;

                           (iii) Any defense resulting from the absence,
                  impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against any Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any security, whether resulting from an election by Agent or any Lender to foreclose upon security by nonjudicial sale, or otherwise;

                           (iv) Any setoff or counterclaim of any Borrower or
                  any defense which results from any disability or other defense of any Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of any Borrower (including, without limitation, the lack of validity or enforceability of any of the Credit Documents);

                           (v) Any defense based upon any law, rule or
                  regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

                           (vi) Until all obligations of Agent or any Lender to
                  extend credit to all Borrowers have terminated and all of the Guaranteed Obligations have been fully paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which Agent, Lenders or any other Person now has or may hereafter have against any Borrower on account of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by Agent, any Lender or any other Person on account of the Guaranteed Obligations;

                           (vii) All presentments, demands for performance,
                  notices of non-performance, notices delivered under the Credit Documents, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations and notices of any public or private foreclosure sale;

                           (viii) The benefit of any statute of limitations to
                  the extent permitted by law;

                           (ix) Any appraisement, valuation, stay, extension,
                  moratorium redemption or similar law or similar rights for marshalling;

                           (x) Any right to be informed by Agent or any Lender
                  of the financial condition of any Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

                           (xi) Until all obligations of Agent or any Lender to
                  extend credit to any Borrower have terminated and all of the Guaranteed Obligations have been fully paid, any right to revoke this Guaranty;

                           (xii) Any defense arising from an election for the
                  application of Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Guaranteed Obligations;

                           (xiii) Any defense based upon any borrowing or grant
                  of a security interest under Section 364 of the United States Bankruptcy Code; and

                           (xiv) Any right it may have to a fair value hearing
                  to determine the size of a deficiency judgment following any foreclosure on any security for the Guaranteed Obligations.

         Without limiting the scope of any of the foregoing provisions of this Paragraph 3, each Guarantor hereby further waives (A) all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against any Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise, (B) all rights and defenses such Guarantor may have by reason of protection afforded to any Borrower with respect to the Guaranteed Obligations pursuant to the antideficiency or other laws of California limiting or discharging the Guaranteed Obligations, including, without limitation, Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure, and (C) all other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, Section 2899 or Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code.

                  (c) The Mexican Guarantor hereby expressly agrees that any rights or privileges that it might have under the laws of Mexico shall not be applicable to this Guaranty, including, but not limited to, any benefit of "orden," "excusion," "division," "quita," "novacion," "prorroga," "espera" or "modificacion," provided in Articles 2813, 2814, 2816, 2817, 2818, 2820, 2821, 2822, 2823, 2827, 2836, 2840, 2842,
         2844, 2845, 2846, 2847, 2848, and 2849 of the Civil Code of the Federal District of Mexico and the corresponding articles of the Civil Codes in all States of the United Mexican States ("Mexico"), which are not reproduced herein by express declaration that the contents of such articles are known to the Mexican Guarantor.

                  (d) Financial Condition of Borrowers, Etc. Each Guarantor is fully aware of the financial condition and affairs of each Borrower. Each Guarantor has executed this Guaranty without reliance upon any representation, warranty, statement or information concerning any Borrower furnished to such Guarantor by Agent or any Lender and has, independently and without reliance on Agent or any Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of each Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Each Guarantor is in a position to obtain, and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of each Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations and will, independently and without reliance upon Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Guaranty.

         4. SUBORDINATION. Each Guarantor hereby subordinates any and all debts, liabilities and obligations owed to such Guarantor by each Borrower (the "Subordinated Obligations") to the Guaranteed Obligations as provided in this Paragraph 4.

                  (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any Debtor Relief Proceeding relating to any Borrower), each Guarantor may receive regularly scheduled payments from any Borrower on account of Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any Debtor Relief Proceeding relating to any Borrower), however, unless Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) Prior Payment of Guaranteed Obligations. In any Debtor Relief Proceeding relating to any Borrower, each Guarantor agrees that Agent and Lenders shall be entitled to receive payment of all Guaranteed Obligations (including any and all Disallowed
         Post-Commencement Interest and Expenses) before such Guarantor receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any Debtor Relief Proceeding relating to any Borrower), each Guarantor shall, if Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for Agent and Lenders and deliver such payments to Agent on account of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                  (d) Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any Debtor Relief Proceeding relating to any Borrower), Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to Agent for application to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses).

         5. CONTRIBUTION AMONG GUARANTORS. Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by any Guarantor under this Guaranty. Accordingly, if any payment is made by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor's Fair Share Shortfall, so that all such contributions shall cause each Guarantor's Aggregate Guaranty Payments to equal its Fair Share. The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among Guarantors set forth in this Paragraph 5 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty or the amount of the Guaranteed Obligations.

         6. MISCELLANEOUS.

                  (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon any Guarantor or Agent under this Guaranty or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to Agent, at its facsimile number or address set forth below, or, if to any Guarantor, at its facsimile number or address set forth below its signature below or in the respective Subsidiary Joinder for such Guarantor (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (i) when sent by any overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

                  Agent:  ABN AMRO Bank N.V.
                          Syndications Group
                          55 East 52nd Street, 7th Floor
                          New York, NY  10055
                          U.S.A.
                          Attn:  John Darmanin
                          Tel. No: (212) 409-7390
                          Fax. No: (212) 409-7497

                          With copies to:
                          ABN AMRO Bank N.V.
                          101 California Street, Suite 4550
                          San Francisco, CA  94111-5812
                          U.S.A.
                          Attn:  Mathew Harvey
                          Tel No: (415) 984-3733
                          Fax No: (415) 362-3524

                  (b) Payments.

                           (i) Each Guarantor shall make all payments of the
                  Guaranteed Obligations to Agent, or its order, at the office of Agent and at the times specified in the Credit Documents for the payment of such Guaranteed Obligations. Each Guarantor shall make all other payments hereunder at such office as Agent may designate. Each payment shall be made in same day or immediately available funds not later than 11:00 a.m.(local time of the office of Agent at which such payment is to be made) on the date due.

                           (ii) Each Guarantor shall make all payments of the
                  Guaranteed Obligations hereunder in the currency in which such Guaranteed Obligations are required to be paid by any Borrower pursuant to the Credit Documents and shall make all other payments hereunder in Dollars; provided, however, that, if Agent shall request a Guarantor to pay any amount hereunder which would otherwise be payable in another currency in the lawful currency of the United States, such Guarantor shall pay to Agent the Dollar Equivalent of such amount.

                           (iii) If any sum due from any Guarantor under this
                  Guaranty or any other Credit Document to which such Guarantor is a party or any order, judgment or award given or rendered in relation hereto or thereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or thereunder into another currency (the "second currency") for the purpose of (A) making or filing a claim or proof against such Guarantor with any Governmental Authority,
                  (B) obtaining an order or judgment in any court or other tribunal or (C) enforcing any order or judgment given or made in relation hereto, such Guarantor shall, to the fullest extent permitted by law, indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (1) the rate of exchange used for such purpose to convert the amounts in question from the first currency into the second currency and (2) the rate or rates of exchange at which such Person may, using reasonable efforts in the ordinary course of business, purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of each Guarantor distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such obligations.

                           (iv) If any amounts required to be paid by any
                  Guarantor under this Guaranty or any order, judgment or award given or rendered in relation hereto remain unpaid after such amounts are due, such Guarantor shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to:

                                    (1) In the case of amounts payable in
                           Dollars, the Base Rate plus two percent (2.00%), such rate to change from time to time as the Base Rate shall change.

                                    (2) In the case of amounts payable in any
                           other currency, the Overnight Rate for such currency plus three percent (3.0%), such rate to change from time to time as the Overnight Rate shall change.

                  (c) Expenses. Each Guarantor shall pay on demand (i) all reasonable and documented fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Guaranty and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable and documented fees and expenses, including reasonable attorneys' fees and expenses, incurred by Agent and Lenders in connection with the enforcement or attempted enforcement of this Guaranty or any of the Guaranteed Obligations or in preserving any of Agent's or Lenders' rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Credit Documents or the Guaranteed Obligations or any bankruptcy or similar proceeding involving Guarantor, any other Guarantor, any Borrower, or any of their affiliates).

                  (d) Waivers; Amendments. This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by each Guarantor and Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Agent's or any Lender's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

                  (e) Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of Agent, Lenders, Guarantors and their respective successors and assigns; provided, however, that no Guarantor may assign or transfer any of its rights and obligations under this Guaranty without the prior written consent of Agent and Lenders, and, provided, further, that Agent or any Lender may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Credit Agreement. All references in this Guaranty to any Person shall be deemed to include all permitted successors and assigns of such Person.

                  (f) Cumulative Rights, etc. The rights, powers and remedies of Agent and Lenders under this Guaranty shall be in addition to all rights, powers and remedies given to Agent and Lenders by virtue of any applicable law, rule or regulation of any Governmental Authority, the Credit Agreement, any other Credit Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Agent's or any Lender's rights hereunder. Each Guarantor waives any right to require Agent or any Lender to proceed against any Person or to pursue any remedy in Agent's or such Lender's power.

                  (g) Setoff; Security Interest.

                           (i) In addition to any rights and remedies of Lenders
                  provided by law, each Lender shall have the right, with prior notice to Agent but without prior notice to or consent of any Guarantor, any such notice and consent being expressly waived by each Guarantor to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the obligations of each Guarantor any amount owing from such Lender to such Guarantor. The aforesaid right of set-off may be exercised by such Lender against a Guarantor or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Guarantor or against anyone else claiming through or against such Guarantor or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the applicable Guarantor after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                           (ii) As security for the obligations of each
                  Guarantor hereunder, each Guarantor hereby grants to Agent and each Lender, for the benefit of all Lenders, a continuing security interest in any and all deposit accounts or moneys of such Guarantor now or hereafter maintained with such Lender. Each Lender shall have all of the rights of a secured party with respect to such security interest.

                  (h) Payments Free of Taxes. All payments made by each Guarantor under this Guaranty shall be made free and clear of, and without deduction or withholding for or on account of, all present and future Non-Excluded Taxes. If any Non-Excluded Taxes are required to be withheld from any amounts payable to Agent or any Lender hereunder, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Guaranty or the other Credit Documents, as applicable. If under the laws of the applicable jurisdiction, a payment by a Guarantor pursuant to this Subparagraph 6(h) to Agent or any Lender may be made without deduction or withholding of any Taxes (or with reduced deduction or withholding of any Taxes), the Agent and such Lender (as applicable) shall, upon written request by the applicable Guarantor, use reasonable efforts to file with the appropriate tax authorities and deliver to Guarantor such certificates and other evidence requested by Guarantor establishing Agent's or Lender's entitlement to such eliminated or reduced withholding. Whenever any Non-Excluded Taxes are payable by any Guarantor, as promptly as possible thereafter, such Guarantor shall send to Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Guarantor showing payment thereof. If Guarantors fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to Agent the required receipts or other required documentary evidence, Guarantors shall indemnify Agent and Lenders for any taxes (including interest or penalties) that may become payable by Agent or any Lender as a result of any such failure. The obligations of Guarantors under this Subparagraph 6(h) shall survive the payment and performance of the Guaranteed Obligations and the termination of this Guaranty. Nothing contained in this Subparagraph 6(h) shall require Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

                  (i) Partial Invalidity. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

                  (j) Jury Trial. EACH OF GUARANTORS, LENDERS AND AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

                  (k) Counterparts. This Guaranty may be executed in any number of identical counterparts, any set of which signed by all the Guarantors shall be deemed to constitute a complete, executed original for all purposes.

                  (l) Governing Law, Consent to Jurisdiction, Etc.

                           (i) This Guaranty shall be governed by and construed
                  in accordance with the laws of the State of California, except for the purposes of any suit or legal action brought in Mexico in which case it shall be governed by the laws of Mexico.

                           (ii) Each Guarantor irrevocably submits to the
                  non-exclusive jurisdiction of the courts of the State of California and the courts of the United States of America located in the Northern District of California and, in respect of the Mexican Guarantor, the Mexican Guarantor and the Agent, on behalf of Lenders, also irrevocably submit to the jurisdictions of the courts of the Federal District of Mexico, Mexico, and agrees that any legal action, suit or proceeding arising out of or relating to this Guaranty or any of the other Credit Documents may be brought against such party in any such courts. Final judgment against a Guarantor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Subparagraph 6(l) shall affect the right of Agent or any Lender to commence legal proceedings or otherwise sue any Guarantor in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any Guarantor in any manner authorized by the laws of any such jurisdiction. Subject to and except as otherwise provided in paragraph (iii) below in respect of the Mexican Guarantor, each Guarantor agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit. Without limiting the foregoing, each Guarantor hereby appoints, in the case of any such action or proceeding brought in the courts of or in the State of California, CT Corporation, with offices on the date hereof at 818 West Seventh Street, Los Angeles, California 90017, to receive for it and on its behalf, service of process in the State of California with respect thereto, provided each Guarantor may appoint any other person, reasonably acceptable to Agent, with offices in the State of California to replace such agent for service of process upon delivery to Agent of a reasonably acceptable agreement of such new agent agreeing so to act. Each Guarantor irrevocably waives to the fullest extent permitted by applicable law (A) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (B) any claim that any such action, suit or proceeding has been brought in an inconvenient forum;
                  (C) its right of removal of any matter commenced by any other party in the courts of the State of California to any court of the United States of America; (D) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (E) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of any Guarantor or to post a bond or to take similar action.

                           (iii) The Mexican Guarantor hereby irrevocably
                  appoints CT Corporation, Los Angeles Agency, (the "FMM Process Agent"), with an office on the date hereof in 818 West Seventh Street, Los Angeles, California 90017, in the case of any action, suit or proceeding arising out of or relating to this Guaranty or any of the other Credit Documents brought in the courts of or in the State of California, as its agent to receive for it and on its behalf service of process in the State of California with respect thereto. Such service may be made by mailing or delivering a copy of such process to the Mexican Guarantor in care of the FMM Process Agent at the FMM Process Agent's above address, and the Guarantor hereby irrevocably authorizes and directs the FMM Process Agent to accept such service on its behalf; provided, that for any notice or service of process to be effective under Mexican law, such notice or service of process shall be deemed to have been given or made when delivered either (i) personally, return receipt requested, (ii) by courier delivery or certified mail, return receipt requested, or (iii) by facsimile followed by personal or courier delivery, return receipt requested. The Mexican Guarantor agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. For purposes of perfecting the appointment of the FMM Process Agent under the applicable laws of Mexico, the Mexican Guarantor agrees to execute and deliver the power of attorney attached hereto as Attachment 2, formalized before a notary public in Mexico and duly recorded at the Public Registry of Commerce (Registro Publico de Comercio) of the corporate domicile of the Mexican Guarantor, and to execute and deliver any and all other documents (including Mexican notarial deeds) as may be required by the Agent in its sole discretion.

                       [The first signature page follows.]

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed as of the day and year first above written.

                                FLEXTRONICS INTERNATIONAL USA INC.


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                2090 Fortune Drive
                                San Jose, California 95131
                                U.S.A.
                                Attn: Treasurer
                                Telephone: (408) 576-7233
                                Facsimile: (408) 526-9215


                                FLEXTRONICS HOLDING USA, INC.


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                2090 Fortune Drive
                                San Jose, California 95131
                                U.S.A.
                                Attn: Treasurer
                                Telephone: (408) 576-7233
                                Facsimile: (408) 526-9215


                                FLEXTRONICS INTERNATIONAL LATIN AMERICA (L) LTD.


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                Level 10, Wisma Oceanic
                                Jalan OKK Awang Besar
                                Labuan, F.T.
                                Malaysia
                                Attn: Bernard Liew Jin Yang
                                Telephone: 65 876 9371
                                Facsimile: 65 543 1888

                                FLEX INTERNATIONAL MARKETING (L) LTD.


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                Level 10, Wisma Oceanic
                                Jalan OKK Awang Besar
                                Labuan, F.T.
                                Malaysia
                                Attn: Bernard Liew Jin Yang
                                Telephone: 65 876 9371
                                Facsimile: 65 543 1888

                                FLEXTRONICS MANUFACTURING MEX, S.A. DE C.V.


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                Carretara Base Aerea Militar 5850
                                Zappopan, Jalisco 4500
                                Mexico
                                Attn: Tom Mannion
                                Telephone: (5233) 3818-9261
                                Facsimile: (5233) 3818-9524


                                FLEXTRONICS SINGAPORE PTE LTD.


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                36 Robinson Road
                                #18-01 City House
                                Singapore  068877
                                Attn: Bernard Liew Jin Yang
                                Telephone: 65 876 9371
                                Facsimile: 65 543 1888

                                FLEXTRONICS HOLDINGS UK LIMITED


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                50 Stratton Street
                                London  W1X 6NX
                                England
                                Attn:
                                       ------------------------
                                Telephone:  (   )    -
                                             ---  --- ----
                                Facsimile:  (   )    -
                                             ---  --- ----


                                MULTILAYER TECHNOLOGY, INC.


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                40 Parker Road
                                Irvine, CA  92618
                                Attn: Timothy L. Stewart
                                Telephone: (408) 576-7000
                                Facsimile: (408) 428-1341


                                FLEXTRONICS USA, INC.


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                6328 Monarch Park Place
                                Niwot, CO  80503
                                Attn: Timothy L. Stewart
                                Telephone: (408) 576-7000
                                Facsimile: (408) 428-1341

                                FLEXTRONICS ENCLOSURES, INC.


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                1901 S. Meyers Road, Suite 700
                                Oak Brook Terrace, IL  60181
                                Attn: Timothy L. Stewart
                                Telephone: (408) 576-7000
                                Facsimile: (408) 428-1341

                                FLEXTRONICS DISTRIBUTION, INC.


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                2241 Lundy Avenue
                                San Jose, CA  95131
                                Attn: Timothy L. Stewart
                                Telephone: (408) 576-7000
                                Facsimile: (408) 428-1341

                                FLEXTRONICS TECHNOLOGY (SHAH ALAM) SDN BDH,


                                By:
                                    --------------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                Address:
                                No. 2 Jalan Astaka, U8/84
                                Seksyen U*
                                40150 Shal Alam, Selangor, Malaysia
                                Attn: Bernard Liew Jin Yang
                                Telephone: 65 876 9371
                                Facsimile: 65 543 1888

                                  ATTACHMENT 1
                               SUBSIDIARY JOINDER

                  THIS SUBSIDIARY JOINDER (this "Agreement"), dated as of ____________, ____, is executed by [NEW ELIGIBLE MATERIAL SUBSIDIARY], a
_________ [corporation] [partnership] [etc.] ("New Subsidiary") in favor of ABN AMRO BANK N.V., acting as agent (in such capacity, and each successor thereto in such capacity, "Agent") for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the "Lenders").

                                    RECITALS

                  A. Pursuant to a Credit Agreement dated as of March 8, 2002 (as amended from time to time, the "Credit Agreement"), among Flextronics International Ltd. ("FIL"), each of the Subsidiaries of FIL designated as borrowers from time to time as approved by all Lenders and Guarantors (collectively, "Designated Borrowers"), Lenders and Agent, Lenders have agreed to extend certain credit facilities to FIL and Designated Borrowers (collectively, "Borrowers") upon the terms and subject to the conditions set forth therein.

                  B. Lenders' obligations to extend the credit facilities to Borrowers under the Credit Agreement are subject, among other conditions, to receipt by Agent of (1) a Guaranty, dated as of March 8, 2002, duly executed by each existing Eligible Material Subsidiary and any other Subsidiary designated as a Guarantor from time to time, and (2) Subsidiary Joinders, duly executed by each future Eligible Material Subsidiary.

                  C. New Subsidiary is a new Eligible Material Subsidiary and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, New Subsidiary hereby agrees with Agent, for the ratable benefit of the Lenders and Agent, as follows:

                  1. DEFINITIONS AND INTERPRETATION. Unless otherwise defined herein, all capitalized terms used herein and defined in the Guaranty shall have the respective meanings given to those terms in the Guaranty. New Subsidiary acknowledges receipt of copies of the Guaranty, the Credit Agreement and the other Credit Documents.

                  2. REPRESENTATIONS AND WARRANTIES. On and as of the date of this Agreement (the "Effective Date") and for the ratable benefit of the Agent and Lenders, New Subsidiary hereby makes each of the representations and warranties made by each Guarantor in the Guaranty.

                  3. AGREEMENT TO BE BOUND. New Subsidiary agrees that, on and as of the Effective Date, it shall become a Guarantor under the Guaranty and shall be bound by all the provisions of the Guaranty to the same extent as if New Subsidiary had executed the Guaranty on the Closing Date.

                  4. WAIVER. Without limiting the generality of the waivers in the Guaranty, New Subsidiary specifically agrees to be bound by the Guaranty and waives any right to notice of acceptance of its execution of this Agreement and of its agreement to be bound by the Guaranty.

                  5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.


                                     C(1)-1

                  IN WITNESS WHEREOF, New Subsidiary has caused this Agreement to be executed by its duly authorized officer.

                                        [NEW SUBSIDIARY]


                                        By:
                                            ------------------------------------
                                              Name:
                                                     ---------------------------
                                              Title:
                                                     ---------------------------

                                        Address:
                                        [                               ]
                                         -------------------------------
                                        [                               ]
                                         -------------------------------
                                        [                               ]
                                         -------------------------------
                                        Attn: [                        ]
                                               ------------------------
                                        Telephone: [(   )    -    ]
                                                     ---  --- ----
                                        Facsimile: [(   )    -    ]
                                                     ---  --- ----


                                     C(1)-2

                                  ATTACHMENT 2

                                                    To be executed and delivered
                                            by the Guarantor in the presence of,
                                                         and to be certified by,
                                                         a Mexican Notary Public


FORM OF SPECIAL IRREVOCABLE POWER OF ATTORNEY

                  [__________________], S.A. DE C.V. (the "Grantor"), a sociedad anonima de capital variable duly incorporated and validly existing under the laws of the United Mexican States ("Mexico"), hereby grants an irrevocable power of attorney for litigation and collections in favor of [____________________] (the "Attorney-In-Fact"), in terms of the first paragraph of article 2554 of the Civil Code for the Federal District of Mexico and the corresponding articles of the Civil Codes of all States of Mexico. This power of attorney is limited in its scope but is as broad as necessary and may be exercised in any jurisdiction, so that the Attorney-In-Fact, in the name and on behalf of the Grantor, receives any and all notices and service of process of any nature in connection with any suits, actions, proceedings and judgments of all kinds, including, without limitation, judicial, administrative or arbitration proceedings in any way relating to the Guaranty Agreement (the "Guaranty Agreement") dated [___________], 2000 entered into by and among the Grantor, the other Guarantors, the Lenders party thereto and ABN AMRO Bank N.V. as agent. The Grantor hereby appoints as its domicile to receive any notices relating thereto, [_______________] United States of America, or any other domicile of the Attorney-In-Fact notified to the Grantor. This Power of Attorney is granted in satisfaction of a condition set forth in the Guaranty Agreement, and it is therefore irrevocable, in accordance with article 2596 of the Civil Code for the Federal District of Mexico and the corresponding Articles of the Civil Code of all States of Mexico.


                                     C(2)-1

                                  ATTACHMENT 2

                                                    To be executed and delivered
                                            by the Guarantor in the presence of,
                                                         and to be certified by,
                                                         a Mexican Notary Public


FORM SPECIAL IRREVOCABLE POWER OF ATTORNEY

"NUMERO_______________________________
LIBRO_________________________________
FOLIO_________________________________

                  En la Ciudad de [_________] a los [____________] dias de mes de [___________] de mil novecientos noventa y nueve, yo, el Licenciado [__________________________], titular de la Notaria numero [____________] del
[_______________], hago constar el PODER ESPECIAL IRREVOCABLE, que se consigna al tenor de la siguiente:

                                 CLAUSULA UNICA


Por medio del presente instrumento, la sociedad denominada [__________________], SOCIEDAD ANONIMA DE CAPITAL VARIABLE (la "Otorgante"), representada como ha quedado dicho, otorga en favor de la sociedad denominada [_______________], un poder especial irrevocable para pleitos y cobranzas, en los terminos de primer parrafo del Articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y correlativos de los Estados de la Republica, que es limitado en cuanto a su objeto, pero tan amplio como sea necesario, para ser ejercido en cualquier jurisdiccion y a efecto de que, en nombre y representacion de la Otorgante, reciba toda clase de notificaciones y emplazamientos de cualquier naturaleza en relacion con cualquier demanda, accion, procedimiento o juicio, incluyendo sin limitacion alguna procedimientos judiciales, administrativos o arbitrales, derivados del Contrato de Garantia (Guaranty Agreement; el "Contrato de Garantia") de fecha [___] de [_______] de 2000, celebrado entre la Otorgante, las acreditantes (Lenders) ahi descritas y ABN AMRO Bank N.V. como agente administrativo. La Otorgante senala como domicilio convencional para recibir cualesquiera de las notificaciones o emplazamientos antes citados el ubicado en [___________________________], Estados Unidos de America, o cualquier otro domicilio que en el futuro designe [__________________________]. El presente poder es irrevocable, en virtud de que se otorga en cumplimiento de una condicion prevista en el Contrato de Garantia en terminos del Articule 2596 del Codigo Civil para el Distrito Federal y correlativos de los Estados de la Republica.


                                   5.02(e)-1

                                    EXHIBIT D

                              ASSIGNMENT AGREEMENT


                                   5.02(e)-1

                                    EXHIBIT D

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Assignment Effective Date set forth below and is entered into by and between [Insert name of Assignor Lender] (the "Assignor Lender") and [Insert name of Assignee Lender] (the "Assignee Lender"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee Lender. The Standard Terms and Conditions set forth in Attachment 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor Lender hereby irrevocably sells and assigns to the Assignee Lender, and the Assignee Lender hereby irrevocably purchases and assumes from the Assignor Lender, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Agent as contemplated below (i) all of the Assignor Lender's rights and obligations in its capacity as a Lender under the Credit Agreement and the other Credit Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor Lender under the respective facilities identified below (including without limitation any Letters of Credit or Guaranties included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Credit Document or the Loans and other transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor Lender and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor Lender.

1.       Assignor Lender:  ______________________________

2.       Assignee Lender:  ________________________________

3.       Borrower:                  [Flextronics International Limited]

4.       Agent:                     ABN AMRO Bank N.V., as agent under the
                                    Credit Agreement

5.       Credit Agreement:          The Credit Agreement dated as of March 8,
                                    2002 among Borrower, each of the financial institutions from time to time listed in
                                    Schedule I thereto, Agent and Fleet National
                                    Bank, as co-lead arrangers, Deutsche Banc
                                    Alex. Brown Inc., Bank of America, N.A.,
                                    Citicorp USA, Inc. and Fleet National Bank, as co-syndication agents, The Bank of Nova
                                    Scotia, as senior managing agent, BNP
                                    Paribas and Credit Suisse First Boston, as managing agents and Fleet National Bank as the issuer of letters of credit.

6.        Assigned Interest:        See Attachment 2.

[7.      Assignment Effective Date: ______________](1)

Assignment Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]


________
(1) To be completed if the Assignor Lender and the Assignee Lender intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                     ASSIGNOR LENDER

                                     [NAME OF ASSIGNOR]

                                     By:______________________________
                                        Title:


                                     ASSIGNEE LENDER

                                     [NAME OF ASSIGNEE]

                                     By:______________________________

                                        Title:

[Consented to and](2) Accepted:

[NAME OF AGENT], as Agent

By_________________________________
  Title:



[Consented to:](3)

[NAME OF RELEVANT PARTY]

By________________________________
  Title:


___________________
(2) To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

(3) To be added only if the consent of the Borrower and/or other parties (e.g., Issuing Bank) is required by the terms of the Credit Agreement.

                                  ATTACHMENT 1

                          TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

         1.  Representations and Warranties.

         1.1 Assignor Lender. The Assignor Lender (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien, or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or any Obligation or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective Obligations under any Credit Document.

         1.2. Assignee Lender. The Assignee Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee Lender under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if it is a lender not organized under the laws of the United States, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.13(b) of the Credit Agreement, duly completed and executed by the Assignee Lender; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

         2. Payments. From and after the Assignment Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor Lender for amounts which have accrued to but excluding the Assignment Effective Date and to the Assignee Lender for amounts which have accrued from and after the Assignment Effective Date.(4)

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in

-------------------
(4) The Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate: "From and after the Assignment Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee Lender whether such amounts have accrued prior to, on or after the Assignment Effective Date. The Assignor Lender and the Assignee Lender shall make all appropriate adjustments in payments by the Agent for periods prior to the Assignment Effective Date or with respect to the making of this assignment directly between themselves."

any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.

                                  ATTACHMENT 2

                          TO ASSIGNMENT AND ASSUMPTION

                                     PART A

                                       Commitments or Loans                                 Commitments or Loans
                                            Assigned                                          After Assignment
                           -----------------------------------------              -----------------------------------------
                                                        Facility B                                             Facility B
                             Facility A                 Commitment/                Facility A                 Commitment/
                             Commitment                    Loan                    Commitment                     Loan
                           -------------               -------------              -------------               -------------
 Assignor Lender:

  --------------           $------------               $------------              $------------               $------------

Assignee Lenders:

  --------------           $------------               $------------              $------------               $------------

  --------------           $------------               $------------              $------------               $------------

  --------------           $------------               $------------              $------------               $------------

  --------------           $------------               $------------              $------------               $------------


                                     D(1)-1

                                     PART B

[ASSIGNEE LENDER]

Domestic Lending Office:

         [------------------------],
         [------------------------],
         [------------------------],

Eurodollar Lending Office:

         [------------------------],
         [------------------------],
         [------------------------],

Address for Notices:


Wiring Instructions:


                                     D(2)-1